UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BANKRATE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

August 15, 2017

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Bankrate, Inc., which we will hold at our offices at 9430 Research Boulevard in Austin, Texas, on September 13, 2017, at 8:30 a.m. local time.

At the special meeting, our stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger that we entered into on July 2, 2017, which we refer to as the “merger agreement,” providing for the acquisition of Bankrate, Inc. by Red Ventures Holdco, LP in a transaction that we refer to as the “merger.” If the merger agreement is adopted and the merger is completed, each share of our common stock (other than certain shares specified in the merger agreement) will be converted into the right to receive $14.00 per share in cash, without interest and subject to required withholding taxes, representing a premium of approximately 31% over the average closing share price of our common stock for the three-month period ended June 30, 2017.

The Bankrate board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other matters to be considered at the special meeting.

The enclosed proxy statement describes the merger agreement, the merger and related matters, and attaches a copy of the merger agreement. We urge stockholders to read the entire proxy statement carefully, as it sets forth the details of the merger agreement and other important information related to the merger.

Your vote is very important. The merger cannot be completed unless a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. If you fail to vote in person or by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

On behalf of the entire board of directors, I want to thank you for your continued support.

Sincerely,

Kenneth S. Esterow

President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 15, 2017 and is first being mailed to stockholders on or about August 15, 2017.

BANKRATE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	September 13, 2017

Time:	8:30 a.m. local time

Place:	9430 Research Boulevard Building 4, Suite 400 Austin, Texas 78759

Record Date:	August 14, 2017

Meeting Agenda:

To consider and vote upon the following proposals:

1.	to adopt the Agreement and Plan of Merger, dated as of July 2, 2017 (as it may be amended from time to time, referred to in this proxy statement as the “merger agreement”), by and among Bankrate, Inc., a Delaware corporation (referred to in this proxy statement as the “Company”), Red Ventures Holdco, LP, a North Carolina limited partnership (referred to in this proxy statement as “Red Ventures”), and Baton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures (referred to in this proxy statement as “Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (referred to in this proxy statement as the “merger”);

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

3.	to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Please vote your shares. We encourage stockholders to vote promptly. If you fail to vote, the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement.	If you are a stockholder of record, you may vote in the following ways:
	By Telephone	By Internet	By Mail	In Person
	In the U.S. or Canada you can vote by calling 1-800-690-6903.	You can vote online at www.proxyvote.com. You will need the 12-digit control number on the proxy card.	You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.

You can vote in person at the special meeting. Please refer to the section of this proxy statement entitled “The Special Meeting —Date, Time and Place of the Special Meeting” for further information regarding attending the special meeting.

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

The Bankrate board of directors has unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Bankrate board of directors unanimously recommends that the stockholders of Bankrate vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and (3) “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the Bankrate board of directors.

Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the special meeting and is a condition to the completion of the merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the approval of the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, each requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but approval of these two proposals is not a condition to the completion of the merger. If you fail to vote in person or by proxy, or fail to instruct your broker, bank or other nominee on how to vote, the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Only holders of record of Bankrate common stock as of the close of business on August 14, 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

Before voting your shares, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Georgeson LLC, toll-free at (800) 261-1052.

By order of the Board of Directors,

James R. Gilmartin

Senior Vice President, General Counsel and

Corporate Secretary

New York, New York

August 15, 2017

-i-

-ii-

-iii-

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

The Companies (page 23)

Bankrate, Inc.

Bankrate, Inc., referred to as “Bankrate,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Bankrate (NYSE: RATE) is a leading online publisher, aggregator and distributor of personal finance content. The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories, including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement and taxes. Bankrate’s flagship sites CreditCards.com, Bankrate.com and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. Bankrate also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com, The Points Guy, Interest.com, Quizzle.com and Walla.by. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including MSN, Realtor.com, MarketWatch and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as Yahoo! and Tribune News Service.

Additional information about Bankrate is contained in its public filings, which are incorporated by reference herein. See the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — Bankrate, Inc.”

Red Ventures Holdco, LP

Red Ventures Holdco, LP, referred to as “Red Ventures,” is a leading digital consumer choice platform based in Fort Mill, South Carolina. Through deeply integrated brand partnerships and consumer-facing assets, Red Ventures connects online customers with products and services across high-growth industries including home services, financial services and healthcare. Founded in 2000, Red Ventures has more than 2,700 employees in offices across the Carolinas, Seattle, Washington and Sao Paulo, Brazil. See the section of this proxy statement entitled “The Companies — Red Ventures Holdco, LP.”

Baton Merger Corp.

Baton Merger Corp., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures that will function as the merger subsidiary in the merger. Merger Sub was formed solely for the purpose of acquiring us and it has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Red Ventures’ acquisition of Bankrate. Upon completion of the merger, Merger Sub will merge with and into Bankrate and will cease to exist. See the section of this proxy statement entitled “The Companies — Baton Merger Corp.”

The Special Meeting (page 24)

Date, Time and Place of the Special Meeting

The special meeting of stockholders of Bankrate (referred to in this proxy statement as the “special meeting”) will be held at the Company’s offices at 9430 Research Boulevard, Building 4, Suite 400, Austin, Texas 78759, on September 13, 2017, at 8:30 a.m. local time.

Purposes of the Special Meeting

At the special meeting, Bankrate stockholders will be asked to consider and vote on the following proposals:

•	to adopt the Agreement and Plan of Merger, dated as of July 2, 2017, by and among the Company, Red Ventures and Merger Sub, which, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement”;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers”; and

•	to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. See the sections of this proxy statement entitled “The Special Meeting” and “The Merger Agreement.”

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Record Date, Notice and Quorum

The holders of record of Bankrate common stock as of the close of business on August 14, 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, 89,694,479 shares of Company common stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the merger, Bankrate stockholders holding a majority of the shares of Company common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Approval of each of (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 4,162,704 shares of Company common stock, or approximately 4.6% of the outstanding shares of Company common stock entitled to vote at the special meeting.

Proxies; Revocation

Any Bankrate stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card, or by attending the special meeting and voting in person. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary at Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019, or by attending the special meeting and voting in person.

The Merger (page 29)

You will be asked to consider and vote upon the proposal to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (referred to in this proxy statement as the “effective time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger (referred to in this proxy statement as the “surviving corporation”). In the merger, each share of common stock, par value $0.01 per share, of the Company (referred to in this proxy statement as the “common stock,” the “Company common stock” or the “Bankrate common stock”) issued and outstanding immediately before the effective time (other than certain shares specified in the merger agreement) will be converted into the right to receive $14.00 per share in cash (referred to in this proxy statement as the “merger consideration”), without interest and subject to required withholding taxes. Upon completion of the merger, the Company will be a wholly owned subsidiary of Red Ventures, the Company common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.

Treatment of Company Equity Awards (page 61)

Stock Options. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any option to acquire shares of common stock (referred to in this proxy statement as a “Company stock option”), each Company stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, multiplied by (2) the total number of shares subject to such Company stock option. Any Company stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled for no consideration.

Restricted Stock Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any award in respect of a share of common stock subject to vesting, repurchase or other lapse restriction (referred to in this proxy statement as a “Company restricted stock award”), each Company restricted stock award that is outstanding immediately prior to the effective time will, as of the effective time, either (1) become fully vested, in the case of any Company restricted stock award that vests solely based on continued service, or (2) become vested to the extent provided for in the award agreement applicable to such Company restricted stock award, in the case of any Company restricted stock award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company restricted stock award. For purposes of clause (2) above, the determination of actual performance and the number of shares underlying the Company restricted stock award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Restricted Stock Unit Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any restricted stock unit award in respect of a share of common stock (referred to in this proxy statement as a “Company RSU award”), each Company RSU award that is outstanding immediately prior to the effective time will, as of the effective time, either (1) become fully vested, in the case of any Company RSU award that vests solely based on continued service, or (2) become vested to the extent provided for in the award agreement applicable to such Company RSU award, in the case of any Company RSU award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company RSU award. For purposes of clause (2) above, the determination of actual performance and the number of shares underlying the Company RSU award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Conditions to Completion of the Merger (page 76)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the adoption of the merger agreement by a majority of the outstanding shares of Bankrate common stock entitled to vote thereon (referred to in this proxy statement as the “company stockholder approval”);

•	the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act; and

•	no law or order having been enacted, issued, promulgated, enforced or entered by a court or other governmental entity of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the completion of the merger.

The respective obligations of Red Ventures and Merger Sub to complete the merger are subject to the satisfaction or waiver by Red Ventures at or prior to the effective time of the following additional conditions:

•	the accuracy of the representations and warranties of the Company as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “company material adverse effect” or other qualification provided in the merger agreement;

•	the performance by the Company in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•	the absence of a company material adverse effect after the date of the merger agreement; and

•	the receipt by Red Ventures of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

•	the accuracy of the representations and warranties of Red Ventures and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “parent material adverse effect” or other qualification provided in the merger agreement;

•	the performance by each of Red Ventures and Merger Sub in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•	the receipt by the Company of a certificate signed by an executive officer of Red Ventures, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

No party may rely, either as a basis for not completing the merger or any of the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of a condition set forth in the merger agreement to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the closing to occur as required by the merger agreement.

Recommendation of the Bankrate Board of Directors (page 36)

After careful consideration, the Bankrate board of directors unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Bankrate board of directors unanimously recommends that Bankrate stockholders vote “FOR” the proposal to adopt the merger agreement at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Reasons for the Merger (page 36)

For a description of the reasons considered by the Bankrate board of directors in resolving to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Bankrate Board of Directors.”

Opinion of Bankrate’s Financial Advisor (page 43)

In connection with the merger, at the meeting of the Bankrate board of directors on July 2, 2017, J.P. Morgan Securities LLC (referred to in this proxy statement as “J.P. Morgan”) rendered its oral opinion to the Bankrate board of directors, confirmed by delivery of a written opinion, dated July 2, 2017, that as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated July 2, 2017, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Bankrate board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the consideration to be paid in the merger and did not address any other aspect of the merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter.

For further information, see the section of this proxy statement entitled “The Merger — Opinion of Bankrate’s Financial Advisor” and the full text of the written opinion of J.P. Morgan attached as Annex B to this proxy statement.

Interests of the Company’s Directors and Executive Officers in the Merger (page 50)

In considering the recommendation of the Bankrate board of directors that Bankrate stockholders vote in favor of the adoption of the merger agreement, Bankrate stockholders should be aware that the directors and executive officers of Bankrate have potential interests in the merger that may be different from or in addition to the interests of Bankrate stockholders generally. The Bankrate board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Bankrate stockholders vote in favor of the adoption of the merger agreement. These interests include the following:

•	Effective as of the effective time, each Company stock option, Company restricted stock award and Company RSU award that is outstanding immediately prior to the effective time, including those held by our directors and executive officers, will (unless otherwise agreed by the holder thereof and Red Ventures) automatically become fully vested and non-forfeitable, and all such awards will be cashed out as specified in the merger agreement.

•	The Company’s executive officers are parties to employment agreements or retention letter agreements that provide for severance benefits in the event of certain qualifying terminations of employment in connection with a change in control such as the merger.

•	The merger agreement provides that the Company will pay prorated annual bonuses in respect of the year in which the closing occurs to eligible employees, including executive officers, upon completion of the merger.

•	The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

For a more complete description of these interests, see “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting Agreement (page 54)

On July 2, 2017, Ben Holding S.à r.l., a stockholder of the Company, entered into a voting agreement with Red Ventures, pursuant to which Ben Holding S.à r.l. agreed, among other things, to vote the shares of Company common stock over which it has voting power in favor of the adoption of the merger agreement and the transactions contemplated thereby. As of August 14, 2017, the record date for the special meeting, Ben Holding S.à r.l. owned 37,703,694 shares, or approximately 42.0% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The aggregate number of shares covered by the voting obligations set forth in the voting agreement will automatically be reduced (on a pro rata basis with each other stockholder of the Company who executes a similar voting agreement with Red Ventures in connection with the merger agreement and the transactions contemplated thereby, if any) to the extent necessary in order that the aggregate number of shares subject to the voting agreement, together with all other shares of Company common stock subject to such other voting agreements, if any, represents no more than 39.9% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The voting agreement also contains certain restrictions on the transfer of shares of common stock by Ben Holding S.à r.l. See the section of this proxy statement entitled “The Merger — Voting Agreement.”

Financing (page 50)

In connection with the execution of the merger agreement, Red Ventures entered into a commitment letter, dated July 2, 2017 (referred to in this proxy statement as the “debt commitment letter”), with Bank of America, N.A. (referred to in this proxy statement as “Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC (referred to in this proxy statement as “Barclays”), Citigroup Global Markets Inc. (referred to in this proxy statement as “Citi”), Credit Suisse AG, Cayman Islands Branch (referred to in this proxy statement as “CS”), Credit Suisse Securities (USA) LLC, Fifth Third Bank (referred to in this proxy statement as “Fifth Third”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (referred to in this proxy statement as “MUFG”), PNC Bank, National Association (referred to in this proxy statement as “PNC Bank”) and PNC Capital Markets LLC (collectively referred to in this proxy statement as the “commitment parties”), pursuant to which each of Bank of America, Barclays, Citi, CS, Fifth Third, MUFG and PNC Bank committed, upon certain terms and subject to certain conditions, to lend Red Ventures $2.4 billion in connection with the financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby and the refinancing of certain debt by Red Ventures.

We have agreed to use our reasonable best efforts to provide, and to use our reasonable best efforts to cause our subsidiaries and our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Red Ventures in connection with Red Ventures’ efforts to arrange the financing contemplated by the debt commitment letter. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Material U.S. Federal Income Tax Consequences of the Merger (page 54)

The receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “The Merger —  Material U.S. Federal Income Tax Consequences of the Merger.”

Regulatory Approvals (page 56)

HSR Clearance. Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (referred to in this proxy statement as the “Antitrust Division”) and the United States Federal Trade Commission (referred to in this proxy statement as the “FTC”) and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Red Ventures have filed their respective Notification and Report Forms with the Antitrust Division and the FTC.

Commitments to Obtain Approvals. Bankrate and Red Ventures are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating to obtain antitrust approvals. This includes, if required by regulatory authorities, (1) agreeing to sell, divest or dispose of any assets or businesses of Red Ventures, Bankrate or their respective subsidiaries and (2) taking or agreeing to take other actions that after the closing date limit Red Ventures’ or its subsidiaries’ freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Red Ventures or its subsidiaries. However, Bankrate need only take such actions if they are binding on Bankrate only in the event that the closing of the merger occurs. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

Appraisal Rights (page 87)

Under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the “DGCL”), Bankrate stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section  262 of the DGCL that is attached to this proxy statement as Annex C.

Litigation Related to the Merger (page 56)

As of the date of this proxy statement, two putative securities class action lawsuits related to the proposed merger have been filed by purported stockholders of Bankrate. These lawsuits, captioned Garcia v. Bankrate,

Inc., et al. (Case No. 1:17-cv-05844) and Berg v. Bankrate, Inc., et al. (Case No. 1:17-cv-05877), were filed in the United States District Court for the Southern District of New York on August 1, 2017 and August 2, 2017, respectively. The lawsuits name as defendants Bankrate, the members of the Bankrate board of directors, and, in the case of the Berg action, Red Ventures and Merger Sub. The complaints filed in the lawsuits allege, among other things, that the individual defendants caused Bankrate to file a materially incomplete and misleading proxy statement relating to the proposed merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The Berg complaint seeks, among other relief, to enjoin the defendants from proceeding with or consummating the proposed merger or, in the event that the proposed merger is consummated, an order rescinding the merger and awarding rescissory damages. The Garcia complaint seeks, among other relief, to enjoin the defendants from proceeding with the stockholder vote on the proposed merger or consummating the proposed merger unless and until Bankrate provides supplemental disclosures, as well as damages in an unspecified amount. Both complaints also seek an award of attorneys’ and expert fees and expenses. Bankrate believes that the claims asserted in the lawsuits are without merit.

Delisting and Deregistration of Company Common Stock (page 57)

If the merger is completed, the Company common stock will be delisted from the New York Stock Exchange (referred to in this proxy statement as the “NYSE”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the “Exchange Act”).

Acquisition Proposals; No Solicitation (page 67)

Pursuant to the merger agreement, the Company must not, and must cause its subsidiaries and its and its subsidiaries’ directors, officers and employees not to, and must use its reasonable best efforts to cause its and its subsidiaries’ affiliates and other representatives not to, directly or indirectly:

•	initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an “acquisition proposal,” as described in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation”;

•	enter into, continue or otherwise engage or participate in any discussions or negotiations regarding an acquisition proposal or “inquiry,” as described in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation,” or that would reasonably be expected to lead to an acquisition proposal, or provide access to its properties, books or records or any non-public information to any person relating to the Company or any of its subsidiaries in connection with the foregoing;

•	enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an acquisition proposal;

•	approve, endorse, declare advisable or recommend any acquisition proposal;

•	take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any acquisition proposal; or

•	authorize, commit to, agree or publicly propose to do any of the foregoing.

However, before the company stockholder approval is obtained, if Bankrate receives a written, unsolicited, bona fide acquisition proposal that did not result from a breach of the provisions of the merger agreement described above, then Bankrate and its representatives may contact the person or group of persons making the written acquisition proposal to request clarification of the terms and conditions thereof so as to determine whether it constitutes or could reasonably be expected to result in a “superior proposal,” as described in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals,” and, if the Bankrate board of directors determines in good faith after consultation (1) with its financial advisor and outside legal counsel that the acquisition proposal constitutes, or would reasonably be expected to result in, a superior proposal and (2) with its outside legal counsel that failure to take the actions described below would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then Bankrate and its representatives may:

•	provide information to such person or group of persons if Bankrate has entered into a confidentiality agreement containing terms not materially less favorable to Bankrate than those contained in the confidentiality agreement to which Red Ventures is subject, except that it need not contain any standstill or similar provision, provided that Bankrate must substantially concurrently (and in any event, within 24 hours) make available to Red Ventures and Merger Sub any non-public information concerning Bankrate or its subsidiaries that is provided to any such person or group of persons and that was not previously made available to Red Ventures or Merger Sub; and

•	engage or participate in any discussions or negotiations with that person or group of persons.

Change in Board Recommendation (page 69)

The Bankrate board of directors has unanimously recommended that Bankrate stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement permits the Bankrate board of directors to effect a “change of recommendation” (as described in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Change in Board Recommendation”) in certain circumstances, as described below.

Before the company stockholder approval is obtained, the Bankrate board of directors may (1) make a change of recommendation if the Bankrate board of directors has received an unsolicited, written bona fide acquisition proposal after July 2, 2017 that the Bankrate board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal and did not result from a material breach by the Company of the provisions of the merger agreement described above, or (2) outside the context of an acquisition proposal, make a change of recommendation if, upon the occurrence of an intervening event (as defined below), the Bankrate board of directors has determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, provided that:

•	Bankrate must have given Red Ventures at least three business days’ prior written notice that it intends to make a change of recommendation (referred to in this proxy statement as a “notice of change of recommendation”), which notice must specify in reasonable detail the basis for the change of recommendation and, if the proposed change of recommendation is in response to a superior proposal, the identity of the person or group of persons making the superior proposal and the material terms thereof or, if the proposed change of recommendation is in response to an intervening event, reasonable detail regarding the intervening event;

•	after providing such notice and prior to making a change of recommendation, Bankrate must have negotiated in good faith with Red Ventures and Merger Sub (to the extent Red Ventures and Merger Sub desire to negotiate) during the three-business day notice period to make adjustments to the terms and conditions of the merger agreement so that (1) the superior proposal ceases to be a superior proposal or (2) the change of recommendation in response to the intervening event is no longer applicable; and

•

at the end of the three-business day notice period, the Bankrate board of directors must have determined in good faith, after consultation with its outside legal counsel and, with respect to a superior proposal giving rise to the notice of change of recommendation, its financial advisor, taking into account any changes to the merger agreement proposed in writing by Red Ventures in response to the notice of change of recommendation, that (1) the superior proposal giving rise to the notice of change of recommendation continues to be a superior proposal or (2) in the case of an intervening event, the failure of the Bankrate board of directors to make a change of recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

See the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Change in Board Recommendation.”

Termination (page 77)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:

•	by the mutual written consent of Bankrate and Red Ventures;

•	by either Bankrate or Red Ventures, if:

○	the merger has not been completed on or before December 21, 2017 (referred to in this proxy statement as the “termination date”); provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the failure of the merger to have been completed on or before the termination date was primarily caused by the failure of such party to perform any of its obligations under the merger agreement; or

○	the Bankrate stockholders’ meeting has been duly held and completed and the company stockholder approval has not been obtained at the Bankrate stockholders’ meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken; or

○	an order by a court or other governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and nonappealable; provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such order, or the order becoming final and nonappealable, was primarily caused by the failure of such party to perform any of its obligations under the merger agreement; or

•	by Bankrate, if:

○	Red Ventures or Merger Sub has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligation of Bankrate to complete the merger related to Red Ventures’ or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement and (2) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Bankrate of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date; provided that Bankrate does not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it is in breach of any of its representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligations of Red Ventures or Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination; or

○	the marketing period (as described below in the section of this proxy statement entitled “The Merger Agreement — When the Merger Becomes Effective”) has ended and all of the conditions to the obligation of Red Ventures to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination), Red Ventures does not complete the merger on or prior to the day the closing is required to occur pursuant to the merger agreement and Bankrate has irrevocably confirmed in writing to Red Ventures that it is ready, willing and able to complete the merger and Red Ventures fails to complete the merger within three business days following delivery of such confirmation; or

•	by Red Ventures:

○	prior to the time the company stockholder approval is obtained, if the Bankrate board of directors (or any committee thereof) has made a change of recommendation or allowed Bankrate or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

○	if Bankrate has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligations of Red Ventures and Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement and (2) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Red Ventures of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date; provided that Red Ventures does not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it or Merger Sub is in breach of any of their representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligation of Bankrate to complete the merger related to Red Ventures’ or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination.

Company Termination Fee (page 78)

Bankrate will pay Red Ventures a termination fee in an amount equal to $37,675,000 (referred to in this proxy statement as the “company termination fee”) in the following circumstances:

•	if all three of the following conditions are satisfied:

(1) the merger agreement is terminated by (i) either Bankrate or Red Ventures because the merger has not been completed on or before the termination date or because the company stockholder approval has not been obtained or (ii) Red Ventures as a result of a breach by Bankrate of any representation, warranty, covenant or agreement in the merger agreement, which breach (x) gives rise to the failure of a condition to the obligations of Red Ventures and Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement and (y) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Red Ventures of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date, and in each case at the time of the termination, the company stockholder approval has not been obtained, and

(2) an acquisition proposal has been made to Bankrate’s management or the Bankrate board of directors (or any committee thereof) after the date of the merger agreement and prior to the Bankrate stockholders’ meeting and has not been withdrawn (in the case of clause (1)(i), at least two business days prior to the Bankrate stockholders’ meeting, and in the case of clause (1)(ii), prior to the breach that forms the basis of the termination), and

(3) within 12 months after the termination, Bankrate completes an acquisition proposal or enters into a definitive agreement for an acquisition proposal that is subsequently completed (even if after such 12-month period)

(provided that, for purposes of the provision referred to in this bullet point, the references to “20%” and “80%” in the definition of “acquisition proposal” are deemed to be references to “50%”); or

•	if the merger agreement is terminated by Red Ventures because the Bankrate board of directors (or any committee thereof) has made a change of recommendation or allowed Bankrate or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement).

Parent Termination Fee (page 79)

Red Ventures will pay Bankrate a termination fee in an amount equal to $87,909,000 (referred to in this proxy statement as the “parent termination fee”) if the merger agreement is terminated by Bankrate because the marketing period has ended and all of the conditions to the obligation of Red Ventures to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination), Red Ventures does not complete the merger on or prior to the day the closing is required to occur pursuant to the merger agreement and Bankrate has irrevocably confirmed in writing to Red Ventures that it is ready, willing and able to complete the merger and Red Ventures fails to complete the merger within three business days following delivery of such confirmation.

Market Price of the Company Common Stock (page 84)

The Company common stock is listed on the NYSE under the symbol “RATE.” The closing sale price of our common stock on June 30, 2017, the last trading day prior to the announcement of the entry into the merger agreement, was $12.85 per share. On August 14, 2017, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $13.90 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:	On July 2, 2017, the Company entered into a merger agreement providing for the acquisition of the Company by Red Ventures in a merger for a price of $14.00 per share in cash, without interest and subject to required withholding taxes. You are receiving this proxy statement in connection with the solicitation of proxies by the Bankrate board of directors in favor of the proposal to adopt the merger agreement and to approve the other related proposals to be voted on at the special meeting.

Q:	As a stockholder of Bankrate, what will I receive in the merger?

A:	If the merger is completed you will receive $14.00 in cash, without interest and subject to required withholding taxes, for each outstanding share of common stock that you own immediately prior to the effective time unless you have properly exercised your appraisal rights in accordance with Section 262 of the DGCL with respect to such shares.

Q:	When and where is the special meeting?

A:	The special meeting will be held at the Company’s offices at 9430 Research Boulevard, Building 4, Suite 400, Austin, Texas 78759, on September 13, 2017, at 8:30 a.m. local time.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of Bankrate common stock as of the close of business on August 14, 2017, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. Each share of Bankrate common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; and

•	to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Q:	How do I attend the special meeting?

A:

If you plan to attend the special meeting in person, you must provide proof of ownership of Bankrate common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank or broker.

Q:	How many shares are needed to constitute a quorum?

A:	A quorum will be present if holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on August 14, 2017, the record date for the special meeting, there were 89,694,479 shares of common stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of Bankrate stockholders is required to adopt the merger agreement?

A:	Adoption of the merger agreement requires the affirmative vote of a majority of the shares of common stock outstanding at the close of business on the record date for the special meeting.

An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Q:	What vote of Bankrate stockholders is required to approve the other proposals to be voted upon at the special meeting?

A:	Each of (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Q:	How does the Bankrate board of directors recommend that I vote?

A:	The Bankrate board of directors unanimously recommends that Bankrate stockholders vote:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; and

•	“FOR” the proposal regarding adjournment of the special meeting.

For a discussion of the factors that the Bankrate board of directors considered in determining to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Bankrate Board of Directors.” In addition, in considering the recommendation of the Bankrate board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Bankrate stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do Bankrate’s directors and officers intend to vote?

A:	The Company’s directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 4,162,704 shares of Company common stock, or approximately 4.6% of the outstanding shares of Company common stock entitled to vote at the special meeting.

Q:	Have any stockholders already agreed to approve the merger?

A:	Yes. On July 2, 2017, Ben Holding S.à r.l., a stockholder of the Company, entered into a voting agreement with Red Ventures, pursuant to which Ben Holding S.à r.l. agreed, among other things, to vote the shares of Company common stock over which it has voting power in favor of the adoption of the merger agreement and the transactions contemplated thereby. As of August 14, 2017, the record date for the special meeting, Ben Holding S.à r.l. owned 37,703,694 shares, or approximately 42.0% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The aggregate number of shares covered by the voting obligations set forth in the voting agreement will automatically be reduced (on a pro rata basis with each other stockholder of the Company who executes a similar voting agreement with Red Ventures in connection with the merger agreement and the transactions contemplated thereby, if any) to the extent necessary in order that the aggregate number of shares subject to the voting agreement, together with all other shares of Company common stock subject to such other voting agreements, if any, represents no more than 39.9% of the shares of Company common stock outstanding and entitled to vote at the special meeting. See the section of this proxy statement entitled “The Merger — Voting Agreement.”

Q:	Am I entitled to rights of appraisal under the DGCL?

A:	If the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of our common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

Q:	When is the merger expected to be completed?

A:

As of the date of this proxy statement, we expect to complete the merger by the end of 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement, and we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that either Bankrate or Red Ventures terminates the merger agreement, then, in certain specified circumstances, Bankrate may be required to pay Red Ventures a termination fee in an amount equal to $37,675,000 or Red Ventures may be required to pay Bankrate a termination fee in an amount equal to $87,909,000. See the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Why am I being asked to consider and cast a vote on the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger? What will happen if stockholders do not approve this proposal?

A:	The inclusion of this proposal is required by the rules of the Securities and Exchange Commission (referred to in this proxy statement as the “SEC”); however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and will not be binding on the Company or Red Ventures. If the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this proposal.

Q:	How does the merger consideration compare to the market price of the Company common stock?

A:	The merger consideration of $14.00 per share represents a premium of approximately 31% over the average closing share price of our common stock for the three-month period ended June 30, 2017, and represents a premium of approximately 9% over the closing price of our common stock of $12.85 per share on June 30, 2017, the last trading day prior to the announcement of the entry into the merger agreement.

Q:	What do I need to do now? How do I vote my shares of common stock?

A:	We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Attending the special meeting in person does not itself constitute a vote on any proposal.

Shares of Common Stock Held by Record Holder

You can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by using the toll-free number 1-800-690-6903; or

•	the Internet, at www.proxyvote.com.

The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on September 12, 2017.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (3) the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

We encourage you to vote by proxy even if you plan on attending the special meeting.

A failure to vote or an abstention will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing to the Company, in care of the Corporate Secretary, at Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. Eastern Time on September 12, 2017, or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of Company common stock outstanding on the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the proposal to adopt the merger agreement, or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The requisite number of shares to approve the other two proposals is based on the total number of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting on (1) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and (2) the proposal regarding adjournment of the special meeting, it will have the same effect as a vote “AGAINST” these proposals. If you do not return your proxy card or otherwise fail to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.

Q:	Will my shares of common stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock held of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:	What happens if I sell my shares of common stock before completion of the merger?

A:	In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration.

Q:	If the merger is completed, how do I obtain the merger consideration for my shares of common stock?

A:	Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

Q:	Is the merger expected to be taxable to me?

A:	The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult with your tax advisor regarding the tax consequences of the merger to you.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Bankrate?

A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the costs of soliciting proxies?

A:	The Bankrate board of directors is soliciting your proxy, and the Company will bear the costs of this solicitation. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Bankrate’s outstanding common stock. The Company has retained Georgeson LLC, a proxy solicitation firm, to assist the Bankrate board of directors in the solicitation of proxies for the special meeting, and we expect to pay Georgeson LLC approximately $7,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet or, without additional compensation, by certain of the Company’s directors, officers and employees.

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson LLC, which is acting as the proxy solicitation agent for the Company in connection with the merger, at the telephone numbers, email address or address below.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Stockholders, Banks and Brokers

Call Toll Free: (800) 261-1052

Via Email: Bankrate@Georgeson.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents incorporated by reference in this proxy statement and the documents we subsequently file with the SEC and incorporate by reference in this proxy statement, include forward-looking statements. Forward-looking statements include, among other things, any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate” or “continue,” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Bankrate assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the failure to obtain the company stockholder approval;

•	the possibility that the closing conditions to the merger may not be satisfied or waived;

•	delay in closing the merger or the possibility that the merger may not be completed at all;

•	the occurrence of any event that could give rise to the termination of the merger agreement;

•	risks related to the disruption of management’s attention from ongoing operations due to the merger;

•	limitations placed on Bankrate’s ability to operate its business under the merger agreement;

•	the effect of the announcement of the merger on Bankrate’s ability to retain and hire key personnel and maintain relationships with customers, providers, advertisers, partners and other third parties;

•	the risk that stockholder litigation in connection with the merger may affect the timing or occurrence of the merger or result in significant costs of defense, indemnification and liability;

•	risks relating to competition in the industries in which the Company operates;

•	challenges to the Company’s ability to protect its intellectual property rights;

•	changes in domestic or international economic, political and market conditions;

•	risks associated with operations in foreign markets;

•	interruption, failure or compromise of Bankrate’s systems, websites or mobile applications;

and other risks detailed in our filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in the Company’s other documents filed with the SEC thereafter. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We cannot guarantee any future results, levels of activity, performance or achievements.

THE COMPANIES

Bankrate, Inc.

Bankrate is a Delaware corporation. Bankrate (NYSE: RATE) is a leading online publisher, aggregator and distributor of personal finance content. The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement and taxes. Bankrate’s flagship sites CreditCards.com, Bankrate.com and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. Bankrate also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com, The Points Guy, Interest.com, Quizzle.com and Walla.by. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including MSN, Realtor.com, MarketWatch and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as Yahoo! and Tribune News Service.

Bankrate’s principal executive offices are located at 1675 Broadway, 22nd Floor, New York, New York 10019, and its telephone number is (917) 368-8600.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Red Ventures Holdco, LP

Red Ventures is a leading digital consumer choice platform based in Fort Mill, South Carolina. Through deeply integrated brand partnerships and consumer-facing assets, Red Ventures connects online customers with products and services across high-growth industries including home services, financial services and healthcare. Founded in 2000, Red Ventures has more than 2,700 employees in offices across the Carolinas, Seattle, Washington and Sao Paulo, Brazil.

Red Ventures’ principal executive offices are located at 1423 Red Ventures Drive, Fort Mill, South Carolina 29707, and its telephone number is (704) 971-2300.

Baton Merger Corp.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures that will function as the merger subsidiary in the merger.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures that will function as the merger subsidiary in the merger. Merger Sub was formed solely for the purpose of acquiring us and it has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Red Ventures’ acquisition of Bankrate. Upon completion of the merger, Merger Sub will merge with and into Bankrate and will cease to exist.

Merger Sub’s principal executive offices are located at 1423 Red Ventures Drive, Fort Mill, South Carolina 29707, and its telephone number is (704) 971-2300.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Bankrate board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Bankrate board of directors for use at the special meeting to be held at the Company’s offices at 9430 Research Boulevard, Building 4, Suite 400, Austin, Texas 78759, on September 13, 2017, at 8:30 a.m. local time, or at any adjournment or postponement thereof.

For information regarding attending the special meeting, see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, Bankrate stockholders will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement, dated as of July 2, 2017, by and among the Company, Red Ventures and Merger Sub (as it may be amended from time to time);

•	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers”; and

•	to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and certain provisions of the merger agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Bankrate or Red Ventures. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Bankrate’s stockholders.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about August 15, 2017.

Record Date, Notice and Quorum

The holders of record of Bankrate common stock as of the close of business on August 14, 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, 89,694,479 shares of common stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the special meeting at the close of business on the record date will constitute a quorum. Once a share is represented at the special meeting, it will be counted for purposes of determining whether a quorum is present at the special meeting. However, if a new record date is set for an adjourned special meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the merger, Bankrate stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. An abstention with respect to the proposal to adopt the merger agreement, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Approval of each of (1) the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and (2) the adjournment proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately 4,162,704 shares of common stock, or approximately 4.6% of the shares of common stock issued and outstanding on that date and entitled to vote at the special meeting. The Company’s directors and executive officers have informed us that they intend to vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting Agreement

On July 2, 2017, Red Ventures entered into a voting agreement with Ben Holding S.à r.l., a stockholder of the Company, pursuant to which Ben Holding S.à r.l. agreed, among other things, to vote the shares of common stock over which it has voting power in favor of the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement. As of August 14, 2017, the record date for the special meeting, Ben Holding S.à r.l. owned 37,703,694 shares, or approximately 42.0% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The aggregate number of shares covered by the voting obligations set forth in the voting agreement will automatically be reduced (on a pro rata basis with each other stockholder of the Company who executes a similar voting agreement with Red Ventures in connection with the merger agreement and the transactions contemplated thereby, if any) to the extent necessary in order that the aggregate number of shares subject to the voting agreement, together with all other shares of Company common stock subject to such other voting agreements, if any, represents no more than 39.9% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The voting agreement also contains certain restrictions on the transfer of shares of common stock by Ben Holding S.à r.l.

Voting; Proxies; Revocation

Attendance

All holders of shares of common stock as of the close of business on August 14, 2017, the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting.

To attend the special meeting in person, you must provide proof of ownership of Bankrate common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting. Attending the special meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the special meeting and vote in person, your shares of common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and, assuming a quorum is present, will have no effect on the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, or the vote regarding the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Shares of Common Stock Held in “Street Name”

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to (1) the proposal to adopt the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, or (3) the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares with respect to these proposals. Therefore, unless you attend the special meeting in person with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Bankrate common stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but it will have no effect on the other proposals, assuming a quorum is present.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m. Eastern Time on September 12, 2017, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•	delivering a written notice of revocation by mail to the Company, in care of the Corporate Secretary, at Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Abstentions

An abstention occurs when a stockholder attends the special meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, a vote “AGAINST” the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and a vote “AGAINST” the proposal regarding the adjournment of the special meeting.

Solicitation of Proxies

The Bankrate board of directors is soliciting your proxy, and the Company will bear the costs of this solicitation. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Bankrate’s outstanding common stock. The Company has retained Georgeson LLC, a proxy solicitation firm, to assist the Bankrate board of directors in the solicitation of proxies for the special meeting, and we expect to pay Georgeson LLC approximately $7,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone or via the Internet or, without additional compensation, by certain of the Company’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Holders of a majority of shares present in person or represented by proxy at the special meeting, whether or not constituting a quorum, and entitled to vote may adjourn the special meeting. Any adjournment may be made without notice (provided the adjournment is not for more than 30 days) by an announcement at the special meeting of the time, date and place of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at any time prior to convening the special meeting, the Bankrate board of directors may postpone the special meeting. Adjournments and postponements are subject to certain restrictions in the merger agreement, including that the special meeting may not be adjourned or postponed to a date that is more than 30 days after the date on which the special meeting was originally scheduled to be held without Red Ventures’ prior written consent.

Other Information

You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Certain Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by the Company’s stockholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Red Ventures.

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Red Ventures, Merger Sub or any wholly owned subsidiary of the Company, and shares that are owned by stockholders who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive the merger consideration of $14.00 per share in cash, without interest and subject to required withholding taxes.

The Company common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “RATE.” As a result of the merger, the Company will cease to be a publicly traded company and will be indirectly wholly owned by Red Ventures. Following the completion of the merger, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.

Background of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, the Bankrate board of directors and senior management have regularly and formally reviewed and assessed the Company’s business strategies, objectives and key initiatives, including strategic opportunities and challenges, and have considered various strategic options potentially available to the Company, all with the goal of enhancing value for the Company’s stockholders. The strategic considerations have focused on, among other things, the business environment facing the Company and its industry as well as the Company’s business prospects. In recent years, these strategic opportunities have from time to time included consideration of potential business combination transactions.

In the summer of 2016, the Chief Executive Officer of a strategic party (“Party A”) contacted Kenneth S. Esterow, the Company’s Chief Executive Officer, to express interest in a potential business combination transaction with the Company. At meetings of the Bankrate board of directors held on July 28, 2016 and August 8, 2016, Mr. Esterow updated the Bankrate board of directors on his preliminary conversations with Party A’s Chief Executive Officer. The Bankrate board of directors directed Mr. Esterow to convey to Party A’s Chief Executive Officer that the Bankrate board of directors was not engaged in a sale process and did not intend to take further action with respect to Party A’s general expression of interest, but if Party A were to make a specific, actionable proposal the Bankrate board of directors would consider and review it.

On August 24, 2016, Party A submitted to the Company an unsolicited, non-binding indication of interest to acquire the Company for consideration in the range of $9.50 to $10.00 per share, comprised of $2.50 per share in cash and the remaining consideration in Party A’s common stock. Party A’s non-binding indication of interest was subject to due diligence and to the Company entering into an agreement to negotiate exclusively with Party A for a 30-day period.

On August 29, 2016, a special telephonic meeting of the Bankrate board of directors was held to discuss Party A’s indication of interest, which was attended by representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), the Company’s legal counsel, and J.P. Morgan, which had served as the Company’s financial advisor in connection with a recent acquisition. Mr. Esterow reviewed for the Bankrate board of directors the terms of Party A’s proposal and representatives of J.P. Morgan discussed with the Bankrate board of directors its preliminary financial analyses with respect to a potential transaction with Party A. Representatives of Wachtell Lipton discussed the board of directors’ fiduciary duties in connection with its evaluation of the proposal and other strategic alternatives. The Bankrate board of directors determined to reconvene to discuss Party A’s proposal in further detail at its next meeting.

On September 19, 2016, another special telephonic meeting of the Bankrate board of directors was held, which representatives of Wachtell Lipton and J.P. Morgan attended. At the meeting, the Bankrate board of directors determined to retain J.P. Morgan as the Company’s financial advisor in connection with the board of directors’ review of Party A’s proposal. Representatives of J.P. Morgan, together with Mr. Esterow and representatives of Wachtell Lipton, then reviewed with the Bankrate board of directors the terms of Party A’s preliminary indication of interest and discussed both the opportunities and challenges of pursuing a strategic business combination transaction with Party A at that time. Representatives of J.P. Morgan also discussed with the Bankrate board of directors that other potential transaction partners might be interested in a transaction with the Company. Representatives of J.P. Morgan also provided certain customary disclosures regarding prior engagements between J.P. Morgan and Party A. Following discussion among the Company’s board of directors, senior management and representatives of J.P. Morgan and Wachtell Lipton, including with respect to the Company’s business prospects as a standalone company, the board of directors determined that Party A’s proposal was inadequate and not in the best interests of the Company and its stockholders, and directed Mr. Esterow to inform Party A’s Chief Executive Officer that the Company was not interested in pursuing a strategic business combination transaction with Party A on the terms set forth in its non-binding indication of interest.

Following the meeting, Mr. Esterow conveyed the Bankrate board of directors’ determination to Party A’s Chief Executive Officer. Thereafter, the Company did not receive any further formal communications from Party A regarding its proposal, or any further or revised proposals from Party A. Thereafter, the Company continued to execute on its standalone plan.

On January 19, 2017, a regularly scheduled meeting of the Bankrate board of directors was held to review the Company’s financial performance during the fourth quarter of 2016 and full fiscal year as well as the Company’s proposed 2017 budget. The Company’s senior management discussed with the board of directors a variety of topics relating to the Company’s strategic direction as part of management’s review, including trends and strategic options in certain key segments of the Company’s business, the competitive landscape facing the Company, trends, opportunities, challenges, and risks that the Company faced, the Company’s financial performance, strategic initiatives, and alternatives for the creation of stockholder value. In connection with its discussion of the opportunities and risks presented by the Company’s current strategic plan, the board of directors also discussed with the Company’s management the exploration of alternative potential strategic options available to the Company, including a potential strategic business combination transaction. At the conclusion of the meeting, the Bankrate board of directors determined to request J.P. Morgan, which had previously been engaged pursuant to an engagement letter dated September 27, 2016 in connection with the Company’s review of Party A’s preliminary indication of interest, to assist the Bankrate board of directors in exploring and evaluating potential strategic transactions that might be available to the Company in an effort to maximize value for the Company and its stockholders.

At a special telephonic meeting of the Bankrate board of directors on March 2, 2017, representatives of J.P. Morgan, together with the Company’s senior management, discussed with the Bankrate board of directors potential strategic alternatives available to the Company and the process and timeline for pursuing a strategic business combination transaction in the event the board of directors determined to consider such a transaction. The Bankrate board of directors discussed with the Company’s senior management and representatives of

J.P. Morgan the potential parties that might be interested in a strategic transaction with the Company, which included both private equity firms and strategic companies identified by J.P. Morgan in conjunction with the Company’s senior management and directors. The Bankrate board of directors and management also discussed the need to design a process that would enable the Company to solicit value maximizing proposals from potentially interested parties, maintain confidentiality, minimize any distraction of management from the day-to-day operation of the business, and preserve flexibility to modify or terminate the exploratory process if later determined by the board of directors to be in the best interests of the Company and its stockholders, including based on a review of any proposals received by the Company. After discussion, the Bankrate board of directors determined to proceed with soliciting interest from potential parties with respect to a strategic business combination, with the first round of diligence limited to management presentations, accompanied by select financial and operating data, with a small number of members of the Company’s senior management team in order to minimize the risk of unnecessary distraction of the Company’s employees, disclosure of competitively sensitive information, or a potential leak. The Bankrate board of directors instructed management and J.P. Morgan to finalize and report back to the directors the list of potentially interested business combination partners and then to proceed to gauge their potential interest in a transaction and arrange preliminary management meetings with interested parties.

In consultation with J.P. Morgan, the board of directors and the Company’s senior management finalized the preliminary list of potential acquirors and business combination partners and, beginning on March 14, 2017, representatives of J.P. Morgan conducted outreach to those parties. From March 14, 2017 through April 2017, a total of 24 potential buyers — comprised of both strategic parties and financial sponsors — were contacted. J.P. Morgan scheduled initial in-person or telephonic meetings between representatives of the Company’s senior management team and J.P. Morgan and 18 of the potential bidders, with the remaining parties declining to participate in the process. During the management meetings, potential bidders were provided with an overview of the Company’s business and operations and certain financial information and other preliminary due diligence materials regarding the Company. Prior to participating in the management meetings, each such potential bidder executed a confidentiality agreement with the Company containing customary provisions, including a customary standstill provision. Each such standstill provision permitted confidential requests to the Company seeking a waiver or amendment of the standstill restrictions.

On April 20, 2017, a regularly scheduled meeting of the Bankrate board of directors was held to review the Company’s financial performance during the first quarter of 2017 and Company initiatives for the second quarter of 2017. At that meeting, the board of directors also received an update on the Company’s exploratory process, which was attended by representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan and Mr. Esterow discussed with the Bankrate board of directors the management meetings that had been held up to that point and preliminary feedback received from potential bidders. Representatives of J.P. Morgan and Wachtell Lipton then discussed with the Bankrate board of directors a proposed timeline for soliciting preliminary indications of interest from interested bidders. In view of the Company’s upcoming first quarter earnings release scheduled for May 4, 2017, it was agreed that first round indications of interest should be solicited a reasonable amount of time after the scheduled earnings release in order to allow potential bidders adequate time to analyze the Company’s first quarter results. The Bankrate board of directors instructed management and J.P. Morgan to solicit initial indications of interest by May 15, 2017, after which the board of directors planned to convene to assess any proposals that might be received and to determine whether any such proposals merited further consideration and a continuation of the Company’s exploratory process.

On May 1, 2017, an affiliate of Silver Lake Partners (“Silver Lake”) executed a confidentiality agreement with the Company. The confidentiality agreement was substantially similar in all material respects to the other confidentiality agreements executed by the Company, and specifically permitted Silver Lake to share information regarding the Company with Red Ventures and General Atlantic, LLC (“General Atlantic”). Silver Lake and General Atlantic are both minority shareholders of Red Ventures, each with one board seat at Red Ventures. On May 2, 2017, representatives of Red Ventures, Silver Lake and General Atlantic attended a management meeting with members of the Company’s senior and operating management teams and representatives of J.P. Morgan.

Beginning on April 21, 2017, at the direction of the Bankrate board of directors, J.P. Morgan sent process letters to the potential bidders with whom management meetings were held, including a process letter sent to representatives of Red Ventures on May 2, 2017. The process letters outlined the timing and process for submitting initial indications of interest, and provided for a first round bid deadline of May 15, 2017.

On May 15, 2017, Red Ventures submitted to the Company a non-binding indication of interest to acquire 100% of the outstanding common stock of the Company (the “May 15 Proposal”). The May 15 Proposal was submitted by Red Ventures and indicated that the proposal had the support of both Silver Lake and General Atlantic. The May 15 Proposal did not provide for a precise purchase price but stated that Red Ventures was prepared to offer consideration in the area of $14 per share in cash, subject to the completion of due diligence and the negotiation of definitive transaction documentation.

On May 19, 2017, a special telephonic meeting of the Bankrate board of directors was held to review the May 15 Proposal from Red Ventures and discuss the Company’s process to date, which was attended by representatives of J.P. Morgan and Wachtell Lipton. During the meeting, representatives of J.P. Morgan provided an overview of the Company’s process leading up to the May 15 initial bid deadline and, together with representatives of Wachtell Lipton, reviewed the proposed terms set forth in Red Ventures’ May 15 Proposal. Representatives of J.P. Morgan explained that while one other strategic party (“Party B”) had expressed preliminary interest in the Company’s banking business, Red Ventures was the only party to submit an indication of interest. Following discussion of the May 15 Proposal among the Bankrate board of directors, members of the Company’s senior management and representatives of J.P. Morgan and Wachtell Lipton, the Bankrate board of directors determined that the preliminary terms, including the price range, set forth in the May 15 Proposal represented a potentially compelling opportunity and value proposition for the Company and its stockholders and directed the Company’s senior management and representatives of J.P. Morgan to continue discussions with Red Ventures, including providing Red Ventures with additional due diligence information and, at the appropriate time, a proposed form of merger agreement to enable it to submit a final proposal reflecting a specific purchase price and more definitive transaction terms, and to set a final bid deadline for the submission of such a proposal. The Bankrate board of directors also instructed the Company’s senior management and J.P. Morgan to inquire as to whether any of the potential bidders that had declined to submit an indication of interest to acquire the Company might instead be interested in acquiring the non-banking businesses of the Company such that they could potentially be partnered with Party B to collectively consider an entire company transaction. The Bankrate board of directors also discussed with the Company’s senior management and representatives of J.P. Morgan the likelihood that Party A, which on account of confidentiality and competitive concerns had not been invited to participate in the Company’s process up to that point, would have the financial capacity or interest to submit a proposal that could be competitive with Red Ventures’ May 15 Proposal. In this regard, the Bankrate board of directors discussed with members of the Company’s senior management and representatives of J.P. Morgan the fact that Red Ventures’ May 15 Proposal offered substantially greater value to the Company and its stockholders than Party A’s August 2016 proposal. After discussion, the Bankrate board of directors instructed management and J.P. Morgan to approach Party A prior to the final bid deadline to solicit its interest in participating in the Company’s process.

Over the next several weeks, the Company made available to Red Ventures and its representatives additional due diligence materials and Red Ventures continued its due diligence review of the Company through both in-person and telephonic meetings with members of the Company’s management and a review of documents provided by the Company in an electronic data room.

On May 24, 2017, at the direction of the Bankrate board of directors, Mr. Esterow reached out to Party A’s Chief Executive Officer to inform him of the Company’s process and solicit Party A’s interest in participating. In early June 2017, representatives of J.P. Morgan also contacted Party A’s financial advisor to discuss whether Party A would be interested in a strategic business combination with the Company, as well as Party A’s financial capacity to pursue any such transaction.

On June 7, 2017, at the direction of the Bankrate board of directors, J.P. Morgan sent a second round process letter to representatives of Red Ventures outlining the timing and process for submitting a final proposal to acquire the Company, and requesting that Red Ventures submit a final definitive proposal by June 28, 2017. On June 12, 2017, representatives of Wachtell Lipton distributed to representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Red Ventures’ legal counsel, a draft merger agreement.

During this period, at the direction of the Bankrate board of directors, representatives of J.P. Morgan engaged in additional discussions with three potential bidders, two of which had previously expressed some interest in the non-banking businesses of the Company and one of which was a new party, to determine whether they would be interested in acquiring any or all of the Company’s non-banking businesses to potentially facilitate a partnership with Party B, which had expressed preliminary interest in the Company’s banking business. Each such party declined to move forward in the Company’s process either on a standalone basis or in partnership with another potential bidder. Representatives of J.P. Morgan also had discussions with two financial sponsors, one of which had participated in the Company’s process but declined to submit an initial indication of interest, and another that had contacted J.P. Morgan to inquire as to the Company’s process. After preliminary discussions with the two financial sponsors, the first such sponsor stated that its interest was limited to a small business line of the Company, and the second sponsor indicated that it had significant financing constraints with respect to a strategic transaction with the Company. Neither party pursued any further conversations with J.P. Morgan or the Company following these initial discussions or expressed any further interest in delivering an actionable proposal for a strategic business combination transaction involving the Company.

On June 21, 2017, Party A’s Chief Executive Officer informed Mr. Esterow that Party A declined to participate in the Company’s process and would not be submitting a proposal for a business combination transaction with the Company. Other than its August 2016 preliminary proposal of $9.50 to $10.00 per share described above, no proposal or indication of interest was ever received from Party A.

On June 21, 2017, representatives of Simpson Thacher submitted a revised draft merger agreement to representatives of Wachtell Lipton. The revised draft merger agreement provided that, as a condition to Red Ventures entering into a definitive merger agreement, it would be requesting that Ben Holding S.à r.l. enter into a voting agreement with Red Ventures agreeing to, among other things, vote in favor of the transaction and against alternative acquisition proposals.

On June 23, 2017, in advance of the final bid deadline set forth in the process letter distributed by J.P. Morgan, Red Ventures submitted a revised non-binding proposal to acquire 100% of the outstanding common stock of the Company for $13.10 per share in cash (the “June 23 Proposal”). The June 23 Proposal was accompanied by executed debt commitment letters with respect to the financing of the consideration payable in the transaction as well as the refinancing of certain existing debt in connection with the transaction. The June 23 Proposal was subject to the completion of limited remaining due diligence and the finalization of definitive transaction agreements.

On June 26, 2017, a special telephonic meeting of the Bankrate board of directors was held to review Red Ventures’ June 23 Proposal and update the Bankrate board of directors on the discussions with Party A and other potential bidders since the last meeting of the Bankrate board of directors. Representatives of J.P. Morgan and Wachtell Lipton attended the meeting. Representatives of J.P. Morgan, together with Mr. Esterow, reviewed with the Bankrate board of directors the additional discussions that the Company and J.P. Morgan had with each of Party A and the other potential bidders and reported to the board of directors that each such party had declined to submit an actionable proposal for a business combination transaction with the Company. Representatives of J.P. Morgan then reviewed for the Bankrate board of directors the terms of Red Ventures’ June 23 Proposal and discussed with the Bankrate board of directors its preliminary financial analyses with respect to the June 23 Proposal. Representatives of J.P. Morgan and the Company’s senior management also discussed recent trends in the trading of the Company’s common stock, including the possibility that the Company’s recent stock price gains might be the result of certain unconfirmed press speculation in the market regarding a potential transaction involving the Company. Representatives of Wachtell Lipton reviewed with the Bankrate board of directors the revisions to the draft merger agreement received from Simpson Thacher on June 21, 2017. Following discussion among members of the Bankrate board of directors, the Company’s senior management and representatives of J.P. Morgan and Wachtell Lipton, the Bankrate board of directors determined to communicate to Red Ventures that the terms set forth in the June 23 Proposal were inadequate, that the Bankrate board of directors would not support a transaction on those terms, and that any updated proposal would need to provide for consideration to the Company’s stockholders of no less than $14.00 per share. The Bankrate board of directors then instructed representatives of the Company and J.P. Morgan to convey the Bankrate board of directors’ view to Red Ventures and to request Red Ventures to submit a revised final proposal on or about the previously communicated bid deadline of June 28, 2017, and to pursue obtaining consideration in excess of $14.00 per share.

On June 26, 2017, representatives of the Company and J.P. Morgan communicated the Bankrate board of directors’ view to representatives of Red Ventures.

On June 27, 2017, unconfirmed press speculation was published regarding a potential transaction involving Bankrate.

On June 28, 2017, Mr. Esterow met with Ric Elias, Red Ventures’ Chief Executive Officer, at the offices of Wachtell Lipton to discuss the Company’s business and prospects, industry trends and outlook and the potential benefits of a proposed business combination transaction between the two companies.

On the morning of June 29, 2017, Red Ventures submitted a revised final proposal to acquire 100% of the outstanding shares of common stock of the Company for $14.00 per share in cash (the “June 29 Proposal”). The June 29 Proposal stated that the proposed terms represented Red Ventures’ best and final offer. In connection with the submission of the June 29 Proposal, a representative of Red Ventures separately confirmed to representatives of J.P. Morgan that the $14.00 per share consideration reflected in the June 29 Proposal represented the maximum price that Red Ventures was willing to pay to acquire the Company and that Red Ventures could not support any purchase price above $14.00 per share.

On June 29, 2017, a special telephonic meeting of the Bankrate board of directors was held to review Red Ventures’ June 29 Proposal, which representatives of J.P. Morgan and Wachtell Lipton attended. Representatives of J.P. Morgan outlined the terms of Red Ventures’ proposal, and discussed with the Bankrate board of directors its preliminary financial analyses with respect to the June 29 Proposal. Representatives of Wachtell Lipton then reviewed with the Bankrate board of directors the status of the transaction documents, including the draft merger agreement and the fact that Red Ventures had requested a voting agreement from Ben Holding S.à r.l. as a pre-condition to entering into a transaction with the Company. Representatives of Wachtell Lipton, together with members of the Compensation Committee of the Bankrate board of directors, also discussed certain revisions to the existing employment agreements with each of the members of the Company’s senior leadership team that the Compensation Committee proposed to adopt, including certain revisions that were previously reviewed and considered by the Compensation Committee. Representatives of Wachtell Lipton reviewed with the Bankrate board of directors, as they had previously done, the board of directors’ fiduciary duties under Delaware law in the context of the board of directors’ contemplation of a sale of the Company and the legal standards applicable to the board of directors’ decisions and actions. Following discussion, the Bankrate board of directors authorized the Company’s senior management and representatives of J.P. Morgan and Wachtell Lipton to proceed with the negotiation and finalization of definitive transaction documentation for a transaction on the terms set forth in the June 29 Proposal, but instructed representatives of the Company and J.P. Morgan to again pursue obtaining a purchase price above $14.00 per share.

Later in the day on June 29, 2017, representatives of Wachtell Lipton provided a revised draft of the merger agreement to representatives of Simpson Thacher as well as a draft voting agreement to be entered into between Ben Holding S.à r.l. and Red Ventures, the terms of which had been reviewed by representatives of Kirkland & Ellis LLP, outside counsel to Ben Holding S.à r.l.

On June 30, 2017, representatives of the Company and J.P. Morgan discussed with representatives of Red Ventures the terms set forth in the June 29 Proposal. During the discussion, representatives of Red Ventures confirmed that, while Red Ventures was willing to negotiate the terms of the transaction documents, Red Ventures was not able to increase its proposed purchase price above $14.00 per share, that such price represented its best and final offer and that if Bankrate insisted on consideration in excess of that level then Red Ventures would not proceed with a transaction.

From June 30, 2017 through the afternoon of July 2, 2017, representatives of Wachtell Lipton and Simpson Thacher exchanged drafts of the merger agreement and the other transaction documents and negotiated the final terms of such documents.

On July 2, 2017, a special telephonic meeting of the Bankrate board of directors was held to review Red Ventures’ June 29 Proposal and the final proposed terms of the transaction documents. Representatives of J.P. Morgan and Wachtell Lipton attended the meeting. Representatives of J.P. Morgan updated the Bankrate board of directors on the outcome of discussions with Red Ventures following the board of directors’ previous meeting on June 29, 2017, and reported that Red Ventures had again confirmed that it was not willing to increase its proposal above $14.00 per share, and that the June 29 Proposal represented its best and final proposal. Representatives of Wachtell Lipton then reviewed for the Bankrate board of directors the final terms of the proposed transaction documents, including the merger agreement and the voting agreement to be entered into between Ben Holding S.à r.l. and Red Ventures, and again reviewed with the Bankrate board of directors, as it had previously done, their fiduciary duties under Delaware law and the legal standards applicable to the Bankrate board of directors’ decisions and actions with respect to the proposed transaction. Representatives of J.P. Morgan then discussed with the Bankrate board of directors certain disclosures which had previously been provided to the Bankrate board of directors at its request regarding prior engagements between J.P. Morgan and Red Ventures and the Red Ventures Shareholders and fees received by J.P. Morgan in connection therewith, including that J.P. Morgan had not received any fees from Red Ventures from April 2015 through March 2017, and during that period had received fees unrelated to Red Ventures in respect of general corporate finance services from portfolio companies of General Atlantic of between approximately $60 million and $65 million and from portfolio companies of Silver Lake of between approximately $200 million and $300 million. Representatives of J.P. Morgan presented financial analyses with respect to the $14.00 per share merger consideration to be paid to the holders of the Company common stock in the merger. J.P. Morgan then rendered its oral opinion to the Bankrate board of directors, which was confirmed by delivery of a written opinion, dated July 2, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders.

After careful consideration and discussion, and taking into consideration the matters discussed during the meeting and prior meetings of the Bankrate board of directors, including the factors described under “— Reasons for the Merger; Recommendation of the Bankrate Board of Directors,” the Bankrate board of directors then unanimously approved the merger agreement, declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of, and fair to, the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company, and recommended that the stockholders of the Company vote for the adoption of the merger agreement and the other proposals set forth in this proxy statement. The Bankrate board of directors and the Compensation Committee of the Bankrate board of directors also unanimously approved certain amendments to the employment agreements of the Company’s senior leadership team.

On July 2, 2017, following the meeting of the Bankrate board of directors, representatives of Wachtell Lipton and Simpson Thacher finalized the merger agreement and other transaction documents, and on the evening of July 2, 2017 the merger agreement and related transaction documents were executed and delivered by the parties.

On the morning of July 3, 2017, the Company and Red Ventures publicly announced the entry into the merger agreement via a joint press release.

Reasons for the Merger; Recommendation of the Bankrate Board of Directors

The Bankrate board of directors, with the assistance of its financial and legal advisors, evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement, unanimously determined that the merger is fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, on July 2, 2017, the Bankrate board of directors unanimously resolved to recommend that the stockholders of Bankrate approve the adoption of the merger agreement and the other transactions contemplated thereby.

In the course of reaching its recommendation, the Bankrate board of directors considered a number of positive factors relating to the merger agreement and the merger, each of which the Bankrate board of directors believed supported its decision, including the following:

•	Attractive Value. The Bankrate board of directors considered that the $14.00 per share price provides stockholders with attractive value for their shares of Bankrate common stock. The Bankrate board of directors considered the current and historical market prices of Bankrate common stock, including the fact that $14.00 per share in cash represented a premium of approximately 31% over Bankrate’s average closing share price for the three-month period ended June 30, 2017, a premium of approximately 9% over Bankrate’s closing share price on June 30, 2017, the last trading day prior to the announcement of the entry into the merger agreement, a premium of approximately 14% over Bankrate’s approximate intra-day share price on June 27, 2017 prior to unconfirmed press speculation regarding a potential transaction involving Bankrate, and a multiple of enterprise value to Bankrate’s Adjusted EBITDA for the 12 months ended March 31, 2017 of 12.0x. In this regard, the Bankrate board of directors also considered the fact that Bankrate’s closing share price on June 30, 2017 represented the highest closing share price of Bankrate common stock at any time during the preceding 52 weeks, and the possibility that the recent increases in Bankrate’s share price might be the result of certain speculation in the market regarding a potential transaction involving Bankrate. The Bankrate board of directors also considered the merger consideration in light of the current environment in the personal finance technology industry sector, including but not limited to certain risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as broader macroeconomic trends affecting the Company’s financial results.

•	Best Alternative for Maximizing Stockholder Value. The Bankrate board of directors considered that the merger consideration was more favorable to Bankrate stockholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to Bankrate, including the continued operation of Bankrate on a standalone basis, taking into account its strategic alternatives and financing plans on an ongoing basis, in light of a number of factors, including:

○	the Bankrate board of directors’ assessment of Bankrate’s business, assets and prospects, its competitive position and historical and projected financial performance, and the nature of the industries in which Bankrate operates, including recent industry trends and changing competitive dynamics;

○	the strategic alternatives reasonably available to Bankrate, on both a standalone basis and with a third party, including the results of the process undertaken by the Company with the assistance of its financial advisor with respect to a potential strategic business combination transaction involving the Company described in the section of this proxy statement entitled “The Merger —Background of the Merger,” and the risks and uncertainties associated with those alternatives, which did not result in an actionable proposal that was deemed likely to result in value to Bankrate stockholders that would exceed, on a present value basis, the value of the merger consideration;

○

the Bankrate board of directors’ belief, following consultation with the Company’s financial advisor, that Red Ventures would be the potential transaction partner most likely to offer the best combination of value and closing certainty to Bankrate stockholders and the fact that no other strategic party or financial sponsor contacted by the Company or its financial advisor had made an actionable proposal for a strategic business combination transaction involving the Company;

○	the course and history of the negotiations between Red Ventures and Bankrate, as described under “The Merger — Background of the Merger,” and Red Ventures’ consistent communication that $14.00 per share was its best and final offer, and the Bankrate board of directors’ belief that it had obtained Red Ventures’ best and final offer;

○	the anticipated future trading prices of the Company common stock on a standalone basis, based on management estimates and adjusted for different scenarios, and the risks and uncertainties of continuing on a standalone basis as an independent public company; and

○	the Bankrate board of directors’ belief that the terms of the merger agreement, taken as a whole, are reasonable.

•	Greater Certainty of Value. The Bankrate board of directors considered that the merger consideration is a fixed all-cash amount, thereby providing Bankrate stockholders with certainty of value and liquidity for their shares upon the closing of the merger, especially when viewed against the risks and uncertainties inherent in Bankrate’s business, including risks associated with Bankrate’s standalone strategy in light of recent industry trends and changing competitive dynamics, the cyclical nature of the industries in which Bankrate operates, and risks relating to the execution of management’s standalone plan.

•	Receipt of Fairness Opinion from J.P. Morgan. The Bankrate board of directors considered the oral opinion of J.P. Morgan rendered to the Bankrate board of directors at the meeting of the Bankrate board of directors on July 2, 2017, confirmed by delivery of a written opinion, dated July 2, 2017, that as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The opinion of J.P. Morgan is more fully described below under the caption “The Merger —Opinion of Bankrate’s Financial Advisor.”

•	Likelihood of Completion. The Bankrate board of directors considered the likelihood of completion of the merger to be significant, in light of, among other things:

○	the limited overlaps between the businesses of Bankrate and Red Ventures relative to those that could be present in transactions with certain other industry participants;

○	the commitment of Red Ventures in the merger agreement to use its reasonable best efforts to complete the merger as soon as practicable (see the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger”);

○	the commitment of Red Ventures in the merger agreement to pay the Company a termination fee in an amount equal to $87,909,000 in certain circumstances in the event that the merger is not completed (see the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee”);

○	the fact that Red Ventures has entered into a debt commitment letter pursuant to which the commitment parties have committed, upon certain terms and subject to certain conditions, to lend $2.4 billion in connection with the financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby and the refinancing of certain debt by Red Ventures, and the representations and covenants of Red Ventures in the merger agreement as to its financing (see the section of this proxy statement entitled “The Merger — Financing”); and

○	the conditions to closing contained in the merger agreement, which the Bankrate board of directors believed are reasonable and customary in number and scope, and which, in the case of the condition related to the accuracy of Bankrate’s representations and warranties, are generally subject to a “company material adverse effect” qualification (see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”).

•	Opportunity to Receive Alternative Acquisition Proposals and to Change Recommendation in Response to a Superior Proposal or Intervening Event. The Bankrate board of directors considered the terms of the merger agreement relating to Bankrate’s ability to respond to unsolicited acquisition proposals, and the other terms of the merger agreement, including:

○	Bankrate’s right, subject to certain conditions, to provide information in response to, and to discuss and negotiate, certain unsolicited acquisition proposals made before the company stockholder approval is obtained (see the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation”);

○	the provision of the merger agreement allowing the Bankrate board of directors to make a change of recommendation prior to obtaining the company stockholder approval in specified circumstances relating to a superior proposal or intervening event, subject to Red Ventures’ right to terminate the merger agreement and receive payment of a termination fee of $37,675,000, which amount the Bankrate board of directors believed to be reasonable under the circumstances given the size of the transaction and taking into account the range of such termination fees in similar transactions, and further taking into account the fact that the Company had commenced a formal process more than three months in advance of entering into the merger agreement in order to evaluate strategic alternatives that included a possible sale of the Company (see the sections of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation,” “The Merger Agreement — Termination” and “The Merger Agreement — Company Termination Fee”); and

○	the fact that the voting agreement entered into between Red Ventures and Ben Holding S.à r.l., a stockholder of the Company, would automatically terminate upon a change of recommendation of the Bankrate board of directors in connection with a superior proposal pursuant to the merger agreement, thereby releasing Ben Holding S.à r.l. of its obligation to vote in favor of the adoption of the merger agreement in such circumstances.

•	Opportunity for Bankrate Stockholders to Vote. The Bankrate board of directors also considered the fact that the merger would be subject to the approval of the Company’s stockholders, and the Company’s stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the Bankrate stockholders’ meeting.

In the course of reaching its recommendation, the Bankrate board of directors also considered certain risks and potentially adverse factors relating to the merger agreement and the merger, including:

•	that Bankrate stockholders will have no ongoing equity participation in Bankrate following the merger, and that such stockholders will therefore cease to participate in Bankrate’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company common stock or resulting from the merger;

•	the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to certain exceptions, and that restrict the Company from entering into alternative acquisition agreements;

•

the possibility that the merger is not completed in a timely manner or at all for any reason, as well as the risks and costs to Bankrate if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the merger on Bankrate’s employees, customers, providers, advertisers, partners and other third parties, which could impair Bankrate’s ability to attract, retain and motivate key personnel and could cause third parties to seek to terminate, change or not enter into business relationships with Bankrate, as well as the risk of management distraction as a result of the merger, and the effect on the trading price of the Company common stock if the merger agreement is terminated or the merger is not completed for any reason;

•	the merger agreement’s restrictions on the conduct of Bankrate’s business before completion of the merger, generally requiring Bankrate to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and prohibiting Bankrate from taking specified actions, which could delay or prevent Bankrate from undertaking certain business opportunities that arise pending completion of the merger (as more fully described in the section of this proxy statement entitled “The Merger Agreement — Conduct of Business Pending the Merger”);

•	the possibility that Bankrate could be required under the terms of the merger agreement to pay a termination fee of $37,675,000 under certain circumstances (as more fully described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee”), and that such termination fee could discourage other potential bidders from making a competing bid to acquire us;

•	that the receipt of cash by Bankrate stockholders in exchange for their shares of common stock pursuant to the merger will be a taxable transaction to Bankrate stockholders for U.S. federal income tax purposes (as more fully described in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger”); and

•	that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Bankrate stockholders generally, as described in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Bankrate board of directors includes the material factors considered by the Bankrate board of directors but is not intended to be exhaustive and does not necessarily include all of the factors considered by the Bankrate board of directors. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Bankrate board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”

The Bankrate board of directors unanimously resolved to recommend that the stockholders of Bankrate approve the merger and adopt the merger agreement based upon the totality of information it considered.

Certain Bankrate Unaudited Prospective Financial Information

In connection with the merger, Bankrate’s management prepared financial projections for fiscal years 2017 through 2026 for three alternative scenarios, the Base Case, the High Sensitivity Case and the Low Sensitivity Case (in each case, as defined below, and together, referred to in this proxy statement as the “Bankrate Projections”). The Bankrate Projections were provided to the Bankrate board of directors and/or Bankrate’s financial advisor in connection with their respective consideration and evaluation of the merger, and the Base Case for fiscal years 2017 through 2019 was provided to Red Ventures in connection with its consideration and evaluation of the merger.

Except for quarterly and annual guidance, Bankrate does not as a matter of course make public projections as to future performance, and is especially wary of making projections for extended periods, due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Bankrate is including in this proxy statement a summary of certain limited unaudited prospective financial information for Bankrate on a standalone basis, without giving effect to the merger, solely because such financial information was given to the Bankrate board of directors, Bankrate’s financial advisor and/or Red Ventures for purposes of considering and evaluating the merger. The inclusion of the Bankrate Projections should not be regarded as an indication that the Bankrate board of directors, Bankrate’s financial advisor, Bankrate or its management, Red Ventures, Merger Sub or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The Bankrate Projections and the underlying assumptions upon which the Bankrate Projections were based are subjective in many respects, and subject to multiple interpretations and frequent revisions attributable to the cyclicality of Bankrate’s industry and based on actual experience and business developments. The Bankrate Projections, while presented with numerical specificity, reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Bankrate’s control. Multiple factors, including those described in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements,” could cause the Bankrate Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Bankrate Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Bankrate Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Bankrate Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the merger. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Bankrate Projections will be achieved. As a result, the inclusion of the Bankrate Projections in this proxy statement does not constitute an admission or representation by Bankrate, J.P. Morgan or any other person that the information is material. Bankrate made no representation to Red Ventures, Merger Sub or any other person, in the merger agreement or otherwise, concerning the Bankrate Projections. The summary of the Bankrate Projections is not provided to influence Bankrate stockholders’ decisions regarding whether to vote for the merger proposal or any other proposal. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Bankrate’s public filings with the SEC.

The Bankrate Projections were not prepared with a view toward public disclosure or toward compliance with United States generally accepted accounting principles (referred to in this proxy statement as “GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Grant Thornton LLP (referred to in this proxy statement as “Grant Thornton”), Bankrate’s independent registered public accounting firm for the fiscal year ending December 31, 2016, nor Deloitte & Touche LLP (referred to in this proxy statement as “Deloitte”), Bankrate’s independent registered public accounting firm for the fiscal year ending December 31, 2017, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Bankrate Projections, and accordingly, neither Grant Thornton nor Deloitte expresses an opinion or any other form of assurance with respect thereto. The Grant Thornton report incorporated by reference in this proxy statement relates to Bankrate’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

The Bankrate Projections

Bankrate’s management prepared three sets of non-public, unaudited financial forecasts with respect to Bankrate’s business, as a standalone company, for fiscal years 2017 through 2026, which are referred to as the “Base Case,” the “High Sensitivity Case” and the “Low Sensitivity Case.”

The Base Case for fiscal years 2017 through 2019 is based on the information contained in Bankrate’s financial model, which was prepared by Bankrate’s management from financial models used in connection with annual internal planning processes, and was provided to Bankrate’s financial advisor and Red Ventures and, with respect to projections relating to revenue and adjusted EBITDA, the Bankrate board of directors.

Bankrate’s management also extended certain projections in the Base Case beyond fiscal year 2019 to fiscal year 2026. Although Bankrate’s management does not as a matter of course prepare a financial model that extends beyond three fiscal years, Bankrate’s management prepared the Base Case projections relating to revenue and adjusted EBITDA through fiscal year 2026 based on certain assumptions and extrapolations in order to assist the Bankrate board of directors and Bankrate’s financial advisor in evaluating the merger and various strategic alternatives potentially available to the Company, including remaining a standalone company.

Finally, Bankrate’s management prepared the High Sensitivity Case and the Low Sensitivity Case based on the Base Case, modified to reflect different assumptions regarding Bankrate’s future financial performance, including revenue and expense growth assumptions. The High Sensitivity Case and the Low Sensitivity Case were provided to the Bankrate board of directors and Bankrate’s financial advisor to assist the Bankrate board of directors and Bankrate’s financial advisor in evaluating the merger and various strategic alternatives potentially available to the Company, including remaining a standalone company. Bankrate’s management directed J.P. Morgan to use the Base Case, rather than the High Sensitivity Case or the Low Sensitivity Case, for purposes of its opinion described in the section of this proxy statement entitled “The Merger — Opinion of Bankrate’s Financial Advisor” based on Bankrate’s management’s view that the Base Case projections were significantly more likely to reflect the future business performance of the Company on a standalone basis than would the High Sensitivity Case or the Low Sensitivity Case.

The following is a summary of the Bankrate Projections:

Summary of the Base Case for Fiscal Years 2017 through 2019

(dollars in millions)

	2017	2018	2019
Base Case
Revenue	$516	$607	$720
Adjusted EBITDA(1)	$131	$145	$175
Operating Income (Loss)(2)	$96	$109	$137
Net Income (Loss)(2)	$20	$42	$59

(1)	Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operation; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; impairment charges; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement of certain historical financial statements, the internal review, governmental investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the results of the operations in China as the Company is winding them down and ceasing the operations. This measure is different from measures determined in accordance with GAAP and may not be comparable to similar measures used by other companies.
(2)	Subsequent to providing the Base Case to Red Ventures, Bankrate’s management made certain minor revisions to the Base Case, including operating income (loss) of $111 million in 2018 and $140 million in 2019 and net income (loss) of $43 million in 2018 and $61 million in 2019, which were reflected in the updated Base Case projections provided to J.P. Morgan that Bankrate’s management directed J.P. Morgan to use for purposes of its opinion.

Summary of the Bankrate Projections for Fiscal Years 2017 through 2026

(dollars in millions)

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Base Case
Revenue	$516	$607	$720	$845	$971	$1,098	$1,233	$1,357	$1,485	$1,616
Adjusted EBITDA(1)	$131	$145	$175	$203	$238	$265	$301	$319	$354	$390
High Sensitivity Case
Revenue	$516	$619	$738	$866	$1,001	$1,140	$1,295	$1,444	$1,600	$1,749
Adjusted EBITDA(1)	$131	$155	$192	$209	$247	$283	$326	$366	$411	$455
Low Sensitivity Case
Revenue	$516	$585	$686	$806	$893	$1,005	$1,129	$1,222	$1,315	$1,400
Adjusted EBITDA(1)	$131	$125	$145	$192	$192	$232	$265	$267	$309	$333

(1)	Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operation; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; impairment charges; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement of certain historical financial statements, the internal review, governmental investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the results of the operations in China as the Company is winding them down and ceasing the operations. This measure is different from measures determined in accordance with GAAP and may not be comparable to similar measures used by other companies.

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot, without unreasonable effort, estimate or predict with reasonable certainty various components of net income, including acquisition or disposition related costs, changes in fair value in contingent acquisition consideration, discrete tax items, and expenses related to governmental investigations and related litigation and indemnification obligations, which components could significantly impact that financial measure. In addition, when planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis, as that would require estimates for various reconciling items that would be difficult to predict with reasonable accuracy. As a result, the Company does not believe that a GAAP reconciliation to forward-looking non-GAAP financial measures would provide meaningful supplemental information about the Company’s outlook.

The Bankrate Projections do not take into account the possible financial and other effects on Bankrate of the merger and do not attempt to predict or suggest future results of the combined company. The Bankrate Projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Bankrate of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Bankrate Projections do not take into account the effect on Bankrate of any possible failure of the merger to occur.

For the foregoing reasons, and considering that the special meeting will be held several months after the Bankrate Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Bankrate Projections set forth above. No one has made or makes any representation to any investor or stockholder regarding the information included in the Bankrate Projections. Bankrate urges all Bankrate stockholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

In addition, the Bankrate Projections have not been updated or revised to reflect information or results after the date the Bankrate Projections were prepared or as of date of this proxy statement, and except as required by applicable securities laws, Bankrate does not intend to update or otherwise revise the Bankrate Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

Opinion of Bankrate’s Financial Advisor

Pursuant to an engagement letter dated September 27, 2016, the Company retained J.P. Morgan Securities LLC as its financial advisor in connection with a potential acquisition of the Company, and pursuant to such engagement letter, J.P. Morgan delivered a fairness opinion in connection with the merger.

At the meeting of the Bankrate board of directors on July 2, 2017, J.P. Morgan rendered its oral opinion to the Bankrate board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its July 2, 2017 oral opinion by delivering its written opinion to the Bankrate board of directors, dated July 2, 2017, that, as of such date, the consideration to be paid to the holders of the Company common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Bankrate board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the consideration to be paid to the holders of the Company common stock in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, to creditors or to other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume any obligation for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and J.P. Morgan did not evaluate the solvency of the Company or Red Ventures under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, Red Ventures and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

In connection with the merger, the Company’s management prepared the Bankrate Projections, including the Base Case, the High Sensitivity Case and the Low Sensitivity Case. The Bankrate Projections were provided to J.P. Morgan in connection with its consideration and evaluation of the merger, and J.P. Morgan was directed by the Company’s management to use the Base Case, rather than the High Sensitivity Case or the Low Sensitivity Case, for purposes of its opinion based on the Company’s management’s view that the Base Case projections were significantly more likely to reflect the future business performance of the Company on a standalone basis than would the High Sensitivity Case or the Low Sensitivity Case. Except for quarterly and annual guidance, the Company does not as a matter of course make public projections as to future performance, and is especially wary of making projections for extended periods, due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. The Bankrate Projections were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Bankrate Projections, while presented with numerical specificity, reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond the Company’s control. Multiple factors, including those described in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements,” could cause the Bankrate Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Bankrate Projections will be realized or that actual results will not be significantly higher or lower than projected. For more information regarding the use of the Bankrate Projections, see the section of this proxy statement entitled “The Merger — Certain Bankrate Unaudited Prospective Financial Information.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Company’s common stockholders in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the consideration in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company common stock will trade at any future time.

The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between the Company, Red Ventures and Merger Sub, and the decision to enter into the merger agreement was solely that of the Bankrate board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Bankrate board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Bankrate board of directors or the Company’s management with respect to the merger or the merger consideration.

The following is a summary of certain material financial analyses provided by J.P. Morgan to the Bankrate board of directors in connection with J.P. Morgan rendering its opinion described above. The following summary, however, does not purport to be a complete description of the analyses or data presented by J.P. Morgan, nor does the order of analyses described represent the relative importance or weight given to those analyses by J.P. Morgan. In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Bankrate board of directors on July 2, 2017 and contained in the presentation delivered to the Bankrate board of directors on such date in connection with the rendering of such opinion and the following does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for the following selected vertical content and other content and marketplace publicly traded companies:

Vertical Content:

•	IAC/InteractiveCorp

•	LendingTree, Inc.

•	Match Group, Inc.

•	Moneysupermarket.com Group PLC

•	TripAdvisor, Inc.

•	TrueCar, Inc.

•	WebMD Health Corp.

•	XO Group Inc.

Other Content and Marketplaces:

•	Angie’s List, Inc.

•	Care.com, Inc.

•	Expedia, Inc.

•	Groupon, Inc.

•	The Priceline Group Inc.

•	QuinStreet, Inc.

•	Yelp Inc.

•	Zillow Group, Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, were, in J.P. Morgan’s judgment, considered sufficiently similar to that of the Company based on business sector participation, operational characteristics and financial metrics. None of the selected companies reviewed is identical to the Company and certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect the Company.

For each of the selected companies, J.P. Morgan calculated multiples and ratios based on closing stock prices on June 30, 2017 (the last full trading day prior to the delivery by J.P. Morgan of its opinion to the Bankrate board of directors). For each of the following analyses performed by J.P. Morgan, estimated financial data for the selected companies was based on information J.P. Morgan obtained from SEC filings, FactSet Research Systems and other Wall Street research. The multiples and ratios for each of the selected companies were based on such information. Among other calculations, with respect to the Company and the selected companies, J.P. Morgan calculated the multiple of enterprise value (which is referred to in this section as “EV”) to estimated adjusted EBITDA for calendar year 2018 (which is referred to in this section as “EV / 2018E EBITDA”). For the Company, EV includes adjustments for estimated net proceeds from the sale of the Insurance business of the Company and estimated earn-out liability with respect to the Company’s acquisition of NextAdvisor, Inc. as adjusted for the estimated present value of associated tax-deductible amortization. The following table represents the results of this analysis:

Selected Vertical Content Company	EV / 2018E EBITDA(1)
IAC/InteractiveCorp(2)	10.4x
LendingTree, Inc.(3)	18.4x
Match Group, Inc.	10.6x
Moneysupermarket.com Group PLC	13.3x
TripAdvisor, Inc.	14.8x

TrueCar, Inc.	nm
WebMD Health Corp.(4)	7.7x
XO Group Inc.	9.7x

Selected Other Content and Marketplaces Company
Angie’s List, Inc.(2)	10.4x
Care.com, Inc.	17.8x
Expedia, Inc.	11.3x
Groupon, Inc.	6.4x
The Priceline Group Inc.	15.1x
QuinStreet, Inc.	5.4x
Yelp Inc.	12.5x
Zillow Group, Inc.	nm

(1)	Multiples over 25.0x or below 0.0x are considered “nm.”
(2)	Prior to rumored and announced sale of Angie’s List, Inc. to IAC/InteractiveCorp.

(3)	Pro forma for the Iron Horse Holdings, LLC (doing business as CompareCards) acquisition completed on November 16, 2016.
(4)	Prior to announcement of strategic alternatives on February 16, 2017.

Based on this analysis, J.P. Morgan then derived a multiple reference range of 9.0x to 13.0x for the EV / 2018E EBITDA multiple. After applying such range to Bankrate’s Adjusted EBITDA for calendar year 2018, as set forth in the Base Case provided by the Company to J.P. Morgan, the analysis indicated a range of implied per share equity values of $12.25 to $18.50 per share (in each case, rounded to the nearest $0.25), as compared to the merger consideration of $14.00 per share.

Selected Transaction Analysis

Using publicly available information from SEC filings, Merger Market, FactSet Research Systems, 451 Group and other Wall Street research, J.P. Morgan examined selected transactions involving companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of the Company or aspects thereof. For each of the selected transactions, J.P. Morgan calculated the EV implied for the target company as a multiple of the target company’s one-year forward estimated EBITDA at the time of the transaction announcement (which is referred to as “EV / 1-year forward EBITDA”). The transactions considered are as follows:

Announcement Date	Target	Acquiror	EV / 1-year forward EBITDA
February 21, 2017	Operating business of Yahoo! Inc.(1)	Verizon Communications Inc.	5.7x
October 25, 2016	Everyday Health, Inc.	Ziff Davis, LLC	7.7x
July 25, 2016	Operating business of Yahoo! Inc.(2)	Verizon Communications Inc.	7.3x
April 1, 2016	Ancestry.com Inc.(3)	Silver Lake Partners	9.8x
November 5, 2015	Insurance business of Bankrate, Inc.	All Web Leads, Inc.	7.5x
May 12, 2015	AOL Inc.	Verizon Communications Inc.	8.5x
September 30, 2014	Move, Inc.	News Corp.	24.5x
September 11, 2014	Conversant Inc.	Alliance Data Systems Corp.	10.0x
August 5, 2014	Classified Ventures, LLC (Cars.com)(4)	Gannett Co., Inc.	11.6x
March 3, 2014	Apartments.com business of Classified Ventures, LLC	CoStar Group, Inc.	16.6x
October 22, 2012	Ancestry.com Inc.	Permira	8.1x
August 26, 2012	About Group	IAC/InteractiveCorp	8.6x

(1)	Based on renegotiated transaction value announced on February 21, 2017.
(2)	Based on original transaction value announced on July 25, 2016.
(3)	Based on EBITDA for the 12 months ended March 31, 2016.
(4)	Based on expected revenue and EBITDA for 2014 at the time of the announcement.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied an EV / 1-year forward EBITDA multiple range of 7.5x to 11.5x to the appropriate metric of the Company, which was based on the estimated Adjusted EBITDA for the 12 months ended June 30, 2018 from the Base Case as provided by the Company to J.P. Morgan. This analysis produced a range of implied equity values of $9.50 to $15.25 per share (in each case, rounded to the nearest $0.25), as compared to the merger consideration of $14.00 per share.

None of the selected companies, businesses or transactions reviewed is identical to the Company or the merger and certain of these companies, businesses or transactions may have characteristics that are materially different from those of the Company or the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies, businesses or transactions involved, market conditions and other factors that could affect the companies, businesses or transactions differently than would affect the Company and the merger.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company. J.P. Morgan calculated the present value of unlevered free cash flows that the Company is expected to generate during the remainder of 2017 (applying a valuation date as of March 31, 2017 by using 2017E unlevered free cash flows that did not include the Company’s actual results for the fiscal quarter ended March 31, 2017) and calendar years 2018 through 2026 as derived from the Base Case. J.P. Morgan also calculated a range of terminal values for the Company at December 31, 2026 by applying perpetual growth rates ranging from 2.5% to 3.5% for unlevered free cash flows for the Base Case. The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of 10.5% to 12.5% for the Base Case, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flows and the range of terminal values were then adjusted by subtracting an estimated net debt balance of $118 million to indicate a range of implied fully diluted equity values per share for the Base Case of $12.00 to $17.50 per share (in each case, rounded to the nearest $0.25), as compared to the merger consideration of $14.00 per share.

Other Information

J.P. Morgan presented the historical trading range and analyst price targets analyses described below to the Bankrate board of directors for reference purposes only and did not rely upon them for valuation purposes.

Historical Trading Range. J.P. Morgan reviewed the 52-week trading range of the Company’s share prices for the period ending June 30, 2017, which was $7.20 per share to $12.85 per share, and compared that to the closing price of $12.85 as of June 30, 2017, the last full trading day prior to the delivery by J.P. Morgan of its opinion to the Bankrate board of directors. J.P. Morgan compared the trading range to the merger consideration of $14.00 per share.

Analyst Price Targets. J.P. Morgan reviewed the price targets of public equity research analysts for the Company, which provided a reference range of $10.00 per share to $15.00 per share for the period ending June 30, 2017, the last full trading day prior to the delivery by J.P. Morgan of its opinion to the Bankrate board of directors. J.P. Morgan compared the analyst price targets analysis to the merger consideration of $14.00 per share.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger and to deliver an opinion to the Bankrate board of directors with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of approximately $16.8 million, $2.0 million of which was payable following delivery of J.P. Morgan’s opinion and the remainder of which is payable upon completion of the merger. In addition, the Company has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and Red Ventures for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to the Company on its acquisition of NextAdvisor, Inc. in June 2016, and as lead arranger on Red Ventures’ syndicated credit facility in April 2017. In addition, during such two-year period, J.P. Morgan and its affiliates have provided loan syndication, financial advisory, and debt and equity underwriting services to portfolio companies of each of Apax Partners (a material stockholder of the Company) and Silver Lake Partners and General Atlantic (material shareholders of Red Ventures), which portfolio companies are, in each case, unrelated to the merger. In addition, during such period, J.P. Morgan’s commercial banking affiliate was an agent bank and a lender under outstanding credit facilities of such portfolio companies of each of Apax Partners and Silver Lake Partners and General Atlantic, for which it received customary compensation or other financial benefits. In addition, as of the date of its opinion, neither J.P. Morgan nor its affiliates held, on a proprietary basis, any shares of the outstanding common stock of the Company or Red Ventures. During the two year period preceding delivery of its opinion on July 2, 2017, J.P. Morgan received less than $30,000 in fees from Red Ventures and received $0.6 million in aggregate fees from the Company. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Red Ventures for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Financing

In connection with the execution of the merger agreement, Red Ventures entered into the debt commitment letter, pursuant to which each of Bank of America, Barclays, Citi, CS, Fifth Third, MUFG and PNC Bank committed, upon certain terms and subject to certain conditions, to lend Red Ventures $2.4 billion in connection with the financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby and the refinancing of certain debt by Red Ventures. We have agreed to use our reasonable best efforts to provide, and to use our reasonable best efforts to cause our subsidiaries and our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Red Ventures in connection with Red Ventures’ efforts to arrange the financing contemplated by the debt commitment letter. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Bankrate board of directors with respect to the merger, Bankrate’s stockholders should be aware that the directors and executive officers of Bankrate have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Bankrate’s stockholders generally. The Bankrate board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that Bankrate’s stockholders adopt the merger agreement. See the section of this proxy statement entitled “The Merger — Background of the Merger” and the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Bankrate Board of Directors.” These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Treatment of Company Equity Awards

Stock Options. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company stock option, each Company stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, multiplied by (ii) the total number of shares subject to such Company stock option. Any Company stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled for no consideration.

Restricted Stock Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company restricted stock award, each Company restricted stock award that is outstanding immediately prior to the effective time will, as of the effective time, either (i) become fully vested, in the case of any Company restricted stock award that vests solely based on continued service, or (ii) become vested to the extent provided for in the award agreement applicable to such Company restricted stock award, in the case of any Company restricted stock award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company restricted stock award. For purposes of clause (ii) above, the determination of actual performance and the number of shares underlying the Company restricted stock award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Restricted Stock Unit Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company RSU award, each Company RSU award that is outstanding immediately prior to the effective time will, as of the effective time, either (i) become fully vested, in the case of any Company RSU award that vests solely based on continued service, or (ii) become vested to the extent provided for in the award agreement applicable to such Company RSU award, in the case of any Company RSU award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company RSU award. For purposes of clause (ii) above, the determination of actual performance and the number of shares underlying the Company RSU award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Quantification of Payments. For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested Company equity awards, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated amount that would be payable to Janet M. Gunzburg, the Company’s Vice President, Corporate Controller (and the one executive officer of the Company who is not a named executive officer) in settlement of her unvested equity-based awards if the effective time occurred on July 28, 2017 is $755,622. The estimated aggregate amount that would be payable to the Company’s seven non-employee directors for their unvested Company equity awards if the effective time occurred on July 28, 2017 is $1,037,050.

Employment Agreements with Named Executive Officers

Each of the Company’s named executive officers is a party to an amended and restated employment agreement with the Company, dated as of July 2, 2017, that provides for enhanced severance benefits in the event of a termination of the officer’s employment by the Company without cause or by the executive officer with good reason (each as defined in the applicable employment agreement), in each case, within the two-year period following a change in control (referred to in this proxy statement as a “qualifying termination” for each such officer). The merger will constitute a change in control for purposes of the employment agreements.

The employment agreements provide that, upon a qualifying termination, the applicable officer would be entitled to:

•	an amount in cash equal to the product of 1.5 (2.0, in the case of Kenneth S. Esterow, the Company’s President and Chief Executive Officer) multiplied by the sum of the officer’s base salary and target bonus opportunity;

•	a prorated annual bonus for the year of termination based on target performance;

•	an amount in cash equal to the product of 1.67 multiplied by the employer portion of the monthly cost of providing health benefits to the officer multiplied by 18 (24, in the case of Mr. Esterow); and

•	outplacement services not to exceed $20,000.

Payments and benefits under the employment agreement are subject to the applicable officer’s execution and non-revocation of a general release of claims in favor of the Company. Each of the employment agreements also provides for tax equalization payments for excise taxes incurred under Section 4999 of the Code.

In consideration of the payments and benefits under the employment agreements, the agreements include restrictive covenants in the Company’s favor, including one-year post-termination restrictions on competitive activities and solicitation of Company clients and employees, as well as customary confidentiality covenants of perpetual duration.

For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers upon a qualifying termination in connection with the merger, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below.

Retention Letter with Janet M. Gunzburg

Ms. Gunzburg is party to a retention letter agreement with the Company that provides for severance benefits in the event of a termination of the Ms. Gunzburg’s employment by the Company without cause or by Ms. Gunzburg with good reason (each as defined in the retention letter agreement), in each case, within the one-year period following a change in control that occurs prior to June 5, 2018 (referred to in this proxy statement as a “qualifying termination” for such executive officer). The merger will constitute a change in control for purposes of the retention letter agreement.

The retention letter agreement provides that, upon a qualifying termination, Ms. Gunzburg would be entitled to:

•	an amount in cash equal to the sum of her base salary and target bonus opportunity;

•	a prorated annual bonus for the year of termination based on target performance; and

•	an amount in cash equal to the product of 1.67 multiplied by the employer portion of the monthly cost of providing health benefits to her multiplied by 12.

Payments and benefits under the retention letter agreement are subject to Ms. Gunzburg’s execution and non-revocation of a general release of claims in favor of the Company.

The estimated aggregate amount that would be payable to Ms. Gunzburg under her retention letter agreement if the merger were to be completed and she were to experience a qualifying termination on July 28, 2017 is $341,086.

2017 Fiscal Year Annual Bonus

Under the merger agreement, the Company has the right to pay each employee, including each executive officer, of the Company who is employed as of immediately prior to the effective time and who participates in any bonus or incentive plans maintained by the Company a prorated bonus for the year of closing based on the greater of actual performance through the closing and target performance. For additional information, see “The Merger Agreement — Employee Matters.”

For an estimate of the value of the prorated bonus that would be payable to the Company’s named executive officers in connection with the merger, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated prorated bonus that would be payable to Ms. Gunzburg if the merger were to be completed on July 28, 2017 is $39,810.

Indemnification; Directors’ and Officers’ Insurance

The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers.

In addition, pursuant to the merger agreement, from and after the effective time, Red Ventures will indemnify certain persons, including Bankrate’s directors and executive officers. In addition, for a period of not less than six years from the effective time, Red Ventures will maintain an insurance and indemnification policy for the benefit of certain persons, including Bankrate’s directors and executive officers. For additional information, see “The Merger Agreement — Indemnification and Insurance.”

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger were completed and each such named executive officer experienced a qualifying termination on July 28, 2017. The amounts below are determined using the merger consideration per share of Company common stock of $14.00, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

	Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Kenneth S. Esterow	2,656,425	9,897,132	115,900	3,939,365	16,608,822
Steven D. Barnhart	1,389,013	6,038,704	92,035	1,651,308	9,171,060
James R. Gilmartin	997,319	3,064,740	91,861	1,179,780	5,333,700
K. Scott Kim	1,264,544	4,850,174	92,035	1,598,422	7,805,175
Christopher J. Speltz	1,264,544	4,379,032	92,035	1,263,146	6,998,757

(1)	The cash payments payable to each named executive officer consist of (a) a severance payment in an amount equal to 1.5 (2.0, in the case of Mr. Esterow) times the sum of the named executive officer’s annual base salary and target bonus opportunity; and (b) a prorated bonus for the fiscal year in which the qualifying termination occurs (based on target performance). The severance payments are “double-trigger” (i.e., payable upon a qualifying termination following the occurrence of a change in control), while the prorated bonus payment is “single-trigger” (i.e., payable upon the occurrence of a change in control). Set forth below are the separate values of each of the severance payment and the prorated bonus payment.

Name	Severance Payment ($)	Prorated Bonus Payment ($)
Kenneth S. Esterow	2,310,000	346,425
Steven D. Barnhart	1,193,720	195,293
James R. Gilmartin	865,898	131,421
K. Scott Kim	1,086,751	177,793
Christopher J. Speltz	1,086,751	177,793

(2)	As described above, all unvested Company equity-based awards held by the named executive officers will become vested and will be settled at the effective time (i.e., “single-trigger” vesting), unless otherwise agreed between Red Ventures and a holder of an award. Set forth below are the values of each type of unvested equity-based award that would be payable upon the effective time, based on the merger consideration per share of Company common stock of $14.00, assuming applicable performance criteria are achieved at target performance levels, and less the applicable exercise price in the case of unvested stock options.

Name	Company Stock Options ($)	Company Restricted Stock Awards ($)	Company RSU Awards ($)
Kenneth S. Esterow	—	389,732	9,507,400
Steven D. Barnhart	—	799,554	5,239,150
James R. Gilmartin	—	105,588	2,959,152
K. Scott Kim	—	618,954	4,231,220
Christopher J. Speltz	—	147,812	4,231,220

(3)	The amount in the table consists of (a) 1.67 times the employer portion of the monthly cost of providing health benefits to the named executive officer for 18 months (24 months, in the case of Mr. Esterow) and (b) $20,000 in outplacement services. All such benefits are “double-trigger.”

(4)	Each of the named executive officers is entitled to a tax equalization payments for excise taxes incurred under Section 4999 of the Code. Estimated excise tax reimbursements are subject to change based on the actual effective time, date of termination of employment (if any) of the named executive officer, interest rates then in effect, and certain other assumptions used in the calculations.

Voting Agreement

On July 2, 2017, Ben Holding S.à r.l., a stockholder of the Company, entered into a voting agreement with Red Ventures, pursuant to which Ben Holding S.à r.l. agreed, among other things, to vote the shares of Company common stock over which it has voting power in favor of the adoption of the merger agreement and the transactions contemplated thereby, including the merger, against alternative acquisition proposals and against any other action or agreement that would be reasonably expected to result in a material breach of the merger agreement by the Company or prevent, materially impair or materially delay the completion of the merger. As of August 14, 2017, the record date for the special meeting, Ben Holding S.à r.l. owned 37,703,694 shares, or approximately 42.0% of the outstanding shares of Company common stock entitled to vote at the special meeting. The aggregate number of shares covered by the voting obligations set forth in the voting agreement will automatically be reduced (on a pro rata basis with each other stockholder of the Company who executes a similar voting agreement with Red Ventures in connection with the merger agreement and the transactions contemplated thereby, if any) to the extent necessary in order that the aggregate number of shares subject to the voting agreement, together with all other shares of Company common stock subject to such other voting agreements, if any, represents no more than 39.9% of the shares of Company common stock outstanding and entitled to vote at the special meeting. The voting agreement also contains certain restrictions on the transfer of shares of common stock by Ben Holding S.à r.l. The voting agreement will terminate upon the earlier of the completion of the merger, the termination of the merger agreement in accordance with its terms or a change of recommendation by the Bankrate board of directors in connection with a superior proposal (as described in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”) pursuant to the merger agreement.

The foregoing description of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit A to the merger agreement attached as Annex A to this proxy statement, which you should read in its entirety.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the “Code”), applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to in this proxy statement as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset under the Code (generally, property held for investment). Further, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), S corporations, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.

Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares (which generally will equal the price the U.S. holder paid for such shares).

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Red Ventures have filed their respective Notification and Report Forms with the Antitrust Division and the FTC.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Bankrate and Red Ventures are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating to obtain antitrust approvals. This includes, if required by regulatory authorities, (1) agreeing to sell, divest or dispose of any assets or businesses of Red Ventures, Bankrate or their respective subsidiaries and (2) taking or agreeing to take other actions that after the closing date limit Red Ventures’ or its subsidiaries’ freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Red Ventures or its subsidiaries. However, Bankrate need only take such actions if they are binding on Bankrate only in the event that the closing of the merger occurs. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

There can be no assurance that regulatory authorities will not impose conditions on the completion of the merger or require changes to the terms of the transaction.

Litigation Related to the Merger

As of the date of this proxy statement, two putative securities class action lawsuits related to the proposed merger have been filed by purported stockholders of Bankrate. These lawsuits, captioned Garcia v. Bankrate, Inc., et al. (Case No. 1:17-cv-05844) and Berg v. Bankrate, Inc., et al. (Case No. 1:17-cv-05877), were filed in the United States District Court for the Southern District of New York on August 1, 2017 and August 2, 2017, respectively. The lawsuits name as defendants Bankrate, the members of the Bankrate board of directors, and, in the case of the Berg action, Red Ventures and Merger Sub. The complaints filed in the lawsuits allege, among other things, that the individual defendants caused Bankrate to file a materially incomplete and misleading proxy statement relating to the proposed merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The Berg complaint seeks, among other relief, to enjoin the defendants from proceeding with or consummating the proposed merger or, in the event that the proposed merger is consummated, an order rescinding the merger and awarding rescissory damages. The Garcia complaint seeks, among other relief, to enjoin the defendants from proceeding with the stockholder vote on the proposed merger or consummating the proposed merger unless and until Bankrate provides supplemental disclosures, as well as damages in an unspecified amount. Both complaints also seek an award of attorneys’ and expert fees and expenses. Bankrate believes that the claims asserted in the lawsuits are without merit. Additional lawsuits arising out of or relating to the merger agreement and the transactions contemplated thereby may be filed in the future. If additional similar complaints are filed, absent new or different allegations that are material, Bankrate will not necessarily announce such additional filings.

Delisting and Deregistration of Company Common Stock

If the merger is completed, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement. The merger agreement contains representations and warranties by and covenants of Bankrate, Red Ventures and Merger Sub made as of specified dates with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations, warranties and covenants in the merger agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from the standard that applies to reports and documents filed with the SEC. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Bankrate’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about Bankrate may be found elsewhere in this proxy statement and Bankrate’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the effective time, Merger Sub will merge with and into Bankrate, and the separate corporate existence of Merger Sub will cease. Bankrate will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of Red Ventures. At the effective time, the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be in the form attached as Exhibit B to the merger agreement. At the effective time, the bylaws of the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub, except that the name of the surviving corporation will be “Bankrate, Inc.”

The individuals holding positions as directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation. The individuals holding positions as officers of Bankrate immediately prior to the effective time will become the initial officers of the surviving corporation.

When the Merger Becomes Effective

The closing of the merger will take place (1) at 9:00 a.m., New York City time, no later than the third business day following the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at the closing), unless the marketing period (as defined below) has not ended at or prior to when the closing would have otherwise been required to occur, in which case the closing will not take place until the earlier of (i) a business day during the marketing period specified by Red Ventures on at least three business days’ written notice to Bankrate and (ii) the first business day following the last day of the marketing period (subject in each case to the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions at the closing)), or (2) at another date and time mutually agreed upon in writing between Bankrate and Red Ventures. For purposes of the merger agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

On the closing date, Bankrate and Red Ventures will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.

As of the date of this proxy statement, we expect to complete the merger by the end of 2017. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below and include various regulatory clearances and approvals, and it is possible that the merger will not be completed until a later time, or at all.

For purposes of the merger agreement, “marketing period” means the first period of 15 consecutive business days commencing after the date of the merger agreement throughout which (1) Red Ventures must have the required financial information (as defined below) and such required financial information (which must be the same information throughout the period) is compliant (as defined below), (2) the conditions to Red Ventures’ obligation to effect the merger (set forth in sections 6.1 and 6.2 of the merger agreement) must have been satisfied (other than the conditions relating to stockholder approval and the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act and those conditions that by their nature are to be satisfied at the closing), assuming that the closing date were to be scheduled for any time during such 15 consecutive business day period, or (to the extent permitted by applicable law) waived, and (3) during the last five business days of such 15 consecutive business day period, the conditions relating to stockholder approval and the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act must have been satisfied; provided, however, that (i) neither July 3, 2017 nor November 22 through 24, 2017 (inclusive) will constitute business days for purposes of the 15 consecutive business day period (though such exclusions will not restart such period), (ii) if such 15 consecutive business day period has not been completed on or prior to August 18, 2017, then such period will be deemed to have not commenced prior to September 5, 2017, (iii) if such 15 consecutive business day period has not been completed on or prior to December 21, 2017, then such period will be deemed to have not commenced prior to January 2, 2018, and (iv) the marketing period will be deemed not to have commenced if, after the date of the merger agreement and prior to the completion of such 15 consecutive business day period, (A) the independent auditors of Bankrate will have withdrawn its audit opinion with respect to any year-end audited financial statements of Bankrate and its subsidiaries included in the required financial information, in which case the marketing period will be deemed not to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Red Ventures has issued an unqualified audit opinion with respect to such financial statements or (B) any of the financial statements of Bankrate and its subsidiaries included in the required financial information will have been restated or Bankrate will have determined or publicly announced that a restatement of any financial statements of Bankrate and its subsidiaries included in the required financial information is required, in which case the marketing period will be deemed not to commence unless and until such restatement has been completed and the required financial information has subsequently been amended and delivered to Red Ventures or Bankrate has determined in writing or publicly announced, as applicable, that no such restatement will be required; provided, that if Bankrate in good faith reasonably believes that it has provided the required financial information and that such required financial information is compliant, it may deliver to Red Ventures a written notice to that effect (stating the date upon which it believes it completed such delivery or provided such access to required financial information that is compliant), in which case (subject to satisfaction of any other conditions, and compliance with the terms of each other provision, of this definition (including the requirement that required financial information be the same information throughout the period)) such 15 consecutive business day period referred to above will be deemed to have commenced on the date such notice is delivered to Red Ventures unless Red Ventures in good faith reasonably believes Bankrate has not provided the required financial information that is compliant or that clauses (2) or (3) of this definition have not been satisfied and, within five business days after Bankrate’s giving of such notice, gives a written notice to Bankrate to that effect (stating with specificity any elements of noncompliance and/or nonsatisfaction). Notwithstanding anything in this definition to the contrary, the marketing period will end on any date earlier than the date indicated in the definition above if Red Ventures’ debt financing is consummated and the full proceeds thereof received on such earlier date.

For purposes of the merger agreement, “required financial information” means certain financial statements of the Company and its consolidated subsidiaries that is required by the debt commitment letter.

For purposes of the merger agreement, “compliant” means, with respect to the required financial information, that such required financial information, when taken as a whole, does not, in each case, with respect to Bankrate and its subsidiaries, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such required financial information not materially misleading in the light of the circumstances under which it was furnished.

Effect of the Merger on the Common Stock

At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (1) shares held by Bankrate in treasury or by Red Ventures or Merger Sub (referred to in this proxy statement as “cancelled shares”), (2) shares held by any wholly owned subsidiary of Bankrate (referred to in this proxy statement as “converted shares”) and (3) shares held by stockholders of the Company who have not voted in favor of, or consented in writing to, the adoption of the merger agreement and who have properly exercised appraisal rights with respect to their shares in compliance with Section 262 of the DGCL (referred to in this proxy statement as “dissenting shares,” and the shares referred to in clauses (1), (2) and (3), “excluded shares”)) will automatically be cancelled and converted into the right to receive the merger consideration, upon surrender of certificates or book-entry shares. The merger consideration will be $14.00 per share in cash, without interest and subject to required withholding taxes.

At the effective time, each of the cancelled shares will automatically be cancelled without payment of any consideration and will cease to exist. In addition, at the effective time, each of the converted shares will automatically be converted into shares of common stock, par value $0.01 per share, of the surviving corporation, such that each Bankrate subsidiary’s ownership percentage of the surviving corporation immediately after the effective time will equal its ownership percentage in Bankrate immediately prior to the effective time. As of the date hereof, there are not expected to be any converted shares.

At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Treatment of Company Equity Awards

Stock Options. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company stock option, each Company stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the merger consideration over the exercise price per share of such Company stock option, multiplied by (2) the total number of shares subject to such Company stock option. Any Company stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled for no consideration.

Restricted Stock Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company restricted stock award, each Company restricted stock award that is outstanding immediately prior to the effective time will, as of the effective time, either (1) become fully vested, in the case of any Company restricted stock award that vests solely based on continued service, or (2) become vested to the extent provided for in the award agreement applicable to such Company restricted stock award, in the case of any Company restricted stock award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company restricted stock award. For purposes of clause (2) above, the determination of actual performance and the number of shares underlying the Company restricted stock award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Restricted Stock Unit Awards. Except as otherwise agreed to in writing prior to the effective time by Red Ventures and a holder of any Company RSU award, each Company RSU award that is outstanding immediately prior to the effective time will, as of the effective time, either (1) become fully vested, in the case of any Company RSU award that vests solely based on continued service, or (2) become vested to the extent provided for in the award agreement applicable to such Company RSU award, in the case of any Company RSU award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the effective time, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the merger consideration in respect of each vested share of common stock subject to such Company RSU award. For purposes of clause (2) above, the determination of actual performance and the number of shares underlying the Company RSU award that vest as of the effective time will be made by the Bankrate board of directors (or an authorized committee thereof) prior to the effective time.

Payment for Common Stock in the Merger

At or prior to the effective time, Red Ventures will deposit, or cause to be deposited, with a paying agent in trust for the benefit of holders of shares cash sufficient to pay the aggregate merger consideration. As soon as reasonably practicable (and no later than five business days) after the effective time, Red Ventures will, or will cause the surviving corporation to, cause the paying agent to mail to each holder of record of shares of Company common stock (other than excluded shares) (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares to the paying agent in exchange for payment of the merger consideration. Upon surrender to the paying agent of certificates or book-entry shares, as applicable, together with, in the case of share certificates, the letter of transmittal, duly completed and validly executed, or, in the case of book-entry shares, receipt of an “agent’s message” by the paying agent, and such other customary documents as may be reasonably required, the holder of such certificates or book-entry shares will be entitled to receive payment of the merger consideration which the holder is entitled to pursuant to the merger agreement (after giving effect to any required tax withholding).

Representations and Warranties

The merger agreement contains representations and warranties of Bankrate, subject to certain exceptions in the merger agreement, in the company disclosure schedule delivered in connection with the merger agreement and in Bankrate’s public filings, as to, among other things:

•	organization and power to do business;

•	subsidiaries;

•	capitalization;

•	corporate power and authority relating to the execution, delivery and performance of the merger agreement;

•	consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations;

•	the forms, reports, statements, certifications, schedules and other documents required to be filed or furnished with the SEC, compliance of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of known material complaints, allegations, assertions or claims regarding the Company’s accounting practices and material compliance with applicable listing and corporate governance rules and regulations of the NYSE;

•	the absence of certain changes or events;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	compliance with applicable laws and the provisions of anti-bribery and anti-corruption laws and export and sanctions regulations;

•	tax returns and other tax matters;

•	the absence of certain liabilities;

•	the absence of certain actions, proceedings or orders;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	intellectual property and information technology assets;

•	material contracts;

•	real property matters;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	insurance policies;

•	the opinion of the Company’s financial advisor;

•	broker’s fees;

•	takeover statutes and absence of anti-takeover agreements and plans; and

•	related party transactions.

The merger agreement also contains representations and warranties of Red Ventures and Merger Sub, subject to certain exceptions in the merger agreement and the parent disclosure schedule delivered in connection with the merger agreement, as to, among other things:

•	organization and power to do business;

•	capitalization and activities of Merger Sub;

•	corporate power and authority relating to the execution, delivery and performance of the merger agreement;

•	consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the absence of certain actions, proceedings or orders;

•	the executed debt commitment letter providing for a commitment to provide debt financing to Red Ventures, and the sufficiency of the proceeds to be disbursed under the debt commitment letter, together with other sources of financing available to Red Ventures, to pay the aggregate merger consideration and the other amounts payable under the merger agreement, and the enforceability of that debt commitment letter;

•	the absence of beneficial ownership of Company shares by Red Ventures and its subsidiaries;

•	broker’s fees; and

•	solvency.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “company material adverse effect” or “parent material adverse effect” qualification, as discussed below.

For purposes of the merger agreement, a “company material adverse effect” means any fact, circumstance, change, event, occurrence or effect that (1) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of Bankrate and its subsidiaries, taken as a whole or (2) materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Bankrate from completing the merger. However, for the purposes of clause (1), none of the following, and no effect arising out of, relating to or resulting from the following, will constitute or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•	any facts, circumstances, changes, events, occurrences or effects generally affecting (a) the industries in which Bankrate or any of its subsidiaries operate or (b) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration of the credit markets generally; or

•

any facts, circumstances, changes, events, occurrences or effects, to the extent arising out of, resulting from or attributable to (a) changes or prospective changes in law, in GAAP or other accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (b) entry into, consummation and performance of the merger agreement and the transactions contemplated thereby and public announcement thereof, including the impact thereof on relationships with customers, suppliers, distributors, partners, employees, regulators or third parties (except with respect to Bankrate’s representations and warranties and the related closing condition relating to consents and approvals relating to the execution, delivery and performance of the merger agreement and the absence of certain violations), (c) acts of war (whether or not declared) or any outbreaks of hostilities, sabotage or terrorism, or escalations or worsening thereof, (d) weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other acts of god, whether or not weather-related, (e) regulatory and political conditions or developments, (f) any legal proceedings made or brought by any current or former stockholders of Bankrate (on their own behalf or on behalf of Bankrate), but in any event only in their capacities as current or former stockholders, or otherwise under the DGCL or other applicable law, arising out of or related to the merger agreement or the transactions contemplated thereby, (g) actions or omissions of Bankrate or any of its subsidiaries requested in writing by Red Ventures or expressly required by the merger agreement, (h) any decline in the market price, or change in trading volume of the common stock of Bankrate (or the volatility thereof) or (i) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position or other metrics.

However, with respect to the matters described in the first bullet point above and in clauses (a), (c), (d) and (e) of the second bullet point above, such facts, circumstances, changes, events occurrences or effects may be taken into account to the extent that they have a disproportionate adverse effect on Bankrate and its subsidiaries, taken as a whole, in relation to others in the industries of Bankrate and its subsidiaries, but only to the extent of the incremental disproportionate impact on Bankrate and its subsidiaries. In addition, the underlying cause of any decline, change or failure referred to in clauses (h) and (i) of the second bullet point above may be taken into account unless the underlying clause is otherwise excluded by the merger agreement. For purposes of the merger agreement, a “parent material adverse effect” means any fact, circumstance, change, event occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Red Ventures or Merger Sub from completing the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, from and after July 2, 2017 and prior to the effective time or termination of the merger agreement, except with Red Ventures’ prior written consent (which may not be unreasonably withheld, delayed or conditioned), as required by applicable law, as expressly contemplated by the merger agreement or as set forth in the disclosure schedules to the merger agreement, Bankrate will, and will cause its subsidiaries to, carry on its business in all material respects in the ordinary course and use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers and other third parties with whom Bankrate and its subsidiaries have significant business relationships, and will not and will cause its subsidiaries not to, take any of the following actions:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company;

•	other than in the case of wholly owned subsidiaries, split, combine, subdivide, adjust amend the terms of or reclassify any of its capital stock or equity interests;

•	issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (1) in connection with the exercise, vesting or settlement of Company stock options, or the vesting or settlement of Company equity awards, in each case, outstanding as of July 2, 2017 or granted in accordance with the merger agreement, (2) the issuance of any shares of capital stock or equity interests to the Company or any of its wholly owned subsidiaries and (3) the grant of any liens to secure obligations of the Company or any of its subsidiaries in respect of any indebtedness permitted under the eighth bullet point in this section;

•	amend or otherwise change the certificate of incorporation or bylaws of the Company or amend or otherwise change other similar organizational documents of any subsidiary of the Company, except, in the case of subsidiaries, for amendments that would not be materially adverse to the Company or adversely impact the transactions contemplated by the merger agreement;

•

other than (1) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice, (2) pursuant to transactions that would be permissible under the seventh bullet point in this section or (3) in transactions among wholly owned subsidiaries of the Company, acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any person or make any investments in or loans or capital contributions to any other person (other than the Company or any of its subsidiaries), in each case for an amount in excess of $2 million individually or $5 million in the aggregate;

•	make or incur any financial commitment to make any capital expenditures that exceed $3 million in the aggregate, other than capital expenditures contemplated by the Company’s capital budget, made available to Red Ventures before execution of the merger agreement;

•	other than in the ordinary course of business consistent with past practice or in transactions among wholly owned subsidiaries of the Company, sell, lease, license, encumber (other than liens securing any indebtedness permitted under the eighth bullet point of this section), allow the expiration or lapse of (with respect to intellectual property registration or applications) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business, property or assets for a purchase price or (if no purchase price is received) with a value in excess of $2 million individually or $5 million in the aggregate;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2 million individually or $5 million in the aggregate, excluding (1) indebtedness solely between or among the Company and one or more of its wholly owned subsidiaries or (2) borrowings under the Company’s revolving credit facility incurred in the ordinary course of business, provided that any indebtedness incurred in accordance with this bullet point is not reasonably expected to adversely affect the ability of Red Ventures or Merger Sub to consummate the debt financing;

•	issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person (other than the Company or any of its subsidiaries) or enter into any agreement having the economic effect of any of the foregoing;

•	other than in the ordinary course of business consistent with past practice, enter into, renew or extend, materially amend, or terminate or materially waive any material right, remedy or default under certain material contracts, other than entering into any contract solely to the extent effecting a capital expenditure, acquisition, disposition or other transaction permitted by this section;

•	merge, combine or consolidate the Company or any of its subsidiaries with and into any other person, other than, in the case of any subsidiary of the Company, to effect any acquisition permitted by the fifth bullet point of this section or any disposition permitted by the seventh bullet point of this section and other than transactions solely among wholly owned subsidiaries of the Company;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or reorganization (other than with respect to or among wholly owned subsidiaries of the Company);

•	other than actions in connection with, arising from or relating to the merger agreement or the transactions contemplated by the merger agreement, waive, settle or compromise or agree to settle any pending or threatened action against the Company or any of its subsidiaries, other than waivers, settlements or agreements (1) for an amount less than or equal to $2 million in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (2) that do not impose any material restrictions on the operations or businesses of the Company or any of its subsidiaries, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•

except as required by any Company benefit plan, (1) increase the compensation or severance benefits of any director, officer, employee or individual independent contractor of the Company or any of its subsidiaries, except for increases in base salary (and corresponding increases in target annual bonus) for employees of the Company and any of its subsidiaries (other than members of the Company’s Senior Leadership Team), and payments of annual bonuses, in each case, in the ordinary course of business consistent with past practice, (2) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company benefit plan, other than (a) as would not increase the cost to the Company or its subsidiaries by more than a de minimis amount or (b) at-will offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, (3) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company benefit plan, (4) recognize any union or other labor organization as the representative of any of the employees of the Company or any of its subsidiaries or enter into any collective bargaining agreements, or (5) hire or terminate the employment or services of any employee of the Company or any of its subsidiaries with a total target cash compensation in excess of $250,000 per annum, other than a termination for cause or due to permanent disability;

•	make any change in financial accounting methods, principles, policies or practices of the Company or any of its subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable law;

•	(1) make, change or revoke any material tax election, (2) enter into any settlement or compromise of any material tax liability, (3) file any material amended tax return that would result in a change in tax liability, taxable income or loss, (4) adopt or change any method of tax accounting or annual tax accounting period, (5) enter into any closing agreement relating to any material tax liability, (6) agree to extend the statute of limitation in respect of any material amount of taxes or (7) surrender any right to claim a material tax refund;

•	enter into any new line of business outside of the Company’s and its subsidiaries’ existing businesses on July 2, 2017, or change its material operating policies in any material respects;

•	adopt a shareholder rights plan or “poison pill”;

•	(1) enter into or amend in any manner any contract with any former or present director or officer of the Company or any of its subsidiaries or with any affiliate or any of the foregoing persons or any other person covered under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (referred to in this proxy statement as the “Securities Act”) or (2) make any payment to any affiliate of the Company or any other person that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act (other than any payments pursuant to contracts made available to Red Ventures or as expressly permitted under the fourteenth bullet point of this section);

•	conduct or announce any facility closure, layoffs, reduction in force or other employment terminations involving or affecting employees of the Company or any of its subsidiaries, in each case sufficient in number to trigger the application of any law requiring advance notice of such action; or

•	agree to take, make any commitment to take, or adopt any resolutions of Bankrate’s board of directors in support of, any of the foregoing.

In addition, Bankrate, Red Ventures and Merger Sub have agreed that, except as contemplated by the merger agreement, they will not, and will not permit their respective subsidiaries to, take any action that could reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the completion of the merger and the other transactions contemplated by the merger agreement.

Access

Subject to certain exceptions and limitations, from and after July 2, 2017 and prior to the effective time or earlier termination of the merger agreement, upon reasonable prior written notice, Bankrate is required to, and required to cause its subsidiaries to, (1) afford to Red Ventures, Merger Sub and each of their representatives (including, to the extent requested by Red Ventures, the commitment parties) reasonable access, during normal business hours, to Bankrate’s officers, employees, properties, offices and other facilities, books, contracts and records and (2) furnish or cause to be furnished such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Bankrate and its subsidiaries as Red Ventures, Merger Sub or their representatives (including, to the extent requested by Red Ventures, the commitment parties) may reasonably request. However, (1) any information concerning acquisition proposals, inquiries or transactions competing with or alternative to the transactions contemplated by the merger agreement is governed by the section below entitled “The Merger Agreement — Acquisition Proposals; No Solicitation,” (2) no investigation made in accordance with the foregoing will affect or be deemed to modify any of Bankrate’s representations or warranties under the merger agreement, (3) Bankrate and its subsidiaries are not required to permit access to (i) any inspection or information that would violate any of its confidentiality obligations which were in effect as of July 2, 2017, (ii) any information subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine or (iii) information that, in Bankrate’s reasonable opinion, would result in a material breach of a contract to which Bankrate or any of its subsidiaries were bound as of July 2, 2017 and (4) any such investigation must be conducted in a manner so as not to unreasonably interfere with the normal business operations of Bankrate or its subsidiaries or otherwise result in any unreasonable burden with respect to the prompt and timely discharge of their respective employees’ normal duties, provided that Bankrate will use its reasonable best efforts to allow for any access or disclosure in a manner that does not result in the effects in clauses (i)-(iii), including by making appropriate substitute arrangements. In addition, Bankrate and Red Ventures are required to promptly notify the other (1) of any notice or communication received from any governmental entity in connection with the transactions contemplated by the merger agreement or from any person alleging that such person’s consent is or may be required in connection with the transactions contemplated by the merger agreement, if such communication or failure to obtain such consent would reasonably be expected to be material to Bankrate, the surviving corporation or Red Ventures, (ii) of any actions commenced against such Bankrate, Red Ventures or any of their affiliates in connection with, arising from or relating to the merger agreement or the transactions contemplated by the merger agreement or (iii) if Bankrate or Red Ventures becomes aware of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the merger or the transactions contemplated by the merger agreement not to be satisfied.

Acquisition Proposals; No Solicitation

Except as permitted by the merger agreement, the Company must not, and must cause its subsidiaries and its and its subsidiaries’ directors, officers and employees not to, and must use its reasonable best efforts to cause its and its subsidiaries’ affiliates and other representatives not to, directly or indirectly:

•	initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below) (referred to in this proxy statement as an “inquiry”);

•	enter into, continue or otherwise engage or participate in any discussions or negotiations regarding an acquisition proposal or inquiry or that would reasonably be expected to lead to an acquisition proposal, or provide access to its properties, books or records or any non-public information to any person relating to the Company or any of its subsidiaries in connection with the foregoing;

•	enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an acquisition proposal (referred to in this proxy statement as an “alternative acquisition agreement”);

•	approve, endorse, declare advisable or recommend any acquisition proposal;

•	take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any acquisition proposal; or

•	authorize, commit to, agree or publicly propose to do any of the foregoing.

Pursuant to the merger agreement, an “acquisition proposal” means any inquiry, proposal or offer from any person (other than Red Ventures, its subsidiaries) relating to, in a single transaction or series of transactions:

•	a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving Bankrate as a result of which the stockholders of Bankrate immediately prior to the transaction would cease to own at least 80% of the total voting power of Bankrate or any surviving entity (or any direct or indirect parent thereof) immediately following the transaction;

•	the acquisition by any person or group of persons (other than Apax (as defined in the merger agreement) but only to the extent of its approximately 42% ownership of Company common stock as of July 2, 2017) of more than 20% of the total voting power represented by the outstanding voting securities of Bankrate or of any of its subsidiaries whose assets constitute over 20% of the fair market value of the consolidated assets of Bankrate and its subsidiaries;

•	a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any person or group of persons (other than Apax (as defined in the merger agreement) but only to the extent of its approximately 42% ownership of Company common stock as of July 2, 2017) of more than 20% of the total voting power represented by the outstanding voting securities of Bankrate or any of its subsidiaries whose assets constitute over 20% of the fair market value of the consolidated assets of Bankrate and its subsidiaries; or

•	the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of Bankrate and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

Existing Discussions or Negotiations

Pursuant to the merger agreement, Bankrate has agreed to, and to cause its subsidiaries and its and its subsidiaries’ directors, officers and employees to, and to instruct its affiliates and other representatives to, (1) immediately cease all solicitations, discussions and negotiations with any other persons that were ongoing with respect to an acquisition proposal as of July 2, 2017 and request that each such person promptly return or destroy all confidential information furnished to such person by or on behalf of Bankrate in connection with any acquisition proposal and (2) not terminate, amend, release or modify any provision of any standstill agreement to which Bankrate or any of its subsidiaries is a party, except that Bankrate may grant a limited waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential acquisition proposal to be made to Bankrate or Bankrate’s board of directors as long as Bankrate promptly (and in any event within 24 hours thereafter) notifies Red Venture thereof (including the identity of such counterparty (except to the extent prohibited by any contract in effect as of July 2, 2017)) after granting such limited waiver, amendment or release as provided below.

Receipt of Acquisition Proposals

Notwithstanding certain provisions of the merger agreement described above, at any time following July 2, 2017 and prior to the time the company stockholder approval is obtained, if Bankrate receives a written, unsolicited, bona fide acquisition proposal that did not result from a breach of the provisions of the merger agreement described above, then Bankrate and its representatives may contact in writing the person or group of persons making the written acquisition proposal to request clarification of the terms and conditions thereof so as to determine whether it constitutes or could reasonably be expected to result in a superior proposal (as defined below) and, if the Bankrate board of directors determines in good faith after consultation (1) with its financial advisor and outside legal counsel that the acquisition proposal constitutes, or would reasonably be expected to result in, a superior proposal and (2) with its outside legal counsel that failure to take the actions described below would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then Bankrate and its representatives may:

•	provide information to such person or group of persons if Bankrate has entered into a confidentiality agreement containing terms not materially less favorable to Bankrate than those contained in the confidentiality agreement to which Red Ventures is subject, except that it need not contain any standstill or similar provision, provided that Bankrate must substantially concurrently (and in any event, within 24 hours) make available to Red Ventures and Merger Sub any non-public information concerning Bankrate or its subsidiaries that is provided to any such person or group of persons and that was not previously made available to Red Ventures or Merger Sub; and

•	engage or participate in any discussions or negotiations with that person or group of persons.

Pursuant to the merger agreement, a “superior proposal” means a bona fide written acquisition proposal that the Bankrate board of directors has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the person making the proposal would result, if consummated, in a transaction that is more favorable to Bankrate’s stockholders from a financial point of view than the transactions contemplated by the merger agreement (including, if applicable, any revisions to the merger agreement made or proposed in writing by Red Ventures pursuant to the merger agreement); provided, that for purposes of the definition of “superior proposal,” the references to “20%” and “80%” in the definition of acquisition proposal will be deemed to be references to “50%.”

Change in Board Recommendation

The Bankrate board of directors has unanimously recommended that Bankrate stockholders vote “FOR” the proposal to adopt the merger agreement.

Except as expressly permitted by the merger agreement, neither the Bankrate board of directors (nor any committee thereof) may:

•	withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Red Ventures, the recommendation of the Bankrate board of directors that the Company’s stockholders adopt the merger agreement (referred to in this proxy statement as the “company recommendation”);

•	fail to include the company recommendation in this proxy statement;

•	adopt, approve, recommend, endorse or otherwise declare advisable, any acquisition proposal;

•	publicly propose to adopt, approve, recommend, endorse or otherwise declare advisable, any acquisition proposal;

•

fail to publicly reaffirm the company recommendation within 10 business days of the public disclosure of an acquisition proposal (other than of the type referred to in the following bullet point) with any person other than Red Ventures or Merger Sub (provided that if the stockholders meeting is scheduled to be held within 10 business days of such public disclosure, promptly and in any event prior to two business days before the date the stockholders meeting is scheduled to be held); or

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement of the tender offer or exchange offer (or, if the stockholders meeting is scheduled to be held within 10 business days from the date of the commencement, promptly and in any event prior to two business days before the date the stockholders meeting is scheduled to be held).

The actions described in the bullet points above are referred to in this proxy statement as a “change of recommendation,” except that any “stop-look-and-listen” or similar communication described below or the failure by the Bankrate board of directors to take a position with respect to an acquisition proposal referred to in the fifth bullet point above or a tender offer or exchange offer referred to in the sixth bullet point above will not be deemed a change of recommendation if the communication is made or the position is taken prior to the tenth business day after the commencement of the tender offer or exchange offer or the public disclosure of the acquisition proposal, as applicable.

However, before the company stockholder approval is obtained, the Bankrate board of directors may (1) make a change of recommendation if the Bankrate board of directors has received an unsolicited, written bona fide acquisition proposal after July 2, 2017 that the Bankrate board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a superior proposal and did not result from a material breach by the Company of the provisions of the merger agreement described above, or (2) make a change of recommendation contemplated by the first and second bullet points above if, upon the occurrence of an intervening event (as defined below), the Bankrate board of directors has determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, provided that:

•	Bankrate must have given Red Ventures at least three business days’ prior written notice that it intends to make a change of recommendation (referred to in this proxy statement as a “notice of change of recommendation”), which notice must specify in reasonable detail the basis for the change of recommendation and, if the proposed change of recommendation is in response to a superior proposal, the identity of the person or group of persons making the superior proposal and the material terms thereof or, if the proposed change of recommendation is in response to an intervening event, reasonable detail regarding the intervening event;

•	after providing such notice and prior to making a change of recommendation, Bankrate must have negotiated in good faith with Red Ventures and Merger Sub (to the extent Red Ventures and Merger Sub desire to negotiate) during the three-business day notice period to make adjustments to the terms and conditions of the merger agreement so that (1) the superior proposal ceases to be a superior proposal or (2) the change of recommendation in response to the intervening event is no longer applicable; and

•	at the end of the three-business day notice period, the Bankrate board of directors must have determined in good faith, after consultation with its outside legal counsel and, with respect to a superior proposal giving rise to the notice of change of recommendation, its financial advisor, taking into account any changes to the merger agreement proposed in writing by Red Ventures in response to the notice of change of recommendation, that (1) the superior proposal giving rise to the notice of change of recommendation continues to be a superior proposal or (2) in the case of an intervening event, the failure of the Bankrate board of directors to make a change of recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

Any amendment to the financial terms or any other material change to the terms of a superior proposal requires Bankrate to deliver a new notice of change of recommendation and to comply with the requirements in the bullets above, provided that the subsequent notice period will only be two business days instead of three business days.

Under the merger agreement, an “intervening event” means a material event, development or change in circumstances with respect to Bankrate and its subsidiaries, taken as a whole, that occurred or arose after July 2, 2017, which was unknown to, nor reasonably foreseeable by, the Bankrate board of directors as of July 2, 2017 and becomes known to or by the Bankrate board of directors before the time stockholder approval is obtained, provided that the following do not constitute, and will not be considered in determining whether there has been, an intervening event: (1) the receipt, existence of or terms of an inquiry or acquisition proposal or any matter relating thereto or consequence thereof and (2) changes in the market price or trading volume of the shares of Bankrate or the fact that Bankrate meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided that the underlying causes of such change or fact will not be excluded by clause (2)).

The merger agreement does not prohibit Bankrate or the Bankrate board of directors (or any committee thereof) from (1) complying with its disclosure obligations under applicable law or the NYSE, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (2) making any “stop, look and listen” communication to stockholders of Bankrate pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders, including any similar communication in response to an acquisition proposal that is not a tender offer or exchange offer), provided that (i) except as provided in the next sentence, any disclosure made as permitted under clause (1) (other than any “stop-look-and-listen” or similar communication) that relates to an acquisition proposal will be deemed a change of recommendation unless the Bankrate board of directors expressly publicly reaffirms the company recommendation in connection with such disclosure and (ii) neither Bankrate nor the Bankrate board of directors (nor any committee thereof) will be permitted to recommend any acquisition proposal (including that the Bankrate stockholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal) or otherwise make a change of recommendation with respect thereto, except as permitted as described above. Any “stop-look-and-listen” or similar communication permitted under clause (2) above made prior to the tenth business day after the commencement of such tender or exchange offer (or, if earlier, no fewer than two business days prior to the date on which the stockholders meeting is scheduled to be held) will not constitute a change of recommendation or otherwise constitute a basis for Red Ventures to terminate the merger agreement.

Bankrate must promptly (and in any event within 24 hours) notify Red Ventures orally and in writing if any acquisition proposal or inquiry (including any request for non-public information in connection therewith) is received by Bankrate, any of its subsidiaries or any of its representatives, indicating (except to the extent prohibited by any contract in effect as of July 2, 2017) the identity of the person or group of persons making the acquisition proposal, inquiry or request and the material terms and conditions of any such acquisition proposal (including, if applicable, copies of any written inquiries and any proposed agreements related thereto), and thereafter must keep Red Ventures reasonably informed of the status and material terms of any such acquisition proposal inquiry or request (including any material amendments thereto). Bankrate must promptly (and in any event within 24 hours) notify Red Ventures orally and in writing (1) if Bankrate determines to begin providing non-public information or to engage in negotiations or discussions concerning an acquisition proposal and (2) thereafter of any change to the financial and other material terms and conditions of any acquisition proposal and otherwise keep Red Ventures reasonably informed of the status and material terms of any such inquiry, acquisition proposal, discussions or negotiations on a reasonably current basis, including by providing a copy of all proposals, offers or drafts of proposed agreements. Bankrate and its subsidiaries may not enter into any confidentiality or similar agreement that would prohibit them from providing such information to Red Ventures.

Bankrate Stockholders’ Meeting

Bankrate has agreed to take all action necessary to convene a meeting of the holders of Bankrate common stock (which meeting, together with any adjournment or postponement, is referred to in this proxy statement as the “Bankrate stockholders’ meeting”) as reasonably promptly as practicable after the SEC confirms that it has no further comments on this proxy statement, to consider and vote upon the adoption of the merger agreement and to cause such vote to be taken. Bankrate is not permitted to postpone or adjourn the Bankrate stockholders’ meeting without Red Ventures’ written consent (which may not be unreasonably withheld, conditioned or delayed), except if required by applicable law, and except that Bankrate may adjourn or postpone the Bankrate stockholders’ meeting to allow reasonable additional time to solicit additional proxies to the extent Bankrate reasonably believes necessary in order to obtain the company stockholder approval or to allow reasonable time additional for the filing and dissemination of any supplemental or amended disclosure and the review of such disclosure by the Company’s stockholders in advance of the Bankrate stockholders’ meeting to the extent so determined to be necessary, or in the absence of a quorum. However, unless agreed by Red Ventures, the Bankrate stockholders’ meeting will not be postponed or adjourned to a date that is more than 30 days after the date on which such meeting was originally scheduled.

Subject to the Bankrate board of directors’ right to make a change of recommendation, as described in the section of this proxy statement entitled “— Change in Board Recommendation,” the Bankrate board of directors must include the company recommendation in this proxy statement and must use its reasonable best efforts to obtain the company stockholder approval, including actively soliciting proxies in favor of the adoption of the merger agreement at the Bankrate stockholders’ meeting.

In the event that the Bankrate board of directors makes a change of recommendation, Bankrate will be required to submit the merger agreement to holders of Bankrate common stock to obtain the company stockholder approval at the Bankrate stockholders’ meeting unless the merger agreement is terminated in accordance with its terms. In addition, Bankrate is not permitted to submit to the vote of its stockholders any other acquisition proposal unless the merger agreement is terminated in accordance with its terms.

Financing and Financing Cooperation

Prior to the execution of the merger agreement, Red Ventures delivered to Bankrate (1) a copy of the fully executed debt commitment letter, pursuant to which each of Bank of America, Barclays, Citi, CS, Fifth Third, MUFG and PNC Bank have committed, upon the terms and subject to the conditions set forth therein, to lend Red Ventures $2.4 billion in connection with the financing of the amounts payable pursuant to the merger agreement and the transactions contemplated thereby and the refinancing of certain debt by Red Ventures (referred to in this proxy statement as the “debt financing”) and (2) a redacted copy of the related fee letter.

Red Ventures and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the debt financing and any replacement financing on the terms and conditions described in the debt commitment letter or replacement financing documents, as applicable, as promptly as possible but in any event prior to the date upon which the merger is required to be completed pursuant to the terms of the merger agreement. Bankrate is required to use reasonable best efforts to provide, and to cause its subsidiaries and its and their representatives to provide, all cooperation reasonably requested by Red Ventures necessary and customary for the arrangement of the debt financing, subject to certain limitations.

Employee Matters

For a period of not less than 12 months following the closing date, Red Ventures will, or will cause its applicable subsidiary to, provide each employee of the Company and its subsidiaries who continues in employment with Red Ventures, the surviving corporation or their subsidiaries following the effective time with (1) a base salary or regular hourly wage (whichever is applicable) no lower than that in effect for the applicable continuing employee as of immediately prior to the effective time, (2) an annual target cash incentive compensation opportunity that is no less favorable than the annual target cash incentive compensation opportunity in effect for the applicable continuing employee as of immediately prior to the effective time, and

(3) other compensation opportunities and employee benefits that are, in each case, no less favorable in the aggregate than the other compensation opportunities and employee benefits, respectively, provided to the applicable continuing employee as of immediately prior to the effective time; however, the surviving corporation may provide cash incentive compensation opportunities in lieu of equity compensation awards. Red Ventures has also agreed that, during the 12-month period following the closing date, the surviving corporation will provide each continuing employee whose employment is terminated by Red Ventures or one of its subsidiaries with severance in amounts and on terms and conditions that are no less favorable than the severance protections provided to each such continuing employee under the applicable Company benefit plans as of July 2, 2017 (or, if greater, those applicable to similarly situated employees of Red Ventures).

Under the merger agreement, Red Ventures will cause the employee benefit plans of Red Ventures and its subsidiaries in which the continuing employees are entitled to participate after the closing date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan, for purposes of any retiree medical or retiree life insurance plan, or as would result in a duplication of benefits), service prior to the effective time by such employees to the Company and its subsidiaries (and any predecessors) as if such service were with Red Ventures or its subsidiaries. In addition, with respect to any employee benefit plans maintained by Red Ventures and its subsidiaries for the benefit of the continuing employees following the closing date, Red Ventures will, and will cause its subsidiaries to, (1) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any continuing employee to the same extent waived under the analogous Company benefit plan prior to the closing date, and (2) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the effective time occurs under analogous Company benefit plans.

The merger agreement also provides that, immediately prior to the effective time, the Company will pay to each employee of the Company who is employed as of immediately prior to the effective time and who is then participating in any bonus plans or incentive plans maintained by the Company with respect to the Company’s fiscal year during which the closing occurs a prorated bonus for the period from the beginning of such fiscal year through the closing date equal to the greater of (1) such employee’s bonus entitlement for such period based on the actual level of achievement of the applicable performance goals for the period beginning on the first day of such fiscal year and ending as of the end of the month immediately preceding the month in which the effective time occurs (excluding costs relating to the merger, as applicable), as determined by the Bankrate board of directors in its sole discretion, and (2) such employee’s target bonus entitlement. The surviving corporation will also establish bonus plans or incentive plans with respect to the remainder of the fiscal year in which the effective time occurs on terms consistent with the merger agreement.

Efforts to Complete the Merger

Bankrate and Red Ventures have agreed to, and to cause their respective subsidiaries to, each use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing all things necessary, proper or advisable under the merger agreement or applicable law or otherwise complete and make effective the transactions contemplated by the merger agreement as soon as practicable, including to (1) obtain from any governmental entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by Bankrate, Red Ventures or any of their respective affiliates in connection with the authorization, execution, delivery and performance of the merger agreement and the completion of the transactions contemplated by the merger agreement, (2) make all registrations, filings, notifications or submissions which are necessary or advisable with respect to the merger and merger agreement under (i) any applicable federal or state securities law, (ii) the HSR Act and any other applicable regulatory law and (iii) any other applicable law, (3) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the completion of the merger and the other transactions contemplated by the merger agreement and (4) execute and deliver any additional instruments necessary to complete the transactions contemplated by the merger agreement. However, Bankrate and its subsidiaries will not be required to pay prior to the effective time any fee, penalty or other consideration to any third party to obtain consent or approval required for the completion of the merger under any contract. Further, without Red Ventures’ prior written consent, neither Bankrate nor its subsidiaries may pay or commit to pay any third party (other than fees for the filings described in clause (2) above) whose consent or approval is being solicited any amount of cash or other consideration, or make any commitment or incur any liability or other obligation in connection therewith.

Bankrate, Red Ventures and Merger Sub must (1) subject to any restrictions under any regulatory law, promptly notify each other of any communication to that party from any governmental entity with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement and permit the other parties to review in advance any proposed substantive communication to any governmental entity, (2) unless required by applicable law, not agree to participate in any meeting or teleconference with any governmental entity in respect of any filing, investigation or other inquiry with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement unless it consults with the other parties in advance and, to the extent permitted by such governmental entity, gives the other parties the opportunity to attend and participate thereat, (3) subject to any restrictions under any regulatory law, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its subsidiaries and their respective representatives on the one hand, and any governmental entity or members of its staff on the other hand, with respect to the merger agreement and the transactions and other agreements contemplated by the merger agreement (excluding documents and communications subject to the attorney client privilege or other privilege or trade secret protection or the work product doctrine), and (4) furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental entity in connection with the merger agreement and the transactions and other agreements contemplated by the merger agreement, including any filings necessary or appropriate under the provisions of any regulatory law; provided that Bankrate, Red Ventures and Merger Sub may each reasonably designate competitively sensitive material as “outside counsel only material.” Materials provided to the other party or its counsel pursuant to the foregoing may be redacted to remove references concerning the valuation of Bankrate, privileged communications or other competitively sensitive material.

Antitrust Matters

Bankrate, Red Ventures and Merger Sub have agreed to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable after July 2, 2017 (and in any event, within 15 business days), and to make, or cause to be made, all filings and authorizations, if any, required under any other applicable regulatory law as promptly as reasonably practicable any additional information and documentary material that may be requested by a governmental entity pursuant to any regulatory law. In furtherance of the foregoing, Bankrate, Red Ventures and Merger Sub must request and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act, and no party may agree to extend any waiting period under any regulatory law applicable to, or commit not to complete any of the transactions contemplated by, the merger agreement without the prior written consent of all other parties to the merger agreement.

Bankrate and Red Ventures must, and must cause their respective subsidiaries to, each use its reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated under the merger agreement under any regulatory law. If any action, including any action by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated by the merger agreement as violative of any regulatory law, Bankrate and Red Ventures must, and must cause their respective subsidiaries to, cooperate in all respects and use its reasonable best efforts to contest and resist any such action and have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits completion of the transactions contemplated by the merger agreement, including by pursuing all reasonable avenues of administrative and judicial appeal. Bankrate and Red Ventures must, and must cause their respective subsidiaries to, (1) negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Red Ventures or any of its subsidiaries, or of Bankrate or any of its subsidiaries, and (2) otherwise take or commit to take any actions that after the closing date limit Red Ventures’ or its subsidiaries’ (including the surviving corporation’s) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Red Ventures or any of its subsidiaries (including the surviving corporation), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any order which would otherwise have the effect of preventing the closing, materially delaying the closing or delaying the closing beyond the termination date. However, Bankrate and its subsidiaries will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on Bankrate and its subsidiaries only in the event the closing occurs.

Indemnification and Insurance

Red Ventures must cause the surviving corporation to, and the surviving corporation must, (1) indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of Bankrate and its subsidiaries and each fiduciary of a company benefit plan (collectively referred to in this proxy statement, together with such person’s heirs, executors or administrators, as the “indemnified parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether before or at the effective time (including in connection with such indemnified parties’ service as a director or officer of the company or any of its subsidiaries or a fiduciary of a company benefit plan), whether asserted or claimed prior to, at or after the effective time, including, in connection with (1) the transactions contemplated by the merger agreement and (2) actions to enforce the provision of the merger agreement described here or any other indemnification, exculpation or advancement right of any indemnified party. For a period of six years from and after the effective time, Red Ventures is required to cause, unless otherwise required by applicable law, the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the indemnified parties with respect to limitation of liabilities of directors and officers and indemnification than those set forth as of July 2, 2017 in the certificate of incorporation and bylaws of Bankrate, and not to amend, repeal or otherwise modify those provisions in a manner that would adversely affect the rights of the indemnified parties. In addition, from and after the effective time, each of Red Ventures and the surviving corporation must advance costs and expenses (including attorneys’ fees) as incurred by any indemnified party promptly (and in any event within 10 days after receipt by Red Ventures of a written request for such advance to the fullest extent permitted under applicable law, provided that any person to whom expenses are advanced provides an undertaking to repay the advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

In addition, prior to the effective time, Bankrate must obtain (and, following the effective time, the surviving corporation must, and Red Ventures must cause the surviving corporation to, maintain with reputable and financially sound carriers) and fully pre-pay the premium for the extension of (1) the directors’ and officers’ liability coverage of Bankrate’s existing directors’ and officers’ insurance policies and (2) Bankrate’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period (whichever is greater) of six years from and after the effective time with respect to any claim arising from facts or events that existed or occurred at or prior to the effective time (referred to in this proxy statement as “D&O insurance”) with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided under Bankrate’s existing policies in effect on July 2, 2017. In lieu of the foregoing, at Red Ventures’ election and in its sole discretion, the surviving corporation may, and Red Ventures will cause the surviving corporation to, purchase comparable D&O insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under Bankrate’s existing policies as of July 2, 2017. In no event will Bankrate or the surviving corporation be required to expend for any such policies pursuant to the foregoing an annual premium amount in excess of 300% of the current aggregate annual premium paid by Bankrate for such insurance and, if the annual premiums of such insurance coverage exceeds such maximum amount, Bankrate or the surviving corporation will obtain a policy with the greatest coverage available for such maximum amount.

Coordination on Transaction Litigation

Bankrate and Red Ventures have agreed, subject to the preservation of attorney-client or other applicable privilege and the provisions of the merger agreement governing the use and disclosure of confidential information, to keep the other party reasonably informed on a current basis with respect to any actions commenced against it or any of its affiliates arising from or relating to the merger agreement or the transactions contemplated by the merger agreement (referred to in this proxy statement as “transaction litigation”), to reasonably consult with the other party and give consideration to the other’s advice regarding transaction litigation, and to give the other party the opportunity to participate in the defense, settlement or prosecution of any transaction litigation, provided that the Company will in any event control any such defense, settlement or prosecution. Bankrate and Red Ventures have agreed not to settle any transaction litigation without the written consent of the other party (which may not be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

The merger agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) the termination of Bankrate’s commitments under its credit agreement and the discharge of its existing notes, (3) public announcements with respect to the transactions contemplated by the merger agreement, (4) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act and (5) the conduct prior to the effective time of Red Ventures and Merger Sub.

Conditions to Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the adoption of the merger agreement by a majority of the outstanding shares of Bankrate common stock entitled to vote thereon;

•	the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act; and

•	no law or order having been enacted, issued, promulgated, enforced or entered by a court or other governmental entity of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the completion of the merger.

The respective obligations of Red Ventures and Merger Sub to complete the merger are subject to the satisfaction or waiver by Red Ventures at or prior to the effective time of the following additional conditions:

•	the accuracy of the representations and warranties of the Company as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “company material adverse effect” or other qualification provided in the merger agreement;

•	the performance by the Company in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time;

•	the absence of a company material adverse effect after the date of the merger agreement; and

•	the receipt by Red Ventures of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

•	the accuracy of the representations and warranties of Red Ventures and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “parent material adverse effect” or other qualification provided in the merger agreement;

•	the performance by each of Red Ventures and Merger Sub in all material respects of the agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•	the receipt by the Company of a certificate signed by an executive officer of Red Ventures, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

No party may rely, either as a basis for not completing the merger or any of the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of a condition set forth in the merger agreement to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the closing to occur as required by the merger agreement.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:

•	by the mutual written consent of Bankrate and Red Ventures;

•	by either Bankrate or Red Ventures, if:

○	the merger has not been completed on or before December 21, 2017 (referred to in this proxy statement as the “termination date”); provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the failure of the merger to have been completed on or before the termination date was primarily caused by the failure of such party to perform any of its obligations under the merger agreement; or

○	the Bankrate stockholders’ meeting has been duly held and completed and the company stockholder approval has not been obtained at the Bankrate stockholders’ meeting or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken; or

○	an order by a court or other governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the completion of the merger has become final and nonappealable; provided that the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point will not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such order, or the order becoming final and nonappealable, was primarily caused by the failure of such party to perform any of its obligations under the merger agreement; or

•	by Bankrate, if:

○	Red Ventures or Merger Sub has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligation of Bankrate to complete the merger related to Red Ventures’ or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement and (2) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Bankrate of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date; provided that Bankrate does not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it is in breach of any of its representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligations of Red Ventures or Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination; or

○	the marketing period has ended and all of the conditions to the obligation of Red Ventures to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination), Red Ventures does not complete the merger on or prior to the day the closing is required to occur pursuant to the merger agreement and Bankrate has irrevocably confirmed in writing to Red Ventures that it is ready, willing and able to complete the merger and Red Ventures fails to complete the merger within three business days following delivery of such confirmation; or

•	by Red Ventures:

○	prior to the time the company stockholder approval is obtained, if the Bankrate board of directors (or any committee thereof) has made a change of recommendation or allowed Bankrate or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement); or

○	if Bankrate has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach (1) would give rise to the failure of a condition to the obligations of Red Ventures and Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement and (2) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Red Ventures of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date; provided that Red Ventures does not have the right to terminate the merger agreement pursuant to the termination provision referred to in this bullet point if it or Merger Sub is in breach of any of their representations, warranties, covenants or agreements in the merger agreement, such that any condition to the obligation of Bankrate to complete the merger related to Red Ventures’ or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement would not be satisfied if the closing date were the date of such termination.

Company Termination Fee

Bankrate will pay Red Ventures the company termination fee in an amount equal to $37,675,000 in the following circumstances:

•	if all three of the following conditions are satisfied:

(1) the merger agreement is terminated by (i) either Bankrate or Red Ventures because the merger has not been completed on or before the termination date or because the company stockholder approval has not been obtained or (ii) Red Ventures as a result of a breach by Bankrate of any representation, warranty, covenant or agreement in the merger agreement, which breach (x) gives rise to the failure of a condition to the obligations of Red Ventures and Merger Sub to complete the merger related to Bankrate’s representations, warranties, covenants and agreements in the merger agreement and (y) is either not curable before the termination date or is not cured within 30 business days following receipt of written notice from Red Ventures of such breach or any shorter period of time that remains between the date of such notice and the day prior to the termination date, and in each case at the time of the termination, the company stockholder approval has not been obtained, and

(2) an acquisition proposal has been made to Bankrate’s management or the Bankrate board of directors (or any committee thereof) after the date of the merger agreement and prior to the Bankrate stockholders’ meeting and has not been withdrawn (in the case of clause (1)(i), at least two business days prior to the Bankrate stockholders’ meeting, and in the case of clause (1)(ii), prior to the breach that forms the basis of the termination), and

(3) within 12 months after the termination, Bankrate completes an acquisition proposal or enters into a definitive agreement for an acquisition proposal that is subsequently completed (even if after such 12-month period)

(provided that, for purposes of the provision referred to in this bullet point, the references to “20%” and “80%” in the definition of “acquisition proposal” are deemed to be references to “50%”); or

•	if the merger agreement is terminated by Red Ventures because the Bankrate board of directors (or any committee thereof) has made a change of recommendation or allowed Bankrate or any of its subsidiaries to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement).

In no event will Bankrate be required to pay the company termination fee on more than one occasion or be subject to monetary damages for a willful and material breach by Bankrate of its obligations under the merger agreement in an amount in excess of $87,909,000 (referred to in this proxy statement as the “company damage cap”) in the aggregate (including any payment of the company termination fee). In addition, in no event will Red Ventures be entitled to (1) both payment of monetary damages and the company termination fee in a combined amount in excess of the company damage cap or (2) both payment of any monetary damages or the company termination fee and a grant of specific performance of the merger agreement or any other equitable remedy against Bankrate that results in the closing of the merger.

Parent Termination Fee

Red Ventures will pay Bankrate the parent termination fee in an amount equal to $87,909,000 if the merger agreement is terminated by Bankrate because the marketing period has ended and all of the conditions to the obligation of Red Ventures to complete the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, each of which is capable of being satisfied if the closing date were the date of such termination), Red Ventures does not complete the merger on or prior to the day the closing is required to occur pursuant to the merger agreement and Bankrate has irrevocably confirmed in writing to Red Ventures that it is ready, willing and able to complete the merger and Red Ventures fails to complete the merger within three business days following delivery of such confirmation.

In no event will Red Ventures be obligated to pay the parent termination fee on more than one occasion or be subject to monetary damages for a willful and material breach by Red Ventures or Merger Sub of their obligations under the merger agreement in an amount in excess of the parent termination fee in the aggregate. In addition, in no event will Bankrate be entitled to (1) both payment of monetary damages and the parent termination fee, or (2) both payment of any monetary damages or the parent termination fee and a grant of specific performance of the merger agreement or any other equitable remedy against Red Ventures or Merger Sub that results in the closing of the merger.

Limitation on Remedies

In the event of the termination of the merger agreement and the abandonment of the merger in accordance with the provisions described in the section of this proxy statement entitled “— Termination,” the merger agreement will become void and of no effect with no liability to any person on the part of Bankrate, Red Ventures or Merger Sub or their respective affiliates, directors, officers, employees or stockholders, except that no such termination shall relieve (1) Bankrate of any liability to pay the company termination fee or Red Ventures of any liability to pay the parent termination fee, in each case to the extent required pursuant to the merger agreement, or (2) Bankrate, Red Ventures or Merger Sub of any liability for any willful and material breach of the merger agreement prior to such termination. In addition, certain sections of the merger agreement, including sections relating to termination, termination fees and expenses, will survive termination.

Expenses

Except as otherwise provided in the merger agreement, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expense.

Amendment and Modification

Subject to the provisions of applicable law, at any time prior to the effective time, the merger agreement may be amended, modified or waived if the amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Red Ventures, Merger Sub and Bankrate, or in the case of a waiver, by the party against whom the waiver is to be effective, except that (1) after receipt of the company stockholder approval, no amendment may be made which by applicable law requires further approval by the holders of Bankrate common stock without obtaining that further approval and (2) to the extent any modification, waiver or termination of certain provisions in the merger agreement relating to financing is sought that would be materially adverse to any lender under the debt commitment letter or any of its representatives, the prior written consent of the applicable lender will be required.

Jurisdiction; Specific Enforcement

Under the merger agreement, each of the parties has agreed that it will bring any action or proceeding in respect of any claim arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement exclusively in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, another federal or state court located in the State of Delaware. However, each of the parties has agreed that it will not bring or support any action or claim against the commitment parties or their representatives arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York.

Each of the parties has agreed that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, irreparable damage would occur for which monetary damages would not be an adequate remedy. Accordingly, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Pursuant to the merger agreement, each of the parties has agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy. Notwithstanding the foregoing, Bankrate will be entitled to specific performance or any other equitable remedy to cause Red Ventures or Merger Sub to complete the merger only if all of the conditions to Red Ventures’ obligation to effect the merger (set forth in sections 6.1 and 6.2 of the merger agreement) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that those conditions would be satisfied if the closing were on such date), Red Ventures’ debt financing has been funded or would be funded following delivery of a drawdown notice by Red Ventures, and the Company has confirmed in writing to Red Ventures that if specific performance is granted and the debt financing is funded, the closing of the merger will occur.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Bankrate is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” including the footnotes to the table and related narrative discussion beginning on page 52 of this proxy statement.

The Bankrate board of directors unanimously recommends that the stockholders of Bankrate approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Bankrate’s named executive officers in connection with the merger, and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Bankrate or Red Ventures. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Bankrate’s stockholders.

The above resolution approving the merger-related compensation of Bankrate’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Bankrate board of directors unanimously recommends that the stockholders of Bankrate vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT

The Company’s stockholders are being asked to approve a proposal that will give the Bankrate board of directors authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the Bankrate board of directors to any date (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Red Ventures’ consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled). In addition, the Bankrate board of directors could postpone the special meeting before it commences. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

The Company does not anticipate calling a vote on this proposal if the proposal to adopt the merger agreement is approved by the requisite number of shares of Bankrate common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Bankrate board of directors unanimously recommends that the stockholders of Bankrate vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE OF THE COMPANY COMMON STOCK

Bankrate’s common stock is traded on the NYSE under the symbol “RATE.” On August 14, 2017, there were approximately 128 holders of record of our common stock. Certain shares of our common stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The following table sets forth for the periods indicated the high and low sales prices per share for our common stock on the NYSE. We have never paid cash dividends on our common stock.

	Market Price
	Low	High
Fiscal 2015
First Quarter	$11.09	$13.57
Second Quarter	$10.48	$13.92
Third Quarter	$8.87	$11.52
Fourth Quarter	$10.20	$15.80

Fiscal 2016
First Quarter	$6.59	$13.12
Second Quarter	$7.11	$9.71
Third Quarter	$6.91	$8.73
Fourth Quarter	$7.10	$11.60

Fiscal 2017
First Quarter	$9.20	$11.90
Second Quarter	$9.45	$12.95
Third Quarter (through August 14, 2017)	$13.85	$14.25

The approximate intra-day share price of our common stock on June 27, 2017 prior to unconfirmed press speculation regarding a potential transaction involving Bankrate was $12.30 per share. The closing sale price of our common stock on June 30, 2017, the last trading day prior to the announcement of the entry into the merger agreement, was $12.85 per share. On August 14, 2017, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $13.90 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, the following table sets forth the amount and percent of shares of our common stock that as of July 24, 2017, are deemed under the rules of the SEC to be “beneficially owned” by each member of the Bankrate board of directors, by each of our named executive officers, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Exchange Act) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of our common stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed common stock or shares such power with his or her spouse.

	Common Stock Beneficially Owned(1)
	Number of Shares of Common Stock	Percentage of Class
Name of Beneficial Owner
Ben Holding S.à r.l.(2)	37,703,694	42.0%
Peter C. Morse(3)	3,327,689	3.7%
Kenneth S. Esterow(3)	481,813	*
Seth Brody(3)	—	—
Michael J. Kelly(3)	94,873	*
Sree Kotay(3)	54,738	*
Christine Petersen(3)	54,738	*
Richard J. Pinola(3)(4)	138,573	*
Mitch Truwit(3)	—	—
Steven D. Barnhart(3)	128,219	*
James R. Gilmartin(3)	121,349	*
Kenneth Scott Kim(3)	44,211	*
Christopher J. Speltz(3)	244,390	*
All current executive officers and directors as a group (13 persons)(4)	4,698,951	5.2%

*	Less than 1% of our outstanding common stock
(1)	The percentage of shares owned is based on 89,695,515 shares of Company common stock outstanding as of July 24, 2017.

Shares of restricted stock are considered to be outstanding and beneficially owned by the person holding such restricted stock. Shares of Company common stock issuable by us (i) pursuant to options held by the respective persons which may be exercised within 60 days following July 24, 2017 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after July 24, 2017, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares of Company common stock issuable by us pursuant to options exercisable within 60 days include: Mr. Esterow, 250,000 shares; Mr. Gilmartin, 75,000 shares; Mr. Speltz, 100,000 shares; Mr. Kelly, 20,000 shares; and Mr. Pinola, 30,000 shares; and all executive officers and directors as a group, 475,000 shares, of which 455,000 shares had an exercise price in excess of the $14.00 per share merger consideration on July 24, 2017. There were no shares of Company common stock issuable pursuant to vesting of restricted stock units or performance share units within 60 days after July 24, 2017.

(2)

Ben Holding S.à r.l. is beneficially owned by Apax US VII, L.P. (referred to in this proxy statement as “Apax US VII Fund”) and Apax Europe VII-A, L.P., Apax Europe VII-B, L.P. and Apax Europe VII-1, L.P. (referred to in this proxy statement as the “Apax Europe VII Funds” and, together, with Apax US VII Fund, are referred to in this proxy statement as “the Apax VII Funds”). Apax Partners, L.P. is an investment advisor to Apax US VII Fund under an investment advisory agreement with Apax US VII Fund. Apax

Partners LLP is an investment advisor to Apax Europe VII GP L.P. Inc., a Guernsey incorporated limited partnership.

Apax Europe VII GP L.P. Inc., a Guernsey limited partnership, is the general partner of each of the Apax Europe VII Funds. Apax Europe VII GP Co. Limited, a Guernsey company, is the general partner of Apax Europe VII GP L.P. Inc. Apax Europe VII GP Co. Limited is responsible for the investments and general administration of the Apax Europe VII Funds. The directors of Apax Europe VII GP Co. Limited are Messrs. Andrew Guille, David Staples, Simon Cresswell, Martin Halusa, Nicholas Kershaw and Ms. Trina Le Noury.

Apax US VII GP, L.P., a Cayman Islands exempted limited partnership, is the general partner of the Apax US Fund. Apax US VII GP, Ltd., a Cayman Islands exempted limited company, is the general partner of Apax US VII GP, L.P. Apax Guernsey (Holdco) PCC Limited, as a result of a transfer of John F. Megrue’s 100% equity interests in Apax US VII GP, Ltd., owns 100% of the equity interest of Apax US VII GP, Ltd.

The address of Ben Holding S.à r.l. 1-3 Boulevard de la Foire, l-1528 Luxembourg; the address of Apax Europe VII GP Co. Limited, Apax Europe VII GP L.P. Inc. and the Apax Europe VII Funds is Third Floor, Royal Bank Palace, 1 Glategny Esplanade, St. Peter Port, Guersney X0 GY1 2HY; the address of Apax US VII Fund, Apax US VII GP, L.P. and Apax US VII GP, Ltd. is P.O. Box 908GT, Georgetown, Grand Cayman E9 KY1-9002.

(3)	The address of each director and executive officer of Bankrate is c/o Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019.
(4)	Includes 9,034 shares held by Mr. Pinola’s spouse.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of common stock of the Company unless otherwise indicated.

Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•	You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•	You must continue to hold your shares of common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of common stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, in care of the Corporate Secretary, at Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

Within 10 days after the effective date of the merger, the surviving corporation (i.e., Bankrate, Inc.) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved pursuant to Sections 253 or 267 of the DGCL.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining the fair value of the shares of common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware

Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the per share merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company, in care of the Corporate Secretary, at Bankrate, Inc., 1675 Broadway, 22nd Floor, New York, New York 10019, or by calling (917) 368-8600. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold a 2018 annual meeting of stockholders. However, if the merger is not completed, the Company will hold a 2018 annual meeting of stockholders. As described in the Company’s annual meeting proxy statement for the 2017 annual meeting of stockholders filed on April 28, 2017, any stockholder proposals submitted in accordance with SEC rules must be received by us no later than 120 calendar days before the one-year anniversary of the date of our proxy statement released to stockholders in connection with the 2017 annual meeting, or December 29, 2017. However, in the event that we hold our 2018 annual meeting of stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2017 annual meeting, we will disclose the new deadline by which stockholder proposals must be received on Form 10-Q or, if impracticable to do so, by any means reasonably calculated to inform stockholders. Proposals submitted for consideration should be addressed to us at 1675 Broadway, 22nd Floor, New York, New York 10019, Attention: Corporate Secretary. Under applicable SEC rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In order for a stockholder to bring any other business or director nominations before an annual meeting of stockholders, the stockholder must comply with certain conditions set forth in Article II, Sections 12, 13 and 14 of our bylaws, including delivery of notice to us in sufficient time prior to the annual meeting of stockholders. Pursuant to these provisions, notice of nomination or proposal must be received by us no earlier than 120 days prior, and no later than 90 days prior, to the anniversary of the 2017 annual meeting of stockholders; provided, however, that in the event the date of the 2017 annual meeting is more than 30 days earlier or 60 days after the anniversary of the 2017 annual meeting of stockholders, then notice must be received no earlier than 120 days prior, and no later than 90 days prior, to the 2018 annual meeting of stockholders or, if the first public announcement of the date of the 2018 annual meeting is less than 100 days prior to such meeting, notice must be received not later than the close of business on the 10th day following the day on which such public announcement was made.

Additional information regarding the procedures to submit a stockholder proposal at the 2018 annual meeting, if one will be held, is included in the Company’s proxy statement for its 2017 annual meeting of stockholders, filed on April 28, 2017.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on the Investor Relations page of its website at http://investor.bankrate.com/ as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at 1675 Broadway, 22nd Floor, New York, New York 10019, Attention: Corporate Secretary, or by calling (917) 368-8600. In order to ensure timely delivery of the documents before the special meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Bankrate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	the portions of Bankrate’s Definitive Proxy Statement for the 2017 annual meeting of stockholders on Schedule 14A filed with the SEC on April 28, 2017, that are incorporated by reference in Bankrate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Bankrate’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017; and

•	Bankrate’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on March 28, 2017, June 22, 2017, July 3, 2017 and July 7, 2017.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED AUGUST 15, 2017. YOU SHOULD

NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

RED VENTURES HOLDCO, LP,

BATON MERGER CORP.

and

BANKRATE, INC.

Dated as of July 2, 2017

A-i

(Continued)

A-ii

(Continued)

A-iii

INDEX OF DEFINED TERMS

Terms	Page
Acceptable Confidentiality Agreement	A-26
Acquisition Proposal	A-49
Action	A-49
Affiliate	A-49
Agreement	A-1
Alternative Acquisition Agreement	A-25
Annual Bonus Plans	A-33
Bonus Period	A-33
Book-Entry Share	A-4
Bribery Act	A-11
Business Day	A-50
Bylaws	A-2
Cancelled Shares	A-3
Capitalization Date	A-7
Certificate	A-4
Certificate of Merger	A-2
Change of Recommendation	A-27
Charter	A-2
Chosen Courts	A-46
Closing	A-1
Closing Date	A-2
Code	A-5
Common Stock	A-7
Company	A-1
Company Benefit Plan	A-50
Company Board	A-1
Company Damage Cap	A-44
Company Disclosure Schedule	A-7
Company Equity Awards	A-6
Company Information	A-22
Company Intellectual Property	A-50
Company Material Adverse Effect	A-50
Company Owned Real Property	A-16
Company Preferred Stock	A-7
Company Recommendation	A-8
Company Related Parties	A-44
Company Restricted Stock Award	A-6
Company RSU Award	A-6
Company SEC Documents	A-9
Company Securities	A-8
Company Stock Option	A-5
Company Termination Fee	A-44
Compliant	A-51
Confidentiality Agreement	A-32
Continuation Period	A-33
Continuing Employees	A-33
Contract	A-51
Converted Shares	A-3
Credit Agreement Termination	A-38

A-iv

Terms	Page
D&O Insurance	A-35
Debt Commitment Letter	A-20
Definitive Agreements	A-36
DGCL	A-1
Discharge	A-39
Dissenting Shares	A-5
Effective Time	A-2
Enforceability Exceptions	A-8
Environmental Laws	A-51
ERISA	A-51
ERISA Affiliate	A-51
Exchange Act	A-51
Exchange Fund	A-3
Excluded Shares	A-3
Existing Indenture	A-51
Existing Notes	A-51
Existing Notes Trustee	A-51
FCPA	A-11
Financing	A-20
GAAP	A-9
Governmental Entity	A-51
HSR Act	A-51
Indebtedness	A-15
Indemnified Parties	A-34
Inquiry	A-25
Intellectual Property	A-51
Intervening Event	A-52
IT Assets	A-15
J.P. Morgan	A-17
Knowledge	A-52
Law	A-52
Leased Real Property	A-17
Lender	A-52
Lien	A-52
Marketing Period	A-52
Material Contract	A-15
Materials of Environmental Concern	A-53
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Multiemployer Plan	A-53
Notice of Change of Recommendation	A-27
NYSE	A-53
OFAC	A-11
Order	A-53
Parent	A-1
Parent Disclosure Schedule	A-18
Parent Material Adverse Effect	A-18
Parent Related Parties	A-45
Parent Termination Fee	A-45
Paying Agent	A-3

A-v

Terms	Page
Permits	A-11
Permitted Liens	A-53
Person	A-54
Proxy Statement	A-28
Real Property Leases	A-17
Record Holder	A-54
Regulatory Law	A-54
Representatives	A-54
Required Financial Information	A-37
SEC	A-54
Securities Act	A-54
Share	A-3
Shares	A-3
Solvent	A-21
Specified Credit Agreement	A-54
Stockholder Approval	A-40
Stockholders Agreement	A-54
Stockholders Meeting	A-29
Subsidiary	A-54
Superior Proposal	A-54
Surviving Corporation	A-1
Takeover Statute	A-18
Tax	A-54
Tax Return	A-55
Taxes	A-54
Termination Date	A-42
Transaction Litigation	A-32
Willful Breach	A-55

Exhibit A:	Voting Agreement
Exhibit B:	Form of Certificate of Incorporation
Exhibit C:	Debt Commitment Letter

A-vi

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 2, 2017 (this “Agreement”), by and among Red Ventures Holdco, LP, a North Carolina limited partnership (“Parent”), Baton Merger Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“ Merger Sub”), and Bankrate, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and has approved and declared this Agreement fair and advisable to and in the best interests of its stockholders;

WHEREAS, the boards of directors of Parent and Merger Sub have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, New Imagitas, Inc., a wholly owned Subsidiary of Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the transactions contemplated by this Agreement, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Ben Holding S.à r.l. have entered into a Voting Agreement in the form attached hereto as Exhibit A, pursuant to which and subject to the terms thereof, among other things, Ben Holding S.à r.l. is agreeing to vote the shares of Common Stock owned by it and subject to the Voting Agreement in favor of the adoption of this Agreement, and to take certain other actions in furtherance of the transactions contemplated by this Agreement, subject to the terms and conditions thereof; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Agreement.

Section 1.2.     Closing. The closing of the Merger (the “Closing”) shall take place: (a) at 9:00 a.m., New York City time, no later than the third (3rd) Business Day following the satisfaction or waiver (if permissible under applicable Law) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the

Closing), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, provided, that if the Marketing Period has not ended on or prior to the time the Closing would have otherwise been required to occur pursuant to the foregoing, the Closing shall not occur until the earlier to occur of (i) a Business Day during the Marketing Period specified by Parent on no fewer than three (3) Business Days written notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the Financing) and (ii) the first Business Day following the final day of the Marketing Period (subject, in the case of each of the foregoing clauses (i) and (ii), to the satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) as of the date determined pursuant to this proviso) or (b) at such other date, time or place as agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” For the avoidance of doubt, a condition may only be waived in writing by the party or parties entitled to such condition under this Agreement.

Section 1.3.    Effective Time. Subject to the terms and conditions hereof, on the Closing Date, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as the parties shall agree in writing and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

ARTICLE II

EFFECTS OF THE MERGER

Section 2.1.    Effects of the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become debts, liabilities and duties of the Surviving Corporation.

Section 2.2.    Certificate of Incorporation. Without any further action on the part of the Company or Merger Sub, at the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated in its entirety to be in the form attached hereto as Exhibit B, until thereafter amended as provided therein or by applicable Law.

Section 2.3.    Bylaws. Subject to Section 5.10, without any further action on the part of the Company or Merger Sub, at the Effective Time, the bylaws of the Surviving Corporation (the “Bylaws”) shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub (except that the name of the Surviving Corporation shall be the name of the Company), until thereafter amended as provided therein or in the Charter or by applicable Law.

Section 2.4.    Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.5.    Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.6.    Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, any party hereto or any other Person:

(a)    Merger Consideration. Each share of Common Stock (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Converted Shares and Dissenting Shares (collectively, “ Excluded Shares”)) shall at the Effective Time automatically be cancelled and converted into the right to receive $14.00 per Share in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes pursuant to Section 2.7(g), whereupon such Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.7.

(b)    Cancellation of Cancelled Shares; Conversion of Converted Shares. Shares that immediately prior to the Effective Time are held by the Company in treasury or by Parent or Merger Sub (collectively, “Cancelled Shares”) shall at the Effective Time automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Shares that immediately prior to the Effective Time are held by any wholly owned Subsidiary of the Company (collectively, “Converted Shares”) shall at the Effective Time automatically be converted into such number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c)    Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.7.    Payment.

(a)    Paying Agent; Exchange Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II, and in connection therewith, shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent in trust for the benefit of the holders of Shares a cash amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose except as set forth herein. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, that such investments shall be in short-term obligations of, or guaranteed in full by, the United States of America with maturities no more than thirty (30) days or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation. Any interest and other income resulting from such investments shall be payable to Parent or the Surviving Corporation and any amounts in excess of the amounts payable under this Article II shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate Merger Consideration under this Article II. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein.

(b)    Exchange Procedures.

(i)    Letter of Transmittal. As soon as reasonably practicable after the Effective Time (but in any event no later than five (5) Business Days after the date on which the Effective Time occurs), Parent shall, or shall cause the Surviving Corporation to, cause the Paying Agent to mail to each Record Holder of a certificate (a “Certificate”) or book-entry share (a “Book-Entry Share”) that immediately prior to the Effective Time represented Shares, which Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.6(a), (A) a letter of transmittal (which shall be in customary form and with such other provisions as Parent and the Company shall reasonably agree, and which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of such Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) or transfer of such Book-Entry Shares to the Paying Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares)) and (B) instructions for effecting the surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) or Book-Entry Shares to the Paying Agent in exchange for payment of the Merger Consideration therefor.

(ii)    Payment for Shares. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) or Book-Entry Shares, together with, in the case of Certificates, such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to deliver to each such holder, a check in the amount of cash (after giving effect to any required withholding taxes as provided in Section 2.7(g)) that such holder has the right to receive pursuant to Section 2.6(a). No interest will be paid or accrued on any amount payable in respect of Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate or, in the case of a Book-Entry Share, a surrendered Share is registered, it will be a condition of payment that the Certificate or, in the case of a Book-Entry Share, the Share so surrendered be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment has paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or, in the case of a Book-Entry Share, the Share surrendered and has established to the reasonable satisfaction of the Paying Agent and the Surviving Corporation that such Taxes have been paid or are not applicable.

(c)    Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by Section 2.7(b), each Certificate and Book-Entry Share (other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 2.6(a). If, after the Effective Time, Certificates or, in the case of Book-Entry Shares, such Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

(d)    Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares one year after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent, which shall remain responsible for payment of the Merger Consideration for such Shares as provided in this Article II, without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e)    Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, and if determined by Parent in its sole discretion, the posting by such holder of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Paying Agent with respect to such Certificate, Parent will cause the Surviving Corporation or the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Shares previously evidenced by such lost, stolen or destroyed Certificate, without any interest thereon.

(f)    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Converted Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent prompt notice of any written demands received by the Company for appraisals of Shares, including any holder’s written notice of its intent to demand payment pursuant to Section 262 of the DGCL that the Company receives, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL and received by the Company. Parent shall have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands; provided that, after the date hereof until the Effective Time, Parent shall consult with the Company with respect to such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL, or agree to do any of the foregoing.

(g)    Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including pursuant to Sections 2.6(a) and 2.8) such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or the rules and regulations promulgated thereunder, or under any other applicable provision of Law. To the extent that amounts are so deducted and withheld by Parent, the Surviving Corporation or the Paying Agent, as the case may be, and timely paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

Section 2.8.    Company Equity Awards.

(a)    Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company Stock Options with respect to such holder’s Company Stock Options, each outstanding option to acquire Shares (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, as of the Effective Time, become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option, multiplied by (ii) the total number of Shares subject to such Company Stock Option. Any Company Stock Option that has an exercise price per Share that is greater than or equal to the Merger Consideration shall be cancelled for no consideration.

(b)    Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company Restricted Stock Awards with respect to such holder’s Company Restricted Stock Awards, each award in respect of a Share subject to vesting, repurchase or other lapse restriction (each, a “ Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, either (i) become fully vested, in the case of any Company Restricted Stock Award that vests solely based on continued service, or (ii) vested to the extent provided for in the award agreement applicable to such Company Restricted Stock Award, in the case of any Company Restricted Stock Award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the Effective Time, and shall be cancelled and converted automatically into the right to receive an amount in cash equal to the Merger Consideration in respect of each vested Share subject to such Company Restricted Stock Award. For purposes of clause (ii), the determination of actual performance and the number of Shares underlying the Company Restricted Stock Award that vest as of the Effective Time shall be made by the Company Board (or an authorized committee thereof) prior to the Effective Time.

(c)    Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company RSU Awards with respect to such holder’s Company RSU Awards, each restricted stock unit award in respect of a Share (each, a “Company RSU Award” and, together with the Company Stock Options and the Company Restricted Stock Awards, the “Company Equity Awards”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, either (i) become fully vested, in the case of any Company RSU Award that vests solely based on continued service, or (ii) vested to the extent provided for in the award agreement applicable to such Company RSU Award, in the case of any Company RSU Award that vests in whole or in part based on performance conditions and for which the applicable performance period is not complete as of immediately prior to the Effective Time, and shall be cancelled and converted automatically into the right to receive an amount in cash equal to the Merger Consideration in respect of each vested Share subject to such Company RSU Award. For purposes of clause (ii), the determination of actual performance and the number of Shares underlying the Company RSU Award that vest as of the Effective Time shall be made by the Company Board (or an authorized committee thereof) prior to the Effective Time.

(d)    The Surviving Corporation shall pay the holders of Company Equity Awards the cash payments described in this Section 2.8 on or as soon as reasonably practicable after the Closing Date, but in any event within five (5) Business Days thereafter.

(e)    Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section  2.8.

Section 2.9.    Adjustments to Prevent Dilution. In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, combination, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such change and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” (to the extent such disclosures are general and cautionary, predictive or forward-looking in nature)) filed with or furnished to the SEC by the

Company (including any documents incorporated by reference into any of the Company SEC Documents) since January 1, 2016 and publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement or (b) the disclosure letter delivered by the Company to Parent prior to entering into this Agreement (the “Company Disclosure Schedule”) (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Company Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1.    Organization and Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties, rights or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of its and its Subsidiaries’ certificate of incorporation and bylaws (or similar organizational documents), in each case as amended and in effect as of the date of this Agreement. The Company is not in violation of any provision of its certificate of incorporation or bylaws.

Section 3.2.    Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth as of the date hereof a true and complete list of the Subsidiaries of the Company and indicates the jurisdiction of organization or formation of each such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of capital stock or equity interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens. As of the date hereof, neither the Company nor any of the Subsidiaries required to be listed in Section 3.2 of the Company Disclosure Schedule owns, directly or indirectly, any capital stock of, or any joint venture, membership, partnership, voting or equity interest of any nature in, any other Person, other than the Subsidiaries identified in Section 3.2 of the Company Disclosure Schedule.

Section 3.3.    Capitalization.

(a)    The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on June 30, 2017 (the “Capitalization Date”), (i) 89,702,872 shares of Common Stock were issued and outstanding, including 785,733 shares in respect of outstanding Company Restricted Stock Awards, (ii) 12,531,182 shares of Common Stock were held by the Company in its treasury, (iii) 939,940 shares of Common Stock were reserved for issuance pursuant to outstanding Company Stock Options, (iv) 4,969,920 shares of Common Stock were reserved for issuance pursuant to Company RSU Awards (assuming applicable performance conditions are satisfied at target levels), and (v) no shares of Company Preferred Stock were issued and outstanding. All outstanding Shares, and all Shares reserved for issuance as noted in clause (iii) and (iv) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and nonassessable and are or will be free of, and were not and will not be issued in violation of, any preemptive or similar right, purchase option, call or right of first refusal or similar rights.

(b)    Except as set forth in this Section 3.3 and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of Company Stock Options or the vesting or settlement of Company Restricted Stock Awards or Company RSU Awards outstanding on such date, as of the date hereof there are no outstanding or reserved for issuance (i) shares of capital stock or voting securities of the Company, (ii) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s stockholders may vote, (iii) securities, options, warrants, calls, rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or create, or cause to be issued, delivered, sold or created, additional shares of capital stock or other voting or equity securities or interests of the Company or of any of its Subsidiaries (or any security convertible or exercisable therefor) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, interest, agreement, arrangement or undertaking (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”), or (iv) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No shares of capital stock of the Company are owned by any Subsidiary of the Company.

(c)    Except for the Stockholders Agreement, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer or sale of, or providing for registration rights with respect to, the capital stock or other equity interests of the Company or any of its Subsidiaries.

(d)    Section 3.3 of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of all holders of Company Equity Awards and, with respect to each, the type of award, the date of grant, the exercise price, if applicable, and the number of shares of Common Stock subject to such award.

Section 3.4.    Authority.

(a)    The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Stockholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors’ rights generally and (ii)  general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (collectively, the “Enforceability Exceptions”).

(b)    The Company Board, at a meeting duly called and held, has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company, and (iv) subject to Section 5.2, resolved to recommend adoption of this Agreement by the stockholders of the Company (the “Company Recommendation”), which resolutions, as of the date hereof, remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

(c)    The Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

Section 3.5.    Consents and Approvals; No Violations. Except as set forth in Section 3.5 of the Company Disclosure Schedule or as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the DGCL, the rules and regulations of the NYSE, state securities laws, and foreign and supranational laws relating to antitrust and competition clearances and other applicable Regulatory Laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) subject to obtaining the Stockholder Approval, contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or of the similar organizational documents of any of the Company’s Subsidiaries, (ii) require the Company to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (iii) assuming compliance with the matters referred to in clause (ii), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent or other action by any Person under, constitute a default or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Material Contract, or result in the creation or imposition of any Lien, other than any Permitted Lien, on any property, right or asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses  (ii) and (iii), as would not constitute a Company Material Adverse Effect.

Section 3.6.     Company SEC Documents.

(a)    Since December 31, 2015, the Company has filed with or furnished to the SEC, on a timely basis, all forms, reports, statements, certifications, schedules and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (collectively with any amendments thereto, the “Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the respective dates referred to. At the time filed with the SEC (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company since December 31, 2015. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC with respect to any of the Company SEC Documents. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review.

(b)    The consolidated financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) complied as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements or foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly present in all material respects the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).

(c)    The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and the

Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances that (i) material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s applicable rules and forms, the Exchange Act and the Securities Act.

(d)    The Company, based on its most recent evaluation of internal control over financial reporting, has not identified (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e)    Since December 31, 2015, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or other representative of the Company or any of its Subsidiaries, has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has, to the Knowledge of the Company, reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(f)    Since December 31, 2015, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

Section 3.7.    Absence of Certain Changes or Events.

(a)    From December 31, 2016 through the date hereof, except in connection with the Company’s sale process, including the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practice and have not taken any action that, if taken after the date hereof, would require Parent’s consent pursuant to clauses (i), (ii), (iv), (viii), (ix), (xi), (xii), (xv) or (xvi) or, solely to the extent related to the foregoing clauses, clause (xxi) of Section 5.1(b).

(b)    Since December 31, 2016, there has not been a Company Material Adverse Effect.

Section 3.8.    Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub in writing specifically for inclusion therein.

Section 3.9.    Compliance with Laws.

(a)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries (i) are, and since December 31, 2015 have been, in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, and (ii) to the Knowledge of the Company, are not under investigation by any Governmental Entity with respect to, and have not been threatened to be charged with or given notice by any Governmental Entity of, any violation of any such Law or Order. Except as would not constitute a Company Material Adverse Effect, each of the Company and its Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted (collectively, “Permits”). No default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would result in a default under, any such Permit, or would give to others any right of revocation, non-renewal, adverse modification or cancellation of any such Permit, and none of the Company or any of its Subsidiaries has received any cease and desist letters or material written inquiries from any Governmental Entity with respect to any such Permit, except, in each case, as would not constitute a Company Material Adverse Effect.

(b)    Except as would not constitute a Company Material Adverse Effect, since December 31, 2015, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, agents or employees have (i) used any corporate, Company (and/or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official, in each case in violation of, or (ii) otherwise violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”), or the UK Bribery Act (the “Bribery Act”). Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Bribery Act and have maintained such policies and procedures in force. Except as would not constitute a Company Material Adverse Effect, since December 31, 2015, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, agents or employees has directly or indirectly taken any action in violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable United States or foreign laws. To the Knowledge of the Company, except as would not constitute a Company Material Adverse Effect, none of the Company’s or any of its Subsidiaries’ directors, officers, agents or employees is a “specially designated national” or blocked person under United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and since December 31, 2015, neither the Company nor any of its Subsidiaries has engaged in any business with any person with whom, or in any country in which, it is prohibited for a United States person to engage under applicable United States sanctions administered by OFAC.

Section 3.10.    Tax Matters. Except as would not constitute a Company Material Adverse Effect:

(a)    Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by it. All such Tax Returns are true, complete and correct in all material respects.

(b)    Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all material Taxes due (whether or not shown to be due on any Tax Return), except for Taxes that are being contested in good faith and for which adequate reserves have been established, in accordance with GAAP, in the financial statements included in the Company SEC Documents filed prior to the date hereof.

(c)    There are no pending audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries and no written notification has been received by the Company or any of its Subsidiaries that such an audit, examination, investigation or other proceeding in respect of Taxes is proposed or threatened. No Governmental Entity has asserted in writing any deficiency, claim or issue with respect to Taxes or any adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open. There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries (other than Permitted Liens).

(d)    No claim has been made in writing by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be required to file Tax Returns in, or subject to Tax by, that jurisdiction, which claim has not been fully resolved.

(e)    Neither the Company nor any of its Subsidiaries (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any comparable provision of state, local or foreign Law), in either case that would be binding upon the Company or any of its Subsidiaries after the Closing Date, or (ii) is a party to any Tax sharing or indemnity agreement, other than any such agreement (x) contained in ordinary course commercial agreements, employment agreements or leases the primary subject matter of which is not Tax matters or (y) solely between or among the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (A) is or has ever been a member of an affiliated, consolidated, combined or unitary group filing a consolidated, combined, unitary or other Tax Return (other than the group the common parent of which is the Company) or (B) is liable for any Taxes of any other Person pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law) or as a transferee or successor.

(f)    With respect to each of the Company and its Subsidiaries, (i) there is no currently effective written waiver, document or other agreement extending the statute of limitation or period of assessment or collection of any Taxes and (ii) no power of attorney with respect to any Taxes has been executed or filed with any Governmental Entity (excluding powers of attorney granted to employees of the Company or any of its Subsidiaries acting on behalf of the Company or any of its Subsidiaries). Neither the Company nor any of its Subsidiaries has extended the time within which to file any Tax Return (other than an automatic extension not requiring the consent of any Governmental Entity), which Tax Return has not since been filed.

(g)    Each of the Company and its Subsidiaries, within the time and in the manner prescribed by Law, has withheld and paid over to the proper Governmental Entity all amounts required to be withheld and paid over under applicable Law (including Sections 1441, 1442, 3121 and 3402 of the Code or any other applicable provision of state, local or foreign Law).

(h)    Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

(j)    The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 3.11.    Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company, other than liabilities and obligations (a) reserved against or reflected in the Company’s consolidated balance sheet for the fiscal quarter ended March 31, 2017 included in the Company SEC Documents (including in the notes thereto), (b) incurred in the ordinary course of business and consistent with past practice since March 31, 2017, (c) incurred in connection with the Company’s sale process, including the transactions contemplated by this Agreement, the entry into this Agreement and the performance of the transactions contemplated by this Agreement, or (d) that would not constitute a Company Material Adverse Effect.

Section 3.12.    Litigation. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any of their properties, rights or assets, for which an adverse result would constitute a Company Material Adverse Effect. There is no Order imposed upon or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any of their properties, rights or assets, that constitutes a Company Material Adverse Effect.

Section 3.13.    Employees and Employee Benefit Plans.

(a)    Section 3.13(a) of the Company Disclosure Schedule contains a list of each material Company Benefit Plan. The Company has made available to Parent copies of (i) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description thereof) and (ii) to the extent applicable, (A) the most recent annual report on Form 5500 filed and all schedules thereto filed with respect to such Company Benefit Plan, (B) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan, (C) a current Internal Revenue Service opinion or favorable determination letter, and (D) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan. For purposes of this Section 3.13(a), for the avoidance of doubt, a Company Benefit Plan that is an employment, severance, change in control or similar Contract with any employee, director or consultant of the Company or any of its Subsidiaries shall be considered to be material if it provides for aggregate base compensation or payments in excess of $200,000 in any 12-month period.

(b)    Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, and (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company included in the Company SEC Documents in accordance with GAAP. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Company Benefit Plan.

(c)    No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. During the immediately preceding six (6) years, no liability under Section 302 or Title IV of ERISA has been incurred by the Company, its Subsidiaries or their respective ERISA Affiliates that has not been satisfied in full, and, to the Knowledge of the Company, no condition exists that presents a risk to the Company, its Subsidiaries or any such ERISA Affiliates of incurring any such liability.

(d)    None of the Company, its Subsidiaries or any of their respective ERISA Affiliates has within the last six (6) years contributed to or been required to contribute to any Multiemployer Plan.

(e)    No Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code at the sole expense of the former employee.

(f)    Except as expressly provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (alone or in combination with any other event) (i) entitle any officer, director or employee of the Company or any of its Subsidiaries to severance or termination pay, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan, or (iii) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any officer, director or employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement, make-whole or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(g)    No Company Benefit Plan is maintained, or covers any employees of the Company or any of its Subsidiaries working, outside the jurisdiction of the United States or the United Kingdom.

(h)    Neither the Company nor any of its Subsidiaries (i) has agreed or been compelled to recognize any labor union or labor organization, nor has any labor union or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of its Subsidiaries, (ii) is a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement or other Contract with a labor union or labor organization or (iii) is the subject of any proceeding seeking to compel it to bargain with any labor union or labor organization or other union organizational campaign seeking to authorize union representation, nor, to the Knowledge of the Company, is any such proceeding or campaign threatened, and no such proceeding or campaign has been pending or conducted within the past three (3) years. Except as would not constitute a Company Material Adverse Effect, (A) no labor strike, slowdown, work stoppage, lockout, or other labor controversy is in effect or, to the Knowledge of the Company, threatened, and neither the Company nor any of its Subsidiaries has experienced any such labor controversy within the past three (3) years, and (B) the Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment and the termination thereof, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, plant closings and mass layoffs, wages and hours, withholding of Taxes, classification of employees as exempt or non-exempt from overtime pay requirements, classification of individuals as employees or non-employee contractors or consultants, the provision of meal and rest breaks, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters. Except as would not constitute a Company Material Adverse Effect, no action, arbitration, audit, complaint, charge, inquiry, investigation, or proceeding by or on behalf of any employee, prospective employee, former employee or labor organization of the employees of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

Section 3.14.    Intellectual Property.

(a)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own all of the material proprietary Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries substantially as currently conducted, free and clear of all Liens, except for Permitted Liens. No Actions are pending or, to the Knowledge of the Company, threatened, (i) challenging the ownership, enforceability or validity of any Company Intellectual Property, or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than, in each case, as would not constitute a Company Material Adverse Effect.

(b)    Except as would not constitute a Company Material Adverse Effect, (i) to the Knowledge of the Company, no Person is violating, misappropriating or infringing any of the Company Intellectual Property, and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person.

(c)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries take and have taken commercially reasonable actions to maintain and preserve the Company Intellectual Property and to protect and preserve the confidentiality of the trade secrets that comprise any part of the Company Intellectual Property.

(d)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with their respective privacy and security policies and terms of use and with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure of any personal information or data.

(e)    Except as would not constitute a Company Material Adverse Effect, (i) no third Person has possession of, or any current or contingent right to access or possess, any material proprietary source code of the Company or any of its Subsidiaries and (ii) the material proprietary software containing proprietary source code of the Company and its Subsidiaries that is distributed or made available to third parties does not incorporate or interact with any “open source” or similar software in a manner that would require the Company or its Subsidiaries to make such source code available to other third parties.

(f)    Except as would not constitute a Company Material Adverse Effect, since December 31, 2015, there has been no security breach of the computers, websites and information technology systems (“IT Assets”) of (and to the Knowledge of the Company, otherwise used by) the Company and its Subsidiaries.

Section 3.15.    Material Contracts.

(a)    Except as set forth in Section 3.15(a) of the Company Disclosure Schedule or as would not constitute a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach of or default under, nor to the Knowledge of the Company has it received written notice alleging it to be in breach of or default under, the terms of any Material Contract (as defined below), (ii) to the Knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any such Material Contract, (iii) each Material Contract is a valid, binding and enforceable obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect, except as limited by the Enforceability Exceptions, and (iv) no event has occurred which would result in a breach of or default under any Material Contract or cause or permit the termination, cancellation or acceleration of any right or obligation under, any provision of any Material Contract (in each case, with or without notice, lapse of time or both) by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto.

(b)    A true and complete list of the Material Contracts as of the date hereof is set forth in Section 3.15(b) of the Company Disclosure Schedule. The Company has made available to Parent a true and complete copy of each Material Contract, each as amended to the date hereof. For purposes of this Agreement, the term “Material Contract” means any of the following Contracts (together with all exhibits and schedules thereto), excluding any Company Benefit Plan, to which the Company or any of its Subsidiaries is a party as of the date hereof:

(i)    Any limited liability company, partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;

(ii)    Any Contract (other than between or among the Company and any of its wholly owned Subsidiaries or between or among any of the wholly owned Subsidiaries of the Company) (A) relating to (w) indebtedness of the Company or its Subsidiaries for borrowed money in excess of $2 million, (x) other indebtedness of the Company or its Subsidiaries in excess of $2 million evidenced by credit agreements, notes, bonds, indentures, securities or debentures, (y) any financial guaranty by the Company or its Subsidiaries of indebtedness of any other Person described in clauses (w) or (x), and (z) swaps, options, derivatives and other hedging arrangements entered into by the Company or its Subsidiaries in connection with indebtedness described in clauses  (w), (x) or (y) (collectively, “Indebtedness”) or (B) containing any limitation on the ability of the Company or any of its Subsidiaries to incur indebtedness for borrowed money, give guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries or incur Liens;

(iii)    Any Contract that (A) limits the right of the Company or its Subsidiaries to engage or compete in any line of business or to compete or operate in any geographic area, (B) provides for “exclusivity” or any similar requirement in favor of any third party or (C) grants any rights of refusal, rights of first negotiation, “most favored nation” or similar rights to any third party, in each case except for limitations, requirements or provisions that are not material to the business of the Company and its Subsidiaries, taken as a whole;

(iv)    Any Contract that relates to (A) the acquisition or disposition of any business, assets or properties, whether by way of merger, consolidation or purchase of stock or assets, or (B) any material ownership interest in any other Person (other than the Subsidiaries of the Company), in each case that contains material continuing representations, covenants, indemnities or other obligations of the Company;

(v)    Any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $5 million;

(vi)    Any Contract with each of the ten (10) largest customers and commercial vendors of the Company by dollar amount for the fiscal year ending December 31, 2016;

(vii)    Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $1 million;

(viii)    Any Contract to which the Company or any of its Subsidiaries is a party pursuant to which the Company and its Subsidiaries, collectively, received or paid in excess of $10 million during the 12-month period ended December 31, 2016;

(ix)    Any Contract under which a Governmental Entity procures or supplies services from the Company or provides a grant to the Company, or any subcontract to such a Contract;

(x)    Each Real Property Lease and any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any machinery, equipment, office furniture or other personal property, in any such case requiring by its terms aggregate payments by or to the Company or any of its Subsidiaries in excess of $1 million for the 12-month period ending December 31, 2017;

(xi)    Any Contract involving any resolution or settlement of any actual or threatened Action involving the Company or any of its Subsidiaries involving a payment in excess of $5 million or any material ongoing requirements or restrictions on the Company or any of its Subsidiaries;

(xii)    Any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;

(xiii)    Any material Contract under which the Company or any of its Subsidiaries uses or has rights in or to use any Intellectual Property of third parties (including open source Intellectual Property) or under which the Company or any of its Subsidiaries grants any third party any rights in or to use Company Intellectual Property, in each case that provides for annual payments of (or concerns Intellectual Property with a value of) more than $3 million (other than non-exclusive, “off-the-shelf” software licenses) and any material Contract relating to IT Assets; and

(xiv)    Any Contract required to be filed by the Company with the SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K.

Section 3.16.    Property.

(a)    Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all real property owned by the Company or any of its Subsidiaries (the “Company Owned Real

Property”) and a true and complete list of all leases, subleases and licenses (“Real Property Leases”) pursuant to which the Company or any of its Subsidiaries is a party as of the date hereof with respect to real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (each, a “Leased Real Property”).

(b)    Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries has (i) good, valid and marketable fee simple title to all Company Owned Real Property, free and clear of all Liens, except for Permitted Liens, and (ii) valid and enforceable leasehold estates in all Leased Real Property, free and clear of all Liens, except for Permitted Liens, and with respect to the Company Owned Real Property, there are no outstanding option rights, rights of first offer or rights of first refusal to purchase any portion thereof or interest therein.

(c)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to, or valid and enforceable rights to use under existing franchises, easements or licenses of, or valid and enforceable leasehold interests in, all of their material tangible personal properties and assets necessary to carry on their businesses as now being conducted, free and clear of all Liens, except for Permitted Liens.

Section 3.17.    Environmental Laws. Except as would not constitute a Company Material Adverse Effect, (i) to the Knowledge of the Company, there are no Materials of Environmental Concern at any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries under circumstances that have resulted in, or would reasonably be expected to result in, liability of the Company or any of its Subsidiaries under any applicable Environmental Laws, and (ii) none of the Company and its Subsidiaries has violated any Environmental Law, and neither the Company nor any of its Subsidiaries is subject to any Action or has received any written notification alleging that it has any liability or obligation under any Environmental Law or in connection with any release or threatened release of Materials of Environmental Concern except to the extent such matter has been fully resolved and, to the Knowledge of the Company, none of the foregoing is threatened.

Section 3.18.    Insurance Policies. Section 3.18 of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all material insurance policies, including workers’ compensation, corporate-owned life insurance, fire and casualty, general liability, product liability, business interruption, directors and officers and other professionally liability policies, issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured, as well as any material historic occurrence-based policies still in force, and such policies have been made available to Parent. Except as would not constitute a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach of or default under any such insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with or without notice, lapse of time or both, would constitute such a breach or default or permit termination or adverse modification of any such insurance policies. Except as would not constitute a Company Material Adverse Effect, as of the date hereof the Company has not received any notice of termination, cancellation or non-renewal or material premium increase with respect to any such insurance policy nor, to the Knowledge of the Company, are any of the foregoing threatened, and there is no claim pending under any such insurance policies as to which coverage has been denied or disputed by the underwriters of such policies.

Section 3.19.    Opinion of Financial Advisor. The Company Board has received the opinion of J.P. Morgan Securities LLC (“J.P. Morgan”), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, and subject to the qualifications and assumptions set forth in such opinion, the Merger Consideration to be paid to holders of Shares is fair, from a financial point of view, to such holders. A signed, correct and complete copy of such opinion will promptly be made available to Parent for informational purposes only following receipt thereof by the Company.

Section 3.20.    Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than J.P. Morgan, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of the engagement letter between the Company and J.P. Morgan relating to the transactions contemplated by this Agreement, which agreement discloses all fees payable and other material obligations thereunder.

Section 3.21.    Takeover Statutes Not Applicable; No Rights Agreement. Assuming the accuracy of the representations and warranties contained in Section 4.8, no “fair price,” “moratorium,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law, including Section 203 of the DGCL (collectively, a “Takeover Statute”), or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company is applicable to the transactions contemplated by this Agreement, including the Merger. The Company is not party to any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.22.    Related Party Transactions. Neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 3.23.    Exclusivity of Representations. Except for the representations and warranties expressly set forth in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates, and for the avoidance of doubt, neither the Company nor any of its Affiliates makes any express or implied representation or warranty with respect to the Evaluation Material (as defined in the Confidentiality Agreement).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to entering into this Agreement (the “Parent Disclosure Schedule”) (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Parent Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Parent Material Adverse Effect or that the inclusion of such item in the Parent Disclosure Schedule is required), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

Section 4.1.    Organization. Parent is a limited partnership, and Merger Sub is a corporation, and each is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties, rights or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Parent Material Adverse Effect. For purposes of this Agreement, a “Parent Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Parent or Merger Sub from consummating the Merger. Parent has made available to the Company true, complete and correct copies of the certificate of incorporation and bylaws (or similar organization documents) of Parent and Merger Sub, in each case as in effect as of the date of this Agreement. Except as would not constitute a Parent Material Adverse Effect, neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws (or similar organization documents).

Section 4.2.    Capitalization; Merger Sub.

(a)    The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a wholly owned Subsidiary of Parent free and clear of all Liens.

(b)    Merger Sub has been formed solely for the purpose of the Merger and prior to the Effective Time will have engaged in no other business activities and will have owned no assets and incurred no liabilities or obligations other than in connection with the transactions contemplated hereby and activities incidental to its formation.

Section 4.3.    Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary actions on the part of each of Parent and Merger Sub. Concurrently with the execution of this Agreement, New Imagitas, Inc., a North Carolina corporation and a wholly owned Subsidiary of Parent, in its capacity as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, and no other actions on the part of Parent or Merger Sub or any other Subsidiary of Parent, including any vote of the stockholders of Parent, are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming the due and valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions.

Section 4.4.    Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals set forth in Section 4.4 of the Parent Disclosure Schedule or as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the DGCL, the rules and regulations of the NYSE, state securities laws, and foreign and supranational laws relating to antitrust and competition clearances and other applicable Regulatory Laws, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub, (ii) require Parent or Merger Sub to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (iii) assuming compliance with the matters referred to in clause (ii), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Contract to which Parent or Merger Sub is a party, or result in the creation or imposition of any Lien on any property, right or asset of Parent or Merger Sub, with such exceptions, in the case of each of clauses (ii) and (iii), as would not constitute a Parent Material Adverse Effect.

Section 4.5.    Information Supplied. None of the written information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or its Subsidiaries.

Section 4.6.    Litigation. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub), or any of their properties, rights or assets, for which an adverse result would constitute a Parent Material Adverse Effect. There is no Order imposed upon or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub), or any of their properties, rights or assets, that constitutes a Parent Material Adverse Effect.

Section 4.7.    Financing.

(a)    Parent is party to and has accepted a fully executed commitment letter, dated July 2, 2017 (attached hereto as Exhibit C, together with all exhibits or schedules thereto, the “Debt Commitment Letter”), from the Lenders party thereto pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the full amount of the debt financing set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Financing.”

(b)    Parent and Merger Sub have delivered to the Company true, complete and correct copies of the executed Debt Commitment Letter and any fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee and other economic provisions that are customarily redacted in connection with transactions of this type and that do not adversely affect the availability or amount of the Financing.

(c)    Except as expressly set forth in the Debt Commitment Letter, as of the date of this Agreement, there are no conditions precedent to the obligations of the Lenders to provide the Financing or any contingencies that would permit the Lenders to reduce the total amount of the Financing, including any condition or other contingency relating to the availability of the Financing pursuant to any “flex” provision. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Debt Commitment Letter on or prior to the Closing Date, nor does Parent or Merger Sub have knowledge that any of the Lenders will not perform its obligations thereunder. As of the date of this Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Debt Commitment Letter that could adversely affect the availability of the Financing contemplated by the Debt Commitment Letter.

(d)    The Financing, when funded in accordance with the Debt Commitment Letter, together with available cash at the Company and its Subsidiaries and other available cash or other funds of Parent and its Subsidiaries, shall, in the aggregate, provide Parent and its Subsidiaries with cash proceeds (after netting out original issue discount and similar premiums and charges after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Debt Commitment Letter and any related fee letter) on the Closing Date sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement and under the Debt Commitment Letter, including the payment of the aggregate Merger Consideration (including the amounts payable pursuant to Sections 2.7 and 2.8) and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation, and for any repayment or refinancing of any outstanding Indebtedness of Parent, the Company and/or any of their respective Subsidiaries contemplated by this Agreement or the Debt Commitment Letter.

(e)    As of the date of this Agreement, the Debt Commitment Letter is (i) a legal, valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, of each of the other parties thereto (except as limited by the Enforceability Exceptions) and (ii) in full force and effect. Assuming satisfaction or waiver (to the extent permitted by Law) of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, as of the date of this Agreement, (i) no event has occurred which (with or without notice, lapse of time or both) would constitute a failure to satisfy a condition by Parent under the terms and conditions of the Debt Commitment Letter and (ii) neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied by Parent on a timely basis or that the Financing will not be available to Parent or one or more of its Subsidiaries on the Closing Date. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement, and will pay (or cause to be paid) in full any such amounts due on or before the Closing Date. The Debt Commitment Letter has not been modified, amended or altered as of the date of this Agreement and, as of the date of this Agreement, none of the commitments under the Debt Commitment Letter has been withdrawn or rescinded in any respect, and, to the Knowledge of Parent, no withdrawal or rescission thereof is contemplated. To the Knowledge of Parent, no modification of, or amendment to, the Debt Commitment Letter is currently contemplated except for the addition of Lenders, lead arrangers, bookrunners, agents or similar entities who have not executed the Debt Commitment Letter as of the date hereof.

(f)    Without limiting the effect of Section 7.5(f) or Section 8.7, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate of Parent or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.

Section 4.8.    Share Ownership. As of the date hereof, neither Parent nor any of its Subsidiaries (including Merger Sub) is the beneficial owner of any Share. As of the date hereof and at all times thereafter and prior to the time that is immediately prior to the Effective Time, neither Parent nor any of its Subsidiaries (including Merger Sub) is or will be an “interested stockholder” (as defined in the Company’s certificate of incorporation) (and has not been an interested stockholder at any time in the past three (3) years).

Section 4.9.    Brokers. No broker, finder, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates other than those the fees and expenses of which will be paid by Parent, Merger Sub or their Affiliates.

Section 4.10.    Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, (ii) (a) the representations and warranties of the Company contained in this Agreement (other than those qualified by materiality or “Company Material Adverse Effect”) are true and correct in all material respects and (b) the representations and warranties of the Company contained in this Agreement that are qualified by materiality or “Company Material Adverse Effect” are true and correct in all respects, and (iii) any estimates, projections or forecasts of the Company or its Subsidiaries that have been provided by the Company to Parent have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, at the Effective Time, reasonable, after giving effect to all of the transactions contemplated by this Agreement, including the Financing and the payment of the aggregate Merger Consideration (including the amounts payable pursuant to Sections 2.7 and 2.8) and any other repayment or refinancing of debt that may be required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, and payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 4.10, the term “Solvent” means, with respect to any Person as of a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of such Person exceeds its debts, (b) such Person has not incurred debts beyond its ability to pay such debts as such debts mature, and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this Section 4.10, “debt” means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

Section 4.11.    Exclusivity of Representations. Except for the representations and warranties expressly set forth in this Article IV, neither Parent nor Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub or any of their respective Affiliates.

Section 4.12.    No Other Company Representations or Warranties.

(a)    Each of Parent and Merger Sub acknowledges that (i) it and its Representatives have received reasonable access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives have desired, requested or required to review, (ii) it and its Representatives have had reasonable opportunity to meet with the management of the Company and to discuss the business and assets of the Company, (iii) it and its Representatives have been afforded a reasonable opportunity to ask questions of and receive answers from personnel of the Company, and (iv) it has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby.

(b)    Each of Parent and Merger Sub acknowledges that neither the Company nor any Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, its Affiliates (including Merger Sub) and their respective Representatives (and has not relied on any representation, warranty or other statement made by any Person on behalf of the Company or any of its Subsidiaries), except as expressly set forth in Article III (which includes exceptions set forth therein and in the Company Disclosure Schedule) or as may be separately stated in writing in any certificate delivered hereunder, and that all other representations and warranties, express or implied, are specifically disclaimed. Except for the representations and warranties expressly set forth in Article III (taking into account the exceptions set forth therein and in the Company Disclosure Schedule) or as may be separately stated in writing in any certificate delivered hereunder, neither the Company nor any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from the Company’s making available to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, or any such Person’s use of, such information, including any Evaluation Material (as defined in the Confidentiality Agreement) or presentation materials delivered to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, as subsequently updated, supplemented or amended, or any information, documents or material made available to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives in the due diligence materials provided to Parent, its Affiliates (including Merger Sub) or any of their respective Representatives, including in any “data room,” management presentation (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement (collectively, the “Company Information”). Without limiting the foregoing, except as expressly set forth in Article III, the Company makes no representation or warranty, express or implied, to Parent or Merger Sub or any other Person with respect to (i) the information set forth in the Company Information, (ii) any financial projection or forecast relating to the Company or any of its Subsidiaries, whether or not included in the Company Information, or (iii) any other information concerning the Company, any of its Subsidiaries or the transactions contemplated hereby.

ARTICLE V

COVENANTS

Section 5.1.    Conduct of Business by the Company Pending the Merger.

(a)    From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or

(iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on its business in all material respects in the ordinary course and use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers and other third parties with whom the Company and its Subsidiaries have significant business relationships; provided, however, that no action by the Company or its Subsidiaries with respect to matters permitted by any provision of
Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such other provision.

(b)    From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)    declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for dividends or distributions by a Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company;

(ii)    other than in the case of wholly owned Subsidiaries, split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

(iii)    issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement of Company Stock Options, or the vesting or settlement of Company Equity Awards, in each case with respect to Company Stock Options and Company Equity Awards outstanding as of the date of this Agreement or granted in accordance with this Agreement, (B) the issuance of any shares of capital stock or equity interests to the Company or any wholly owned Subsidiary of the Company and (C) the grant of any Liens to secure obligations of the Company or any of its Subsidiaries in respect of any Indebtedness permitted under clause (viii) below;

(iv)    amend or otherwise change the certificate of incorporation or bylaws of the Company or amend or otherwise change other similar organizational documents of any of its Subsidiaries, except, in the case of Subsidiaries, for amendments that would not be materially adverse to the Company or adversely impact the transactions contemplated hereby;

(v)    other than (A) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice, (B) pursuant to transactions that would be permissible under clause (vii) below, or (C) in transactions among wholly owned Subsidiaries of the Company, acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any other Person (other than the Company or any of its Subsidiaries), in each case for an amount in excess of $2 million individually or $5 million in the aggregate;

(vi)    make or incur any financial commitment to make any capital expenditures that exceed $3 million in the aggregate, other than capital expenditures contemplated by the capital budget of the Company made available to Parent prior to the date hereof;

(vii)    other than in the ordinary course of business consistent with past practice or in transactions among wholly owned Subsidiaries of the Company, sell, lease, license, encumber (other than Liens securing any Indebtedness permitted under clause (viii) below), allow the expiration or lapse of (with respect to Intellectual Property registration or applications) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business, property or assets for a purchase price or (if no purchase price is received) with a value in excess of $2 million individually or $5 million in the aggregate;

(viii)    create, incur, assume, suffer to exist or otherwise be liable with respect to, or modify the terms of, any Indebtedness for borrowed money in an amount in excess of $2 million individually or $5 million in the aggregate, excluding (A) Indebtedness solely between or among the Company and one or more of its wholly owned Subsidiaries or (B) borrowings under the Specified Credit Agreement incurred in the ordinary course of business; provided, however, that any Indebtedness incurred in accordance with this Section 5.1(b)(viii) shall not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Financing;

(ix)    issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person (other than the Company or any of its Subsidiaries), enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (other than the Company or any of its Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing;

(x)    other than in the ordinary course of business consistent with past practice, enter into, renew or extend, materially amend, or terminate, or materially waive any material right, remedy or default under, any Material Contract, or enter into or materially amend any Contract that, if existing on the date hereof, would be a Material Contract, other than entering into any Contract solely to the extent effecting a capital expenditure acquisition, disposition or other transaction permitted by this Section 5.1(b);

(xi)    merge, combine or consolidate the Company or any of its Subsidiaries with and into any other Person, other than, in the case of any Subsidiary of the Company, to effect any acquisition permitted by clause (v) or any disposition permitted by clause (vii) and other than transactions solely among wholly owned Subsidiaries of the Company;

(xii)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or reorganization (other than with respect to or among wholly owned Subsidiaries of the Company);

(xiii)    other than Transaction Litigation, which is addressed in Section 5.14, waive, settle or compromise or agree to settle any pending or threatened Action against the Company or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount less than or equal to $2 million in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof) and (B) that do not impose any material restrictions on the operations or businesses of the Company or any of its Subsidiaries, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(xiv)    except as required by any Company Benefit Plan, (A) increase the compensation or severance benefits of any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries, except for increases in base salary (and corresponding increases in target annual bonus) for employees of the Company or any of its Subsidiaries (other than members of the Senior Leadership Team), and payments of annual bonuses, in each case, in the ordinary course of business consistent with past practice, (B) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company Benefit Plan, other than (1) as would not increase the cost to the Company or its Subsidiaries by more than a de minimis amount or (2) at-will offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, (C) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company Benefit Plan, (D) recognize any union or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries or enter into any collective bargaining agreements, or (E) hire or terminate the employment or services of any employee of the Company or any of its Subsidiaries with total target cash compensation in excess of $250,000 per annum, other than a termination for cause or due to permanent disability;

(xv)    make any change in financial accounting methods, principles, policies or practices of the Company or any of its Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable Law;

(xvi)    (A) make, change or revoke any material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any material amended Tax Return that would result in a change in Tax liability, taxable income or loss, (D) adopt or change any method of Tax accounting or annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, (F) agree to extend the statute of limitations in respect of any material amount of Taxes or (G) surrender any right to claim a material Tax refund;

(xvii)    enter into any new line of business outside of the Company’s and its Subsidiaries’ existing businesses on the date of this Agreement, or change its material operating policies in any material respects;

(xviii)    adopt a shareholder rights plan or “poison pill”;

(xix)    (A) enter into or amend in any manner any Contract with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act or (B) make any payment to any Affiliate of the Company or any other Person that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act (other than any payments pursuant to Contracts made available to Parent or as expressly permitted pursuant to Section 5.1(b)(xiv));

(xx)    conduct or announce any facility closure, layoffs, reduction in force or other employment terminations involving or affecting employees of the Company or any of its Subsidiaries, in each case sufficient in number to trigger the application of any Law requiring advance notice of such action; or

(xxi)    agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the foregoing.

(c)    Except as expressly contemplated by this Agreement, none of Parent, Merger Sub or the Company shall take or permit any of their respective Subsidiaries to take any action that could reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Merger and the other transactions contemplated hereby.

(d)    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2.    Acquisition Proposals.

(a)    Except as permitted by this Section 5.2, the Company shall not, and shall cause its Subsidiaries and its and their directors, officers and employees not to, and shall use its reasonable best efforts to cause its and their Affiliates and other Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue or otherwise engage or participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide access to its properties, books or records or any non-public information to any Person relating to the Company or any of its Subsidiaries in connection with the foregoing, (iii) enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”), (iv) approve, endorse, declare advisable or recommend any Acquisition Proposal, (v) take any action to make the provisions of any Takeover Statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any Acquisition Proposal or (vi) authorize, commit to, agree or publicly propose to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and its and their directors, officers and employees and shall instruct its Affiliates and other Representatives to, (x) immediately cease all solicitations, discussions and negotiations with any other Persons that may be ongoing with respect to an Acquisition Proposal as of the date hereof and request that each such Person promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company in connection with any such Acquisition Proposal and (y) not terminate, amend, release or modify any provision of any standstill agreement to which it or any of its Subsidiaries is a party, except that the Company may grant a limited waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Company or the Company Board so long as the Company promptly (and in any event within twenty-four (24) hours thereafter) notifies Parent thereof (including the identity of such counterparty (except to the extent prohibited by any Contract in effect as of the date hereof)) after granting any such limited waiver, amendment or release as provided in Section 5.2(e).

(b)    Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, at any time following the date hereof and prior to the time the Stockholder Approval is obtained, if the Company receives a written, unsolicited and bona fide Acquisition Proposal that did not result from a breach of this Section 5.2, the Company and its Representatives may contact in writing the Person or group of Persons making such written Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and may (i) provide information to such Person or group of Persons if the Company has entered into with such Person or group of Persons a confidentiality agreement containing terms that are not less favorable in any material respect to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any standstill or similar provision (an “Acceptable Confidentiality Agreement”); provided, that the Company shall make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any such Person or group of Persons which was not previously made available to Parent or Merger Sub substantially concurrently (and in any event within twenty-four (24) hours thereafter), and (ii) engage or participate in any discussions or negotiations with such Person or group of Persons, if prior to taking any action described in clause (i) or (ii) above, (A) the Company Board determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and (B) the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.2(b) (including a public announcement that the Company or the Company Board has made any determination required under this Section 5.2(b) to take or engage in any such actions (provided that the Company Board expressly publicly reaffirms the Company Recommendation in connection with such disclosure)), shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4.

(c)    Except as set forth in this Section 5.2(c) or in Section 5.2(d), neither the Company Board nor any committee thereof shall (1) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, (2) fail to include the Company Recommendation in the Proxy Statement, (3) adopt, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (4) publicly propose to adopt, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (5) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days of the public disclosure of an Acquisition Proposal (other than of the type referred to in the following clause (6)) with any Person other than Parent and Merger Sub (provided that if the Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date of such public disclosure, promptly and in any event prior to the date which is two (2) Business Days before the date on which the Stockholders Meeting is scheduled to be held), or (6) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or, if the Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly and in any event prior to the date which is two (2) Business Days before the date on which the Stockholders Meeting is scheduled to be held) (any of the foregoing, a “Change of Recommendation”); provided, that any communication made in accordance with Section 5.2(d)(ii), or the failure by the Company Board to take a position with respect to an Acquisition Proposal referred to in the preceding clause (5) or a tender offer or exchange offer referred to in the preceding clause (6), shall not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the tenth (10th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or the public disclosure of such Acquisition Proposal, as applicable (or such earlier time as referenced above). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may (A) effect a Change of Recommendation if the Company Board has received an unsolicited, written bona fide Acquisition Proposal after the date hereof that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, constitutes a Superior Proposal and did not result from a material breach by the Company of this Section 5.2 or (B) effect a Change of Recommendation contemplated by clauses (1) or (2) of the definition thereof, if, upon the occurrence of an Intervening Event, the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law, and:

(i)    the Company shall have provided prior written notice to Parent, at least three (3) Business Days in advance, that it intends to effect a Change of Recommendation (a “Notice of Change of Recommendation”), which notice shall specify in reasonable detail the basis for the Change of Recommendation and, if the proposed Change of Recommendation is in response to a Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and the material terms thereof (containing a copy of any proposed agreement in respect of the Superior Proposal that is the basis of the proposed action of the Company Board (or, if there is no such proposed agreement, a written summary of the material terms and conditions of the Superior Proposal) and the identity of the party making such Superior Proposal) or, if the proposed Change of Recommendation is in response to an Intervening Event, reasonable detail regarding the Intervening Event;

(ii)    after providing such notice and prior to effecting such Change of Recommendation, the Company shall have negotiated with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement so that (A) the Superior Proposal ceases to be a Superior Proposal or (B) the Change of Recommendation in response to the Intervening Event is no longer applicable; and

(iii)    following the end of such three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and, with respect to Clause (A) below, its financial advisor, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to be a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law.

Any amendment to the financial terms or any other material change to the terms of a Superior Proposal shall require the Company to deliver a new Notice of Change of Recommendation and the Company shall be required to comply again with the requirements of clauses (i)-(iii) above; provided, however, that references to the three (3) Business Day period above shall then be deemed to be references to a two (2) Business Day period following receipt by Parent of any such new Notice of Change of Recommendation.

(d)    Nothing contained in this Section 5.2 or elsewhere in this Agreement shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or the NYSE, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders of the Company, including any such similar communication in response to an Acquisition Proposal that is not a tender offer or exchange offer); provided, however, that, (x) except as provided in the next sentence, any disclosure made as permitted in clause (i) of this Section 5.2(d) (other than any “stop-look-and-listen” or similar communication) that relates to an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board expressly publicly reaffirms the Company Recommendation in connection with such disclosure, and (y) neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend any Acquisition Proposal (including that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal) or otherwise effect a Change of Recommendation with respect thereto, except as permitted by Section 5.2(c). It is understood and agreed that any “stop-look-and-listen” or similar communication permitted under clause (ii) of this Section 5.2(d) made prior to the tenth (10th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or, if earlier, no fewer than two (2) Business Days prior to the date on which the Stockholders Meeting is scheduled to be held) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.4. The Company shall in no event be deemed to violate this Section 5.2 or to have effected a Change of Recommendation as a result of responding to any unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 5.2.

(e)    The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent orally and in writing if, from and after the date hereof, any Acquisition Proposal or Inquiry (including any request for non-public information in connection therewith) is received by the Company, any of its Subsidiaries or any of its or their Representatives, indicating (except to the extent prohibited by any Contract in effect as of the date hereof) the identity of the Person or group of Persons making such Acquisition Proposal, Inquiry or request and the material terms and conditions of any such Acquisition Proposal (including, if applicable, providing copies of any written Inquiries and any proposed agreements related thereto), and thereafter shall keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, Inquiry or request (including any material modifications or amendments thereto). Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing (i) if the Company determines to begin providing non-public information or to engage in negotiations or discussions concerning an Acquisition Proposal in accordance with Section 5.2(b) and (ii) thereafter of any change to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Parent reasonably informed of the status and material terms of any such Inquiry, Acquisition Proposal, discussions or negotiations on a reasonably current basis, including by providing a copy of all proposals, offers or drafts of proposed agreements. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

Section 5.3.    Proxy Statement.

(a)    As promptly as practicable after the date hereof (and in any event within twenty (20) Business Days after the date hereof), the Company shall prepare and, after reasonable consultation with Parent, file with the SEC a preliminary proxy statement relating to the Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”), and the Company shall prepare and file with the SEC all other documents required by the Exchange Act in connection with the Merger and the other transactions contemplated hereby, and Parent and the Company shall cooperate with each other in connection with the preparation of the Proxy Statement and any such other filings. Except as permitted by Section 5.2, the Proxy Statement shall include the Company Recommendation; provided, that if the Company Board shall have effected a Change of Recommendation in accordance with Section 5.2, then in submitting this Agreement to the Company’s stockholders, the Company Board may submit this Agreement to the Company’s stockholders without the Company Recommendation, in which event the Company Board may communicate the basis for its lack of recommendation to the Company’s stockholders in the Proxy Statement or an appropriate amendment thereof or supplement thereto. Parent agrees to provide or cause to be provided all information with respect to itself, its Affiliates and their respective Representatives as may be reasonably requested by the Company for inclusion in the Proxy Statement and any such other filings.

(b)    The Company shall as promptly as reasonably practicable notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall as promptly as reasonably practicable provide to Parent copies of all correspondence with the SEC with respect to the Proxy Statement or the transactions contemplated hereby. The Company shall use its reasonable best efforts to (i) promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC (with the assistance of, and after consultation with, Parent as provided by Section 5.3(c)), (ii) make any amendments or filings as may be necessary in connection therewith and (iii) have the Proxy Statement cleared by the SEC staff as soon as reasonably practical after such filing. The Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(c)    Subject to applicable Law, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment thereof or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (unless and until a Change of Recommendation has occurred or in connection with the matters described in Section 5.2) provide Parent with an opportunity to review and comment on (which comments shall be made promptly) such document or response and shall consider in good faith including in such document or response comments reasonably proposed by Parent.

(d)    If, at any time prior to the receipt of the Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, as the case may be, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. Nothing in this Section 5.3(d) shall limit the rights or obligations of any party under any other paragraph of this Section 5.3.

(e)    All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

Section 5.4.    Stockholders Meeting.

(a)    Subject to Section 5.3, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to duly call, give notice of, convene and hold a meeting of holders of Shares (including any adjournment or postponement thereof as permitted by this Section  5.4, the “Stockholders Meeting”) as promptly as reasonably practicable following clearance of the Proxy Statement by the SEC to consider and vote upon the adoption of this Agreement; provided, that the Company may postpone or adjourn to a later date the Stockholders Meeting (i) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Stockholder Approval, whether or not a quorum is present, (iv) if required by applicable Law or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with outside legal counsel and subject to Section 5.3(c)) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting to the extent so determined to be necessary; provided, further, that in no event shall the Stockholders Meeting be postponed or adjourned to a date that is more than thirty (30) days after the date on which the Stockholders Meeting was originally scheduled to be held without the prior written consent of Parent. Unless there has been a Change of Recommendation pursuant to Section 5.2, the Company shall use its reasonable best efforts to lawfully obtain the Stockholder Approval, including actively soliciting proxies in favor of the adoption of this Agreement at the Stockholders Meeting. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any other Acquisition Proposal.

(b)    The Company shall keep Parent informed with respect to proxy solicitation results as reasonably requested by Parent and shall provide such information and reasonable cooperation as Parent may reasonably request in connection therewith. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is terminated in accordance with its terms, the Company shall remain obligated to provide the information and cooperation described in the immediately preceding sentence and duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that maybe required by applicable Law) to the Company’s stockholders in accordance with Section 5.3 and this Section 5.4, notwithstanding any Change of Recommendation.

Section 5.5.    Reasonable Best Efforts; Filings; Other Actions.

(a)    Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall, and shall cause their respective Subsidiaries to, each use its reasonable best efforts to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing all things necessary, proper or advisable under this Agreement or applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including to (i) obtain from any Governmental Entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by the Company, Parent or any of their respective Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) make all registrations, filings, notifications or submissions which are necessary or advisable with respect to this Agreement and the Merger under (A) any applicable federal or state securities Law, (B) the HSR Act and any other applicable Regulatory Law and (C) any other applicable Law, (iii) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby, and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract; provided, further that without the prior written consent of Parent, neither the Company nor its Subsidiaries shall pay or commit to pay to any third party (for the avoidance of doubt, other than filing fees in connection with the actions described in the preceding clause (ii)) whose consent or approval is being solicited any amount of cash or other consideration, make any commitment or incur any liability or other obligation in connection therewith. Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub to obtain the Financing or any other financing for the transactions contemplated hereby shall be governed exclusively by Sections 5.12 and 5.13, and not this Section 5.5.

(b)    In furtherance and not in limitation of this Section 5.5, each party hereto agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof (and in any event within fifteen (15) Business Days), to make, or cause to be made, all filings and authorizations, if any, required under any other applicable Regulatory Law as promptly as reasonably practicable after the date hereof, and to supply, or cause to be supplied, as promptly as reasonably practicable any additional information and documentary material that may be requested by a Governmental Entity pursuant to any Regulatory Law. In furtherance and not in limitation of the foregoing, the parties shall request and use reasonable best efforts to obtain early termination of the waiting period under the HSR Act, and no party shall agree to extend any waiting period under any Regulatory Law applicable to or commit not to consummate any of the transactions contemplated by this Agreement without the prior written consent of all other parties.

(c)    In furtherance and not in limitation of this Section 5.5, the Company and Parent shall, and shall cause their respective Subsidiaries to, each use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Regulatory Law. If any Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated hereby as violative of any Regulatory Law, the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in all respects and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated hereby, including by pursuing all reasonable avenues of administrative and judicial appeal. In furtherance and not in limitation of the foregoing, the Company and Parent shall, and shall cause their respective Subsidiaries to, (x) negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or any of its Subsidiaries, or of the Company or any of its Subsidiaries, and (y) otherwise take or commit to take any actions that after the Closing Date limit Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets of Parent or any of its Subsidiaries (including the Surviving Corporation), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any Order which would otherwise have the effect of preventing the Closing, materially delaying the Closing or delaying the Closing beyond the Termination Date; provided, that the Company and its Subsidiaries will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company and its Subsidiaries only in the event the Closing occurs.

(d)    In furtherance and not in limitation of this Section 5.5, each of the Company, Parent and Merger Sub shall (i) subject to any restrictions under any Regulatory Law, promptly notify each other of any communication to that party from any Governmental Entity with respect to this Agreement and the transactions and other agreements contemplated hereby and permit the other parties to review in advance any proposed substantive communication to any Governmental Entity, (ii) unless required by applicable Law, not agree to participate in any meeting or teleconference with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to this Agreement and the transactions and other agreements contemplated hereby unless it consults with the other parties in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat, (iii) subject to any restrictions under any Regulatory Law, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Subsidiaries and their respective Representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement and the transactions and other agreements contemplated hereby (excluding any documents and communications which are subject to the attorney client privilege or other privilege or trade secret protection or the work product doctrine), and (iv) furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entity in connection with this Agreement and the transactions and other agreements contemplated hereby and thereby, including any filings necessary or appropriate under the provisions of any Regulatory Law; provided, however, that the parties may, as each deems advisable, reasonably designate competitively sensitive material provided under this Section 5.5 or any other section of this Agreement as “outside counsel only material”. Notwithstanding anything to the contrary in this Section 5.5, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications, or other competitively sensitive material.

Section 5.6.    Access and Reports.

(a)    Subject to applicable Law, from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries to, (i) afford to Parent, Merger Sub and each of their Representatives (including, to the extent requested by Parent, the Lenders) reasonable access, during normal business hours, to its officers, employees, properties, offices and other facilities, books, Contracts and records and (ii) furnish or cause to be furnished such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent, Merger Sub or their Representatives (including, to the extent requested by Parent, the Lenders) may reasonably request; provided, that (w) any information concerning Acquisition Proposals, Inquiries or transactions competing with or alternative to the transactions contemplated by this Agreement shall be governed by Section 5.2 and not this Section 5.6, (x) no investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, (y) neither this Section 5.6(a) nor any other provisions of this Agreement shall require the Company or any of its Subsidiaries to permit access to (A) any inspection or any information that would violate any of its obligations with respect to confidentiality that are in effect as of the date hereof, (B) any information that is subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine or (C) information that in the reasonable opinion of the Company would result in a material breach of a Contract to which the Company or any of its Subsidiaries are bound as of the date hereof, and (z) any such investigation shall be conducted in such a manner as not to unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any unreasonable burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties; provided, that the Company shall use its reasonable best efforts to allow for any access or disclosure in a manner that does not result in the effects set out in clauses (A)-(C), including by making appropriate substitute arrangements.

(b)    Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub or their respective Representatives, Lenders or Affiliates in connection with the transactions contemplated by this Agreement in accordance with that certain letter agreement, dated May 1, 2017, between Silver Lake Management Company IV, L.L.C. and the Company (the “Confidentiality Agreement”) as if all such documents and information were Evaluation Material (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms and shall apply to Parent and Merger Sub as if they were parties thereto.

(c)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (ii)  of any Actions commenced against such party or any of its Affiliates in connection with, arising from or relating to this Agreement or the transactions contemplated by this Agreement (“Transaction Litigation”) or (iii) if such party becomes aware of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party hereto to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.6(c) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any party hereto.

Section 5.7.    Publicity; Communications. The initial press release regarding the Merger shall be a joint press release by the Company and Parent and thereafter (unless in connection with communications regarding a Change of Recommendation or in connection with the other matters described in Section 5.2) each party shall consult with the other parties, and give each other the opportunity to review and comment, prior to issuing any press releases or otherwise making public announcements or filings with respect to the Merger or any of the other transactions contemplated by this Agreement, except as may be required by Law or by obligations pursuant to any listing agreement with the NYSE (in which case such party shall, to the extent practicable, use commercially reasonable efforts to consult with the other parties before issuing such press release or making such public announcement or filing).

Section 5.8.    Employee Benefits.

(a)    For a period of not less than twelve (12)  months following the Closing Date (the “Continuation Period”), Parent shall, or shall cause its applicable Subsidiary to, provide each employee of the Company and its Subsidiaries (including employees who are not actively at work on account of illness, disability or leave of absence) who continues in employment with Parent, the Surviving Corporation or their Subsidiaries following the Effective Time (collectively, the “ Continuing Employees”) with (i) a base salary or regular hourly wage (whichever is applicable) no lower than that in effect for the applicable Continuing Employee as of immediately prior to the Effective Time, (ii) an annual target cash incentive compensation opportunity that is no less favorable than the annual target cash incentive compensation opportunity in effect for the applicable Continuing Employee as of immediately prior to the Effective Time, and (iii) other compensation opportunities and employee benefits that are, in each case, no less favorable in the aggregate than the other compensation opportunities and employee benefits, respectively, provided to the applicable Continuing Employee as of immediately prior to the Effective Time, it being understood that the Surviving Corporation may provide cash incentive compensation opportunities in lieu of equity compensation awards. Effective as of the Effective Time, the Surviving Corporation hereby expressly assumes the Company Benefit Plans and agrees to perform the obligations of the Company thereunder in accordance with the terms and conditions thereof (including the amendment and termination provisions).

(b)    Without limiting the generality of the foregoing, during the Continuation Period, the Surviving Corporation shall provide each Continuing Employee whose employment is terminated by Parent or one of its Subsidiaries with severance in amounts and on terms and conditions that are no less favorable than the severance protections provided to each such Continuing Employee under the Company Benefit Plans as of the date of this Agreement (or, if greater, those applicable to similarly situated employees of Parent).

(c)    Parent will cause any employee benefit plans of Parent and its Subsidiaries in which the Continuing Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan, for purposes of any retiree medical or retiree life insurance plan, or as would result in a duplication of benefits), service prior to the Effective Time by such employees to the Company and its Subsidiaries (and any predecessors) as if such service were with Parent or its Subsidiaries.

(d)    With respect to any employee benefit plans maintained by Parent and its Subsidiaries for the benefit of the Continuing Employees following the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous Company Benefit Plan prior to the Closing Date, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs under analogous Company Benefit Plans.

(e)    Immediately prior to the Effective Time, the Company shall pay to each employee of the Company who is employed as of immediately prior to the Effective Time and who is then participating in any bonus plans or incentive plans maintained by the Company with respect to the Company’s fiscal year during which the Closing occurs (the “ Annual Bonus Plans”), a prorated bonus under the Annual Bonus Plans for the period from the beginning of such fiscal year through the Closing Date (the “Bonus Period”) equal to the greater of (i) such employee’s bonus entitlement for the Bonus Period under the Annual Bonus Plans based on the actual level of achievement of the applicable performance goals for the period beginning on the first day of such fiscal year and ending as of the end of the month immediately preceding the month in which the Effective Time occurs (excluding costs relating to the Merger, as applicable), as determined by the Company Board in its sole discretion and (ii) such employee’s bonus entitlement for the Bonus Period under the Annual Bonus Plans assuming target performance through the Closing Date. The Surviving Corporation shall establish bonus plans or incentive plans with respect to the remainder of the fiscal year in which the Effective Time occurs on terms consistent with Section 5.8(a).

(f)    Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or their Affiliates, or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms after the Closing Date. Without limiting Section 8.9, nothing in this Section 5.8 shall create any third party beneficiary rights in any Continuing Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 5.9.    Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

Section 5.10.    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director and officer of the Company and its Subsidiaries and each fiduciary of a Company Benefit Plan (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether before or at the Effective Time (including in connection with such Indemnified Parties’ service as a director or officer of the Company or any of its Subsidiaries or a fiduciary of a Company Benefit Plan), whether asserted or claimed prior to, at or after the Effective Time including, for the avoidance of doubt, in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification, exculpation or advancement right of any Indemnified Party. Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, shall cause, unless otherwise required by applicable Law, the Charter and Bylaws to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and indemnification than those set forth as of the date of this Agreement in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties. In addition, from and after the Effective Time, each of Parent and the Surviving Corporation shall advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party promptly (and in any event within ten (10) days) after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Indemnified Party wishing to claim indemnification under this Section 5.10(a), upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify the Surviving Corporation thereof in writing; provided, that the failure to so notify the Surviving Corporation shall not affect the indemnification obligations of the Surviving Corporation or Parent under this Section 5.10(a), except to the extent such failure to notify materially prejudices the Surviving Corporation.

(b)    Prior to the Effective Time, the Company shall obtain (and, following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain with reputable and financially sound carriers) and fully pre-pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period (whichever is greater) of six (6)  years from and after the Effective Time with respect to any claim arising from facts or events that existed or occurred at or prior to the Effective Time (collectively, “D&O Insurance”) with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided under the Company’s existing policies in effect on the date hereof. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided in the Company’s existing policies as of the date hereof. In lieu of the foregoing described in this Section 5.10(b) at Parent’s election in its sole discretion, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, (x) in no event shall the Company or the Surviving Corporation be required to expend for any such policies pursuant to this Section 5.10(b) an annual premium amount in excess of 300% of the aggregate of the annual premiums currently paid by the Company for such insurance, and (y) if the annual premiums of such insurance coverage exceed such maximum amount, the Company or the Surviving Corporation shall obtain a policy with the greatest coverage available for such maximum amount.

(c)    If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations set forth in this Section 5.10.

(d)    The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)    The rights of the Indemnified Parties under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries, under any applicable Contracts or Laws or otherwise. All rights to indemnification, exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party (whether asserted or claimed prior to, at or after the Effective Time) as provided in the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries or any Contract or otherwise between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect (and shall be so maintained) and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.11.    Section 16 Matters. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12.    Financing.

(a)    Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions, and shall use reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and conditions described in the Debt Commitment Letter (including, as necessary, the “flex” provisions contained in any related fee letter) as promptly as possible but in any event prior to the date upon which the Merger is required to be consummated pursuant to the terms hereof, including by using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letter and comply with its obligations thereunder in all material respects, (ii) negotiate definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, the “flex” provisions contained in any related fee letter) or, if available, on other terms that (A) are acceptable to Parent in its sole discretion, (B) would not reasonably be expected to delay (taking into account the expected timing of the Marketing Period) or adversely affect the ability of Parent to consummate the transactions contemplated hereby and (C) would otherwise be permitted by Section 5.12(b) and comply with its obligations thereunder, and (iii) taking into account the expected timing of the Marketing Period, satisfy (or, if reasonably required to obtain the Financing, seek the waiver of) on a timely basis all conditions in the Debt Commitment Letter and the Definitive Agreements that are within the control of Parent and its Subsidiaries. In the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (except those that, by their nature, are to be satisfied at the Closing) have been satisfied or waived, Parent and Merger Sub shall use their reasonable best efforts to cause the Lenders thereunder to comply with their respective obligations, including to fund the Financing required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date. Each of Parent and Merger Sub shall use its reasonable best efforts to comply with its respective obligations, and enforce its respective rights, under the Debt Commitment Letter and Definitive Agreements in a timely and diligent manner. Parent and Merger Sub shall give the Company prompt notice of any material breach by any party to the Debt Commitment Letter or Definitive Agreements of which Parent or Merger Sub, as applicable, has obtained Knowledge.

(b)    Neither Parent nor Merger Sub shall, without the prior written consent of the Company: (i) permit any amendment or modification to, or any waiver of any provision or remedy under, the Debt Commitment Letter (including any amendment to add Lenders, lead arrangers, bookrunners, agents or similar entities who have not executed the Debt Commitment Letter as of the date hereof) if such amendment, modification, waiver or remedy (A) adds any new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the amount of the Financing to an amount that, together with available cash at the Company and its Subsidiaries and other available cash or other funds of Parent and its Subsidiaries, would on the Closing Date be less than the amount required to consummate the transactions contemplated hereby, (C) adversely affects in a material respect the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Debt Commitment Letter or the Definitive Agreements, in each case, as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Debt Commitment Letter as in effect on the date hereof or (D) could otherwise reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement (taking into account the expected timing of the Marketing Period); or (ii) terminate the Debt Commitment Letter unless such Debt Commitment Letter is replaced at such time with a new commitment letter that would satisfy the preceding clause (i). Parent and Merger Sub shall promptly deliver to the Company copies of any amendment, modification, waiver or replacement of the Debt Commitment Letter.

(c)    In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Parent and Merger Sub will (i) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with the available portion of the Financing, available cash at the Company and its Subsidiaries and other available funds or cash to Parent and its Subsidiaries, to consummate the transactions contemplated by this Agreement and to pay related fees and expenses) from the same or other sources on terms and conditions that are not less favorable to Parent and its Subsidiaries than the terms and conditions contemplated in the Debt Commitment Letter as of the date hereof, and which do not include any terms or conditions to the consummation of such alternative debt financing that would reasonably be expected to make the funding of such alternative debt financing less likely to occur than the conditions set forth in the Debt Commitment Letter as of the date hereof, and (ii) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative or replacement financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question). Parent and Merger Sub shall provide the Company with prompt oral and written notice of any breach or default by any party to the Debt Commitment Letter or any Definitive Agreement of which Parent or Merger Sub obtain Knowledge and the receipt of any written notice or other written communication from any Lender with respect to any breach, default, termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of any provision thereof. Parent and Merger Sub shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, and without limiting the effect of Section 7.5(f) and Section 8.7, compliance by Parent and Merger Sub with this Section 5.12 shall not relieve Parent and Merger Sub of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available. Without limiting the effect of Section 7.5(f) and Section 8.7, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate of Parent or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.

Section 5.13.    Financing Cooperation.

(a)    Prior to the Closing, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, and shall use its reasonable efforts to cause its and their Representatives to, provide all cooperation reasonably requested by Parent necessary and customary for the arrangement of the Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), including by (i) if requested by Parent, participating in a reasonable number of meetings (including meetings with prospective Lenders), presentations, road shows, due diligence sessions and sessions with rating agencies, at reasonable times and with reasonable advance notice, (ii) to the extent required by the Financing and requested by Parent, using reasonable efforts to facilitate the pledging of, and perfection of security interests in, collateral, effective no earlier than the Effective Time, (iii) furnishing Parent and the Lenders as promptly as reasonably practicable following the delivery of a request therefor to the Company by Parent (which notice shall state with specificity the information requested) such financial and other information regarding the Company as is readily available to the Company at such time and is customarily required in connection with the execution of financings of a type similar to the Financing, including the financial statements of the Company and its consolidated Subsidiaries required by condition paragraph 4 in Exhibit C to the Debt Commitment Letter (such financial statements, the “Required Financial Information”), (iv) if requested by Parent, using reasonable best efforts to assist Parent in connection with Parent’s preparation of customary pro forma financial statements as required by condition paragraph 5 in Exhibit C to the Debt Commitment Letter; provided, that (x) Parent shall be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the Merger and the other transactions contemplated herein and (y) the Company’s assistance shall relate solely to the financial information and data derived from the Company’s historical books and records, (v) in each case following Parent’s reasonable request, using reasonable best efforts to assist Parent and Merger Sub in the preparation of (A) confidential information memoranda (including a version that does not include material non-public information) and other customary marketing materials required in connection with financings similar to the Financing, (B) materials for rating agency presentations and (C) definitive documentation for the Financing, (vi) following Parent’s reasonable request, using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Effective Time to execute resolutions or consents of the Company and its Subsidiaries that do not become effective until the Effective Time with respect to entering into the definitive documentation for the Financing and otherwise as necessary to authorize consummation of the Financing, and (vii) if requested by Parent, provide, at least two (2) Business Days prior to the Closing Date, all documentation and other information as is required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent requested by Parent in writing at least nine (9) Business Days prior to the anticipated Closing Date. Notwithstanding anything to the contrary contained in this Section 5.13 or otherwise, neither the Company nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 5.13 that would: (i) require the Company, its Subsidiaries or any Persons who are directors or officers of the Company or any of its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the Financing that is effective prior to the Effective Time or execute or deliver any certificate, opinion, document, instrument or agreement or agree to any change or modification of any existing certificate, opinion, document, instrument or agreement that is effective prior to the Effective Time, (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (iii) require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Financing prior to the Closing or have any obligation of the Company or any of its Subsidiaries under any certificate, document, instrument or agreement be effective until the Closing, (iv) cause any director, officer employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (v) conflict with the organizational documents of the Company or any of its Subsidiaries or any Laws, (vi) reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which the Company or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege or other applicable privilege of the Company or any of its Subsidiaries, (viii) require the Company or any of its Subsidiaries to prepare any financial statements or information that (a) are not available to it and prepared in the ordinary course of its financial reporting practice and (b) would not otherwise be available to it or capable of being prepared by it without undue burden or otherwise with the use of its commercially reasonable efforts or (ix) require the Company or any of its Subsidiaries to enter into any instrument or agreement that is effective prior to the occurrence of the Closing or that would be effective if the Closing does not occur. Nothing contained in this Section 5.13 or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the arrangement of the Financing and any action taken by them pursuant to this Section 5.13 and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing, any action taken by them at the request of Parent pursuant to this Section 5.13 and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically in connection with its obligations pursuant to this Section 5.13).

(b)    The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent on or prior to the second (2nd) Business Day prior to the Effective Time, a copy of a payoff letter (subject to delivery of funds as arranged by Parent), in customary form and substance, from the Administrative Agent (as defined in the Specified Credit Agreement) under the Specified Credit Agreement. The Company shall, and shall cause its Subsidiaries, as applicable, to, deliver all notices (which notices shall be subject to the consummation of the Financing) and take all other reasonable actions required to facilitate the termination of commitments under the Specified Credit Agreement, the repayment in full of all Obligations (as defined in the Specified Credit Agreement, but other than contingent obligations for which no claim has been made and any other obligations that survive the termination of the Specified Credit Agreement pursuant to the terms thereof) then outstanding thereunder and the release of any Liens and termination of all guarantees (if any) in connection therewith, in each case, on the Closing Date in connection with such repayment (each such termination, repayment or release, a “Credit Agreement Termination”); provided that (x) in no event shall this Section 5.13(b) require the Company or any of its Subsidiaries to cause any Credit Agreement Termination unless the Closing shall have occurred and

(y) Parent shall provide, or cause to be provided, all funds required to effect all such repayments and cash collateralization, backstop or replacement of letters of credit.

(c)    If requested by Parent in writing, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, (i) issue one or more notices of optional redemption (including, if and to the extent permitted under the Existing Notes and Existing Indenture, any notice to extend the redemption date) for all of the outstanding aggregate principal amount of the Existing Notes pursuant to the Existing Indenture, in order to effect a redemption of the Existing Notes on (or at Parent’s election, following) the Closing Date; provided that such redemption notice shall provide that the obligation to redeem the Existing Notes shall be subject to and conditioned upon the occurrence of the Closing Date and the deposit of funds contemplated in the next sentence, and (ii) provide any other cooperation reasonably requested by Parent to facilitate the redemption of the Existing Notes (and/or, if elected by Parent, satisfaction and discharge of the Existing Notes and the Existing Indenture) effective as of (or at Parent’s election, following) and conditioned upon the occurrence of the Closing Date (including delivering any notices, requests, certificates and legal opinions or orders required to be delivered to the trustee under the Existing Indenture in connection with the notice of optional redemption or satisfaction and discharge (but solely to the extent such notices, requests, certificates, opinions and orders would not conflict with applicable Law and would be accurate in light of the facts and circumstances at the time delivered)). The Company shall provide Parent with a reasonable opportunity to review and comment on such notices, requests, certificates and orders and any other document that purports to effect, amend or modify the terms of the redemption. Parent shall deposit, or cause to be deposited, funds with the Existing Notes Trustee sufficient to fund the Discharge no later than the redemption time specified in the applicable redemption notice, or, in the case of a satisfaction and discharge, the time of such satisfaction and discharge (in each case, subject to the occurrence of the Closing Date and the receipt by Parent of financing in an amount sufficient to effect such redemption in full). The redemption (or, if applicable, satisfaction and discharge) of the Existing Notes and Existing Indenture pursuant to this Section  5.13(c), and the release of all guarantees in connection therewith, are referred to collectively as the “Discharge.”

(d)    For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.13 represent the sole obligation of the Company, its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including any Financing) to be obtained by Parent, Merger Sub or any of their Affiliates with respect to the transactions contemplated by this Agreement, the Discharge and the repayment of the Specified Credit Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(e)    All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.13 shall be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Lenders, shall be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided, that such logos are used solely in a manner that is reasonable and customary and that is not reasonably likely to harm or disparage the Company or its Subsidiaries in any respect.

Section 5.14.    Transaction Litigation. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep the other reasonably informed on a current basis with respect to any Transaction Litigation, reasonably consult with the other and give consideration to the other’s advice regarding such Transaction Litigation, and give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; provided, that (x) the Company shall in any event control such defense, settlement or prosecution and (y) and the disclosure of information in connection therewith shall be subject to the provisions of Section 5.6, including regarding attorney-client privilege or other applicable privilege; provided, further, that neither party shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless the other party shall have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned).

Section 5.15.    Resignation of Directors. At the Closing, except as otherwise may be agreed by Parent, the Company shall use its reasonable best efforts to deliver to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective as of immediately prior to (but conditioned on the occurrence of) the Effective Time.

Section 5.16.    State Takeover Statutes. The Company and the Company Board shall (a) take all action necessary to ensure that no Takeover Statute is or becomes applicable to the Merger and (b) if any Takeover Statute becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger.

Section 5.17.    Conduct of Parent and Merger Sub. During the period from the date hereof until the Effective Time (or such earlier date on which this Agreement may be terminated), except (x) as required by applicable Law or (y) as expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries (including Merger Sub) to, (a) take any action or fail to take any action which is intended to or which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the parties hereto to obtain any necessary approvals or clearances of any Governmental Entity required for the transactions contemplated hereby, to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or otherwise prevent or materially delay or impede the consummation of the Merger or the other transactions contemplated hereby, or (b) agree to take, make any commitment to take, or adopt any resolutions of its board of directors or analogous governing body in support of, any of the foregoing.

Section 5.18.    Obligations of Merger Sub and the Surviving Corporation. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.19.    Certain Intellectual Property Matters. The Company agrees to the matters set forth on Section 5.19 of the Company Disclosure Schedule.

ARTICLE VI

CONDITIONS

Section 6.1.    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Stockholder Approval. This Agreement shall have been duly adopted by a majority of the outstanding Shares entitled to vote thereon in accordance with applicable Law and the certificate of incorporation and bylaws of the Company (the “Stockholder Approval”).

(b)    Regulatory Consents. Any and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated.

(c)    Orders. No court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

Section 6.2.    Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver in writing by Parent, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. (i) Other than the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a), Section 3.3(b), Section 3.3(d), Section 3.4, Section 3.7(b) and Section 3.20, the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing Date as if made at such time (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Company Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.3(a), Section 3.3(b), Section 3.3(d) and Section 3.7(b) shall be true and correct as of the Closing Date as if made at such time (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date), except, in the case of (x) Section 3.3(a) and Section 3.3(b), for inaccuracies that are de minimis and (y) Section 3.3(d), for inaccuracies as would not result in an increase in respect of the aggregate cash amounts payable with respect to the Company Equity Awards other than any such increases that are de minimis relative to the aggregate Merger Consideration (including the amounts payable pursuant to Sections 2.7 and 2.8) payable pursuant to this Agreement, and (iii) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.4 and Section 3.20 shall be true and correct in all material respects as of the Closing Date as if made at such time (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date).

(b)    Performance of Obligations. The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms hereof.

(c)    Officer’s Certificate. Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(d) have been satisfied.

(d)    No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred after the date of this Agreement.

Section 6.3.    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction (or waiver in writing by the Company, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. (i) Other than the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.10, the representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct in all respects as of the Closing Date as if made at such time (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect, and (ii) the representations and warranties set forth in Section 4.1 Section 4.2, Section 4.3 and Section 4.10 shall be true and correct in all material respects as of the Closing Date as if made at such time (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date).

(b)    Performance of Obligations. Each of Parent and Merger shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied by it at or prior to the Effective Time pursuant to the terms hereof.

(c)    Officer’s Certificate. The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

Section 6.4.    Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or any of the other transactions contemplated by this Agreement or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VII

TERMINATION

Section 7.1.    Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained, by mutual written consent of the Company and Parent by action of their respective boards of directors.

Section 7.2.    Termination by Either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Company or Parent:

(a)    if the Merger shall not have been consummated on or before December  21, 2017 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to a party if the failure of the Merger to have been consummated on or before the Termination Date was primarily caused by the failure of such party to perform any of its obligations under this Agreement;

(b)    if the Stockholders Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the Stockholder Approval shall not have been obtained at such Stockholders Meeting or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement is taken; or

(c)    if any Order by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to a party if the enactment, issuance, promulgation, enforcement or entry of such Order, or the Order becoming final and non-appealable, was primarily caused by the failure of such party to perform any of its obligations under this Agreement.

Section 7.3.    Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a)    at any time prior to the Effective Time if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Sections 6.3(a) or 6.3(b) and (ii) (x) cannot be cured by Parent or Merger Sub prior to the Termination Date or (y) if capable of being cured, shall not have been cured within thirty (30) Business Days following receipt of written notice from the Company of such breach or any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the Termination Date; provided, that the Company is not in breach of its representations, warranties, covenants or agreements in this Agreement such that any condition to the obligations of Parent and Merger Sub set forth in Sections 6.2(a) or 6.2(b) would not then be satisfied if the Closing Date were the date of such termination; or

(b)     at any time prior to the Effective Time if (i) the Marketing Period has ended and all the conditions set forth in Section 6.1 and Section 6.2 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent does not consummate the Merger on or prior to the day the Closing is required to occur pursuant to Article I, (iii) the Company shall have irrevocably confirmed in writing to Parent that it is ready, willing and able to consummate the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation and (iv) Parent fails to effect the Closing within three (3) Business Days following delivery of such confirmation.

Section 7.4.    Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent:

(a)    at any time prior to the time the Stockholder Approval is obtained, if the Company Board (or any committee thereof) shall have effected a Change of Recommendation or allowed the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement); or

(b)    at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Sections 6.2(a) or 6.2(b) and (ii) (x) cannot be cured by the Company by the Termination Date or (y) if capable of being cured, shall not have been cured within thirty (30) Business Days following receipt of written notice from Parent of such breach or any shorter period of time that remains between the date Parent provides written notice of such breach and the day prior to the Termination Date; provided, that Parent and Merger Sub are not in breach of any of their representations, warranties, covenants or agreements in this Agreement such that any condition to the obligations of the Company set forth in Section 6.3(a) or Section 6.3(b) would not then be satisfied if the Closing Date were the date of such termination.

Section 7.5.    Effect of Termination and Abandonment.

(a)    In the event that this Agreement is terminated and the Merger is abandoned pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto or its Affiliates or its or their respective directors, officers, employees or stockholders; provided, that (i) except as otherwise provided herein, no such termination shall relieve (A) the Company of any liability to pay the Company Termination Fee, or Parent of any liability to pay the Parent Termination Fee, in each case to the extent required pursuant to this Section 7.5 or (B) subject to Section 7.5(d), the Company of, or, subject to Section 7.5(f), Parent or Merger Sub of, any liability for any Willful Breach of this Agreement prior to such termination, and (ii) the provisions listed in the second sentence of Section 8.1 shall survive the termination of this Agreement. The party desiring to terminate this Agreement pursuant to Section 7.2, 7.3 or 7.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other parties in accordance with Section 8.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(b)    In the event that:

(i)    (x) this Agreement is terminated pursuant to Section 7.2(a), Section 7.2(b) or Section 7.4(b) (and with respect to Section 7.2(a) and Section 7.4(b), the Stockholder Approval has not been obtained), (y) any Person shall have publicly proposed, announced or made an Acquisition Proposal or, in the case of a termination pursuant to Section 7.4(b), an Acquisition Proposal shall have been provided to the Company’s management or the Company Board (or any committee thereof), in either case after the date of this Agreement and prior to the Stockholders Meeting (and such Acquisition Proposal shall not have been withdrawn at least two (2) Business Days prior to such Stockholders Meeting), and, in the case of a termination pursuant to Section 7.4(b), prior to the breach that forms the basis for such termination, and (z) within twelve (12) months of such termination the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement for an Acquisition Proposal that is subsequently consummated (whether consummated within such twelve (12)-month period or thereafter), then the Company shall, on the date such Acquisition Proposal is consummated, pay an amount equal to $37,675,000 (the “Company Termination Fee”), to Parent (or its designee) by wire transfer of same day funds to one or more accounts designated by Parent; provided, that for purposes of clauses (y) and (z) above the references to “20%” and “80%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”; or

(ii)    this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall pay the Company Termination Fee to Parent (or its designee) within two (2) Business Days after the date of such termination by wire transfer of same day funds to one or more accounts designated by Parent.

Without limiting any claim by Parent or Merger Sub for Willful Breach of this Agreement by the Company in accordance with and subject to Section 7.5(d), for the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c)    In the event that the Company or Parent shall fail to pay the Company Termination Fee or Parent Termination Fee, as applicable, as required pursuant to this Section 7.5 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, National Association, in the City of New York from time to time during such period, as such bank’s prime lending rate.

(d)    Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated and the Company Termination Fee becomes due and payable under the terms hereof then, except with respect to a Willful Breach of this Agreement by the Company prior to such termination in accordance with and subject to the remainder of this Section 7.5(d), Parent’s and Merger Sub’s sole and exclusive remedy shall be to receive the Company Termination Fee from the Company, and upon Parent’s receipt of the Company Termination Fee, none of the Company or any Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary herein, (i) Parent’s right to receive payment of the Company Termination Fee in circumstances in which it is payable following a termination of this Agreement (and any interest payable pursuant to Section 7.5(c)), (ii) following termination of this Agreement by either party, Parent’s right to seek monetary damages from the Company in the event of the Company’s Willful Breach of this Agreement (and provided that in no event shall the Company be subject to monetary damages for Willful Breach in an amount in excess of $87,909,000 (the “Company Damage Cap”)) and (iii) Parent’s right to seek specific performance of this Agreement against the Company prior to the termination of this Agreement in accordance with its terms pursuant to Section 8.7, shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) of Parent or Merger Sub against the Company and any of its former, current, or future general or limited partners, direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, Affiliates, Representatives or agents or any former, current or future general or limited partner, direct or indirect shareholder or equityholder, manager, member, director, officer, employee, Affiliate, Representative or agent of any of the foregoing (collectively, the “Company Related Parties”) for any loss, cost, damage or expense suffered with respect to this Agreement, the transactions contemplated hereby (including any breach by the Company), the termination of this Agreement, the failure of the transactions contemplated by this Agreement to be consummated or any breach of this Agreement by the Company (whether willfully, intentionally, unintentionally or otherwise), and except as specifically provided above in this Section 7.5(d), none of the Company Related Parties shall have any liability or obligation to Parent or any of its Affiliates under any theory relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, that in no event will Parent be entitled to (i) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Company Damage Cap, (ii) payment of both monetary damages and the Company Termination Fee in a combined amount in excess of the Company Damage Cap, or (iii) both (x) payment of any monetary damages or the Company Termination Fee and (y) a grant of specific performance of this Agreement or any other equitable remedy against the Company that results in the Closing.

(e)    In the event this Agreement is terminated by the Company pursuant to Section 7.3(b) then Parent shall pay the Company a fee equal to $87,909,000 (the “Parent Termination Fee”) within two (2) Business Days after the date of such termination by wire transfer of same-day funds to one or more accounts designated by the Company; provided, that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(f)    Notwithstanding anything to the contrary herein, the Company’s right to (i) terminate this Agreement pursuant to Section 7.3(b) and receive payment of the Parent Termination Fee pursuant to Section 7.5(e) (and any interest payable pursuant to Section 7.5(c)), (ii) terminate this Agreement in a circumstance in which the Parent Termination Fee is not payable pursuant to Section 7.5(e), and seek monetary damages from Parent (but not any of the Lenders or their respective Representatives) in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement (and provided that in no event shall Parent or Merger Sub, in the aggregate, be subject to monetary damages for Willful Breach in an amount in excess of the amount of the Parent Termination Fee) and (iii) seek specific performance of this Agreement against Parent and Merger Sub prior to the termination of this Agreement in accordance with its terms pursuant to, and subject to the limitations contained in, Section 8.7, shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) of the Company against Parent, Merger Sub, the Lenders and any of their respective former, current, or future general or limited partners, direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, Affiliates, Representatives or agents or any former, current or future general or limited partner, direct or indirect shareholder or equityholder, manager, member, director, officer, employee, Affiliate, Representative or agent of any of the foregoing (collectively, the “Parent Related Parties”) for any loss, cost, damage or expense suffered with respect to this Agreement, the Debt Commitment Letter, the transactions contemplated hereby and thereby (including any breach by Parent or Merger Sub), the termination of this Agreement, the failure of the transactions contemplated by this Agreement to be consummated or any breach of this Agreement by Parent or Merger Sub (whether willfully, intentionally, unintentionally or otherwise), and except as specifically provided above in this clause (f), none of the Parent Related Parties shall have any liability or obligation to the Company or any of its Affiliates under any theory relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, that in no event will the Company be entitled to (i) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Parent Termination Fee, (ii) payment of both monetary damages and the Parent Termination Fee, or (iii) both (x) payment of any monetary damages or the Parent Termination Fee and (y) a grant of specific performance of this Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.

(g)    Each party acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.    Survival. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II and Section 5.10 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the

Effective Time shall survive the consummation of the Merger. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Section 5.9 (Expenses) and Section 7.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement, and the agreements of Parent contained in the last sentence of Section 5.13(a) (Financing Cooperation), shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

Section 8.2.    Modification or Amendment. Subject to applicable Law, the parties hereto may modify or amend this Agreement at any time prior to the Effective Time, by written agreement executed and delivered by the duly authorized officers of each of the respective parties; provided, that after receipt of Stockholder Approval, if any such amendment shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company. Notwithstanding anything to the contrary contained herein, this Section 8.2, Section 7.5(e), Section 7.5(f),
Section 8.5(b), Section 8.5(c), clause (v) of the proviso to Section 8.9, and Section 8.15 (and any other provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the foregoing) may not be modified, waived or terminated in a manner materially adverse to any Lender or any of its Representatives without the prior written consent of such Lender.

Section 8.3.    Waiver; Extension. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, the Company or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.4.    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 8.5.    Governing Law and Venue; Waiver of Jury Trial.

(a)    This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action between the parties arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 8.6.

(b)    Notwithstanding the foregoing, each of the parties hereto agrees (on behalf of itself and its controlled Affiliates) that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the

Lenders or their Representatives, in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including any dispute arising out of or relating in any way to the Financing, the Debt Commitment Letter or any other letter or agreement related to the Financing or the performance thereof), in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York. Notwithstanding the foregoing, claims and actions that may be based upon, arise out of, or relate to, the Financing or involve the Lenders for the Financing or their Representatives (whether in law, contract, tort, equity or otherwise) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING, THE DEBT COMMITMENT LETTER OR ANY OTHER LETTER OR AGREEMENT RELATED TO THE FINANCING OR THE PERFORMANCE THEREOF). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

Section 8.6.    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (d) if delivered by email transmission, on the date of such transmission, provided, that confirmation of such transmission is received within one (1) Business Day, or (e) if delivered by facsimile transmission, upon confirmation of successful transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

c/o Red Ventures Holdco, LP
1423 Red Ventures Drive
Fort Mill, SC 29707
Attention:	Mark Brodsky
Tommy Warlick
Fax:	(794) 909-2180
Email:	mbrodsky@redventures.com
twarlick@redventures.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	William R. Dougherty
Fax:	(212) 455-2502
Email:	wdougherty@stblaw.com

If to the Company, to:

Bankrate, Inc.
1675 Broadway, 22nd Floor

New York, NY 10019
Attention:	James R. Gilmartin, Senior Vice President, General Counsel & Corporate Secretary
Email:	james.gilmartin@bankrate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Edward D. Herlihy
Matthew M. Guest
Fax:	(212) 403-2000
Email:	EDHerlihy@wlrk.com
MGuest@wlrk.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 8.7.    Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that, subject in all respects to the terms and conditions of this Section 8.7, the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary in this Agreement, the parties hereto hereby acknowledge and agree that the Company shall be entitled to specific performance or any other equitable remedy to cause Parent or Merger Sub to consummate the Merger only if (i) all conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided, that those other conditions would be satisfied if the Closing were on such date) and Parent has failed to consummate the Closing when required to hereunder, (ii) the Financing has been funded or would be funded following the delivery of a drawdown notice by Parent and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Financing is funded, then the Closing will occur accordance with Article I.

Section 8.8.    Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 8.9.    No Third Party Beneficiaries. Each of Parent, Merger Sub and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that (i) the Persons referred to in the last sentence of Section 5.13(a) (Financing Cooperation) and Section 7.5 (Effect of Termination and Abandonment) shall be third party beneficiaries of, and shall be entitled to rely on, such sections, (ii) if the Effective Time occurs, the holders of Shares shall be third party beneficiaries of, and shall be entitled to rely on, Article II, (iii) if the Effective Time occurs, the Indemnified Parties shall be third party beneficiaries of, and shall be entitled to rely on, Section 5.10 (Indemnification; Directors’ and Officers’ Insurance), (iv) if the Effective Time occurs, the holders of Company Equity Awards shall be third party beneficiaries of, and shall be entitled to rely on, Article II, and (v) the Lenders and their Representatives shall be third party beneficiaries of, and shall be entitled to rely on, Section 7.5(e), Section 7.5(f), Section 8.2, Section 8.5(b), Section 8.5(c), this clause (v) to the proviso in this Section 8.9 and Section 8.15.

Section 8.10.    Definitions; Construction.

(a)    Definitions. As used herein:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, in a single transaction or series of transactions, (a) a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) the acquisition by any Person or group of Persons (for the avoidance of doubt, other than Apax (as defined in the Stockholders Agreement) but only to the extent of its current approximately 42% ownership of Shares) of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries whose assets constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any Person or group of Persons (for the avoidance of doubt, other than Apax but only to the extent of its current approximately 42% ownership of Shares) of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries whose assets constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, or (d) the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Action” means any claim, charge, complaint, demand, action, litigation, arbitration, suit in equity or at law, administrative, regulatory or quasi-judicial proceeding, or other proceeding, in each case by or before a Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

“ Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit plan, program, agreement or arrangement that the Company or any of its Subsidiaries sponsors, maintains or contributes to, or is required to contribute to, for the benefit of any director, officer or employee of the Company or any of its Subsidiaries, in each case, other than any Multiemployer Plan.

“Company Intellectual Property” means Intellectual Property owned by the Company and its Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that (x) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, the Company from consummating the Merger; provided, that for purposes of clause (x), none of the following, and no effect arising out of, relating to or resulting from the following, shall constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a “Company Material Adverse Effect”:

(i)    any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the industries in which the Company and its Subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; or

(ii)    any facts, circumstances, changes, events, occurrences or effects, to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in Law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) the entry into and consummation and performance of this Agreement and the transactions contemplated thereby and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or other third parties (except that this clause (B) shall not apply to the representations and warranties made in Section 3.5 (and to the extent related to Section 3.5, the condition in Section 6.2(a))), (C) acts of war (whether or not declared) or any outbreak of hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage or terrorism, (D) weather, pandemics, earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other acts of god, whether or not weather-related, (E) regulatory and political conditions or developments, (F) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company), but in any event only in their capacities as current or former stockholders, or otherwise under the DGCL or other applicable Law, arising out of or related to this Agreement or any of the transactions contemplated hereby, (G) actions or omissions of the Company or any of its Subsidiaries requested in writing by Parent or expressly required by this Agreement, (H) any decline in the market price, or change in trading volume, of the Common Stock (or the volatility thereof) or (I) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position, or other metrics;

provided, that (x) facts, circumstances, changes, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C), (ii)(D) and (ii)(E) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such facts, circumstances, changes, events, occurrences or effects have a disproportionate adverse effect on the Company and its

Subsidiaries, taken as a whole, in relation to others in the industries of the Company and its Subsidiaries (provided, that only the incremental disproportionate adverse effects of such facts, circumstances, changes, events, occurrences or effects may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), and (y) that the underlying cause of any decline, change or failure referred to in clause (ii)(H) or (ii)(I) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect unless such underlying cause is otherwise excluded hereby.

“Compliant” means, with respect to the Required Financial Information, that such Required Financial Information, when taken as a whole, does not, in each case, with respect to the Company and its Subsidiaries, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Financial Information not materially misleading in the light of the circumstances under which it was furnished.

“Contract” means any note, bond, mortgage, indenture, lease, license, franchise, contract, agreement, commitment or other legally binding instrument.

“Environmental Laws” means any Law regulating or relating to natural resources or the environment, or to the extent relating to exposure to hazardous or toxic materials, human health or safety, including Laws relating to contamination and the use, generation, management, handling, transport, treatment, disposal, storage, release of, or exposure to, Materials of Environmental Concern.

“ ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Indenture” means that certain Indenture, dated as of August 7, 2013, by and among the Company, as issuer, the guarantors party thereto, and the Existing Notes Trustee (as amended or supplemented from time to time), governing the Existing Notes.

“Existing Notes” means $300,000,000 aggregate principal amount of 6.125% Senior Notes due 2018, issued by the Company.

“Existing Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Existing Indenture.

“Governmental Entity” means any federal, state, local or foreign government, any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local, foreign or supranational, and any arbitral body or the NYSE.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all worldwide intellectual property rights, including: trademarks, trade names, service marks, service names, mark registrations and applications, trade dress, logos, domain names, social and mobile media identifiers, URLs, other source indicators and all common-law rights relating thereto, and the goodwill of any business symbolized by the foregoing; registered and unregistered copyrights and patents and patent applications; trade secrets and know-how; methods and processes; proprietary lists (including customer and vendor lists); and computer programs, software, data and databases.

“Intervening Event” means a material event, development or change in circumstances with respect to the Company and its Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which was unknown to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement and becomes known to or by the Company Board prior to the time the Stockholder Approval is obtained; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

“Knowledge” means (i) with respect to the Company, the actual knowledge of those persons set forth in Section 8.10(b) of the Company Disclosure Schedule, and (ii) with respect to Parent, the actual knowledge of those persons set forth in Section 8.10(b) of the Parent Disclosure Schedule.

“Law” means any Order or any federal, state, local, foreign, supranational or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Entity.

“Lender” means the entities (or any of their Affiliates) that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Financing in connection with the transactions contemplated by this Agreement, including the parties to the Debt Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto and their respective successors and assigns.

“ Lien” means any mortgage, pledge, assignment, title defect, claim, adverse ownership interest, transfer restriction, security interest, encumbrance, lien or charge.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing after the date hereof throughout which (i) Parent shall have the Required Financial Information and such Required Financial Information (which shall be the same information throughout the period) is Compliant, (ii) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied (other than Section 6.1(a) and Section 6.1(b) and those conditions that by their nature are to be satisfied at the Closing), assuming that the Closing Date were to be scheduled for any time during such fifteen (15) consecutive Business Day period, or (to the extent permitted by applicable Law) waived, and (iii) during the last five (5) Business Days of such fifteen (15) consecutive Business Day period, the conditions set forth in Section 6.1(a) and Section 6.1(b) shall have been satisfied; provided, however, that (1) neither July 3, 2017 nor November 22 through 24, 2017 (inclusive) shall constitute Business Days for purposes of such fifteen (15) consecutive Business Day period (provided, that, for the avoidance of doubt, such exclusions shall not restart such period), (2) if such fifteen (15) consecutive Business Day period has not been completed on or prior to August 18, 2017, then such period shall be deemed to have not commenced prior to September 5, 2017, (3) if such fifteen (15) consecutive Business Day period has not completed on or prior to December 21, 2017, then such period shall be deemed to have not commenced prior to January 2, 2018, and (4) the Marketing Period shall be deemed not to have commenced if, after the date hereof and prior to the completion of such fifteen (15) consecutive Business Day period, (A) the independent auditors of the Company shall have withdrawn its audit opinion with respect to any year-end audited financial statements of the Company and its Subsidiaries included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Parent has issued an unqualified audit opinion with respect to such financial statements or (B) any of the financial statements of the Company and its Subsidiaries included in the Required Financial Information shall have been restated or the Company shall have determined or publicly announced that a restatement of any financial statements of the Company and its Subsidiaries included in the Required Financial Information is required, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the Required Financial Information has subsequently been amended and delivered to Parent or the Company has determined in writing or publicly announced, as applicable, that no such restatement shall be required; provided, that if the Company shall in good faith reasonably believe that it has provided the Required Financial Information and that such Required Financial Information is Compliant, it may deliver to Parent a written notice to that effect (stating the date upon which it believes it completed such delivery or provided such access to Required Financial Information that is Compliant), in which case (subject to satisfaction of any other conditions, and compliance with the terms of each other provision, of this definition (including the requirement that Required Financial Information be the same information throughout the period)) such fifteen (15) consecutive Business Day period referred to above shall be deemed to have commenced on the date such notice is delivered to Parent unless Parent in good faith reasonably believes the Company has not provided the Required Financial Information that is Compliant or that clauses (ii) or (iii) of this definition have not been satisfied and, within (5) Business Days after the giving of such notice by the Company, gives a written notice to the Company to that effect (stating with specificity any elements of noncompliance and/or nonsatisfaction). Notwithstanding anything in this definition to the contrary, the Marketing Period shall end on any date earlier than the date indicated in the definition above if the Financing is consummated and the full proceeds thereof received on such earlier date.

“Materials of Environmental Concern” means any substance or material defined, identified or regulated as toxic or hazardous or as a pollutant, contaminant or waste or words of similar meaning or effect under any Environmental Law or that would otherwise reasonably be expected to result in liability under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products.

“ Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange, Inc.

“Order” means any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

“Permitted Liens” means (i) zoning restrictions, easements, rights-of-way or other restrictions on the use of real property (provided, that such liens and restrictions do not materially and adversely impair the Company’s current business operations at such location), (ii) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders or Contracts to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (iii) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ and mechanics’ liens, in each case incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings, (iv) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) Liens or imperfections of title that do not materially impair the ownership or use of the assets to which they relate, (vi) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries, (vii) Liens in respect of the Indebtedness of the Company or its Subsidiaries in existence as of the date hereof set forth on Section 8.10(b) of the Company Disclosure Schedule, or incurred as permitted under this Agreement, in each case as security for such

Indebtedness, and (viii) Liens securing obligations of the Company or its Subsidiaries under the Specified Credit Agreement.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Record Holder” means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives.

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls, or (iii) actions or transactions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Credit Agreement” means that certain $70,000,000 Revolving Credit Agreement, dated as of August 7, 2013, by and among the Company, certain Subsidiaries of the Company as guarantors, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent.

“Stockholders Agreement” means the Fourth Amended and Restated Stockholders Agreement, dated as of June  21, 2011, by and among the Company, Ben Holding S.à r.l., and certain stockholders of the Company.

“ Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal that the Company Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration all legal, financial, regulatory, timing and other aspects and risks of the proposal (including required conditions) and the Person making the proposal would result, if consummated, in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (including, if applicable, any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 5.2); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.

“Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, unclaimed property or escheat obligation, ad valorem, real or personal property, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security (or similar), registration, alternative or add-on minimum, estimated, occupancy and other taxes, duties, fees, governmental charges or other assessments of any nature whatsoever, whether disputed or not, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents) supplied or required to be supplied to a Governmental Entity relating to Taxes, including any attachments thereto and any amendments thereof.

“ Willful Breach” means, with respect to any breaches of any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.

(b)    Construction. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute or Contract defined or referred to herein or in any agreement, instrument, exhibit or schedule that is referred to or defined herein means such statute or Contract as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. The mere inclusion of an item in the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or Parent Material Adverse Effect or that the inclusion of such item therein is required. For purposes of this Agreement, the term “made available”, with respect to any document or item required to be made available to Parent as of the date of this Agreement, shall mean such document or item has been provided directly to Parent or its Representatives or made available to Parent or its Representatives in the electronic data room maintained by the Company, in either case on or before the day immediately prior to the date of this Agreement, or is included in the Company SEC Documents publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement.

Section 8.11.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability; provided, that the parties intend that the remedies and limitations thereon (including provisions that the payment of the Parent Termination Fee or the Company Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 8.7 and the limitation on liabilities of the Parent Related Parties and of the Company Related Parties) contained in Articles VII and VIII be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Financing.

Section 8.12.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Notwithstanding the foregoing, Parent and Merger Sub may assign their respective rights and obligations hereunder to a wholly owned Subsidiary of Parent without such consent; provided, that no such assignment shall (a) adversely impact the Company or the holders of Shares or Company Equity Awards or (b)  relieve Parent or Merger Sub of their respective obligations under this Agreement.

Section 8.13.     Headings. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 8.14.    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 8.15.    Limitation on Recourse. None of the Lenders or any of their respective Representatives will have any liability or obligation to the Company or any of its Subsidiaries or any of their Affiliates or Representatives (and none of the Company or any of its Subsidiaries will bring or support any action, cause of action, claim, cross claim, or third party claim of any kind or description, against any of the Lenders or any of their respective Representatives) relating to or arising out of this Agreement, the Debt Commitment Letter or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BANKRATE, INC.

By:	/s/ Kenneth S. Esterow
	Name:	Kenneth S. Esterow
	Title:	President and Chief Executive Officer

RED VENTURES HOLDCO, LP

By:	/s/ Mark Brodsky
	Name:	Mark Brodsky
	Title:	Chief Financial Officer

BATON MERGER CORP.

By:	/s/ Mark Brodsky
	Name:	Mark Brodsky
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Execution Version

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 2, 2017 (this “Agreement”), by and between Red Ventures Holdco, LP (“Parent”), a North Carolina limited partnership, and Ben Holding S.à r.l. (the “Stockholder”).

WHEREAS, concurrently herewith, Bankrate, Inc., a Delaware corporation (the “Company”), Parent and Baton Merger Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended or modified from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company on the terms and conditions set forth therein, with the Company surviving such merger (the “Merger”) and, in connection therewith, the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will, without any further action on the part of the holder thereof, be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner of, and has the right to vote and dispose of, certain shares of Company Common Stock (such Company Common Stock, together with any other capital stock of the Company acquired by the Stockholder after the date hereof, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities, upon a stock dividend or distribution, upon a split-up, reverse stock split, recapitalization, combination, reclassification or otherwise, and any other securities issued by the Company that are entitled to vote on the adoption of the Merger Agreement held or acquired by the Stockholder and which the Stockholder has the right to vote and dispose of, being collectively referred to herein as the “Shares”);

WHEREAS, obtaining the Stockholder Approval is a condition to the consummation of the Merger; and

WHEREAS, as an inducement to Parent to enter into the Merger Agreement and incur the obligations therein, Parent has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Agreement to Vote; Restrictions on Voting and Dispositions.

(a)    Agreement to Vote Company Common Stock. The Stockholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time, at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Stockholder will (x) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by written consent, if applicable) all of the Shares, (1) in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including any proposal to adjourn or postpone such meeting of the Company’s stockholders (which is not opposed by Parent) to a later date if there are not sufficient votes to adopt the Merger Agreement on the date on which such meeting is held, (2) against any other Acquisition Proposal and (3) against any other action or agreement that would reasonably be expected to result in a material breach of any covenant, agreement, representation or warranty or other obligation of the Company set forth in the Merger Agreement or prevent, materially impair or materially delay the consummation of the Merger. Notwithstanding anything to the contrary contained in this Agreement, the aggregate number of Shares subject to this Section 1(a) shall be automatically reduced (on a pro rata basis with each other stockholder of the Company who has executed a similar voting agreement with Parent in connection with the Merger Agreement and the transactions contemplated thereby, if any (the “Other Voting Agreements”)) to the extent necessary in order that the aggregate number of Shares subject to this Section 1(a), together with all other shares of Company Common Stock (and any other voting securities of the Company) subject to the Other Voting Agreements, represents no more than 39.9% of the shares of Company Common Stock (and any other voting securities of the Company) outstanding and entitled to vote at any such meeting (or to deliver a consent, as applicable) referenced in this Section 1(a), and the Stockholder shall be entitled, in its discretion, to vote all remaining Shares not subject to this Section 1(a) as a result of the application of this sentence in any manner it chooses.

(b)    Restrictions on Transfers. The Stockholder hereby agrees that, from the date hereof until the Expiration Time, the Stockholder shall not, directly or indirectly, sell (including short sales), transfer, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of, enter into a “put equivalent position” (as defined by Rule 16a-1(h) under the Exchange Act) or otherwise transfer or dispose (including by operation of law) of any Shares (collectively, “Transfer”), or enter into any agreement, arrangement or undertaking with respect to any Transfer of any Shares, other than to any affiliate; provided that as a condition to such Transfer, such affiliate shall agree in a signed writing reasonably acceptable to Parent to be bound by and comply with all the provisions of this Agreement. Any Transfer in violation of this Agreement shall be void.

(c)    Transfer of Voting Rights. The Stockholder hereby agrees that the Stockholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

(d)    Inconsistent Agreements. The Stockholder hereby agrees that it shall not enter into any agreement, contract or arrangement with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement. The Stockholder has waived, and will not modify or revoke any such waiver with respect to, its consent right under Section 5(b) of the Stockholder Agreement in connection with the transactions contemplated by the Merger Agreement.

(e)    Proxy. Without limiting the obligations of the Stockholder under this Agreement, the Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote the Shares in accordance with this Agreement and, in the discretion of the Proxy Holders, with respect to any proposed postponements or adjournments of meetings of the Company’s stockholders at which any of the matters described in this Agreement are to be considered, in each case only in the event the Stockholder fails to be counted as present or fails to vote all of the Shares in accordance with this Agreement. This proxy is coupled with an interest and shall be irrevocable, and the Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares. Notwithstanding anything to the contrary in this Agreement, the proxy granted by this Section 1(e) shall terminate and be of no further force and effect upon the Expiration Time.

Section 2.    Representations, Warranties and Covenants of the Stockholder.

(a)    Representations and Warranties. The Stockholder represents and warrants to Parent as follows:

(i)    Capacity. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement. No filing with (other than any disclosure required to be made by the Stockholder to the SEC or other Governmental Entity, including any amendment to any Schedule 13D under the Exchange Act), and no permit, authorization, consent or approval of, a Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to make or obtain such filing, permit, authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to materially impair the Stockholder’s ability to perform its obligations under this Agreement in any material respect.

(ii)    Due Authorization. This Agreement has been duly executed and delivered by the Stockholder and the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder.

(iii)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as limited by the Enforceability Exceptions).

(iv)    Non-Contravention. Except as contemplated by this Agreement, the Stockholder has not (a) entered into any voting agreement or voting trust with respect to any Shares or entered into any other contract relating to the voting of the Shares or (b) appointed or granted a proxy or power of attorney with respect to any Shares in any manner which is inconsistent with this Agreement. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (1) conflict with or violate any provision of the organizational documents of the Stockholder, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of any of the Stockholder pursuant to any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected, or (3) violate any Law or Order applicable to the Stockholder or any of its properties or assets, except in the case of clauses (1), (2) or (3) for violations, breaches or defaults that would not, individually or in the aggregate, materially impair the Stockholder’s ability to perform its obligations hereunder on a timely basis. Subject to Section 4, the Stockholder has irrevocably waived any consent right it may have under Section 5(b) of the Stockholder Agreement in connection with the transactions contemplated by the Merger Agreement.

(v)    Ownership of Shares. Except for restrictions in favor of Parent pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Stockholder is the sole record and beneficial owner of all of the Shares, in each case free and clear of Liens, and has the power to vote or direct the vote with respect to the Shares. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act; provided, that, for purposes of determining whether a Person is a beneficial owner of any Shares, a Person shall be deemed to be the beneficial owner of any Shares which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Shares is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shares and the Stockholder has not assigned any rights associated with any Shares to any Person.

(vi)    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any Governmental

Entity, except, as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform its obligations hereunder in any material respect.

(vii)    Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and agreements of the Stockholder contained herein.

(b)    Covenants. The Stockholder hereby further covenants and agrees as follows:

(i)    The Stockholder agrees not to take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.

(ii)    The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement, including the Proxy Statement filed in connection with the transactions contemplated by the Merger Agreement and any other applicable filings under the Exchange Act or the Securities Act, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement.

(iii)    The Stockholder hereby waives and agrees not to exercise any appraisal rights (including under Section 262 of the DGCL) which may arise with respect to the Shares in connection with Merger or under the transactions contemplated by the Merger Agreement.

(c)    Until the Expiration Time, the Stockholder shall not, and shall cause its Subsidiaries and its and their directors, officers, employees and Affiliates not to, and shall use its reasonable best efforts to cause its and their other Representative not to, directly or indirectly: (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to, or the making of any proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue or otherwise engage or participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide access to its properties, books or records or any non-public information to any Person relating to the Company or any of its Subsidiaries in connection with the foregoing, (iii) enter into any Alternative Acquisition Agreement, or (iv) authorize, commit to, agree or publicly propose to do any of the foregoing. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Company or the Company Board from taking any action permitted by and in accordance with Section 5.2 of the Merger Agreement.

(d)    The Stockholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four (24) hours) notify Parent of (i) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement and (ii) the number of any new shares of Common Stock, if any, acquired by such Stockholder or any of its Affiliates after the date hereof.

Section 3.    Representations and Warranties of the Company.

(a)    Capacity. The Company is a limited partnership duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement.

(b)    Due Authorization. This Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.

(c)    Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as limited by the Enforceability Exceptions).

Section 4.    Termination. Other than this Section 4, Section 2(b)(ii) and Section 5, which shall survive any termination of this Agreement, this Agreement and all obligations of the Stockholder hereunder will automatically terminate and cease to be of any further force and effect upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) if the Board of Directors of the Company effects a Change of Recommendation in connection with a Superior Proposal pursuant to the Merger Agreement (the “Expiration Time”). Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to any such termination.

Section 5.    Miscellaneous.

(a)    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (d) if delivered by email transmission, on the date of such transmission, provided, that confirmation of such transmission is received within one (1) Business Day, or (e) if delivered by facsimile transmission, upon confirmation of successful transmission, (1) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (2) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	If to Parent, to:

1423 Red Ventures Drive
Fort Mill, SC 29707
	Attention:	Mark Brodsky
Tommy Warlick
	Fax:	794-909-2180
	Email:	mbrodsky@redventures.com
twarlick@redventures.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	William R. Dougherty
Fax:	(212) 455-2502
Email:	wdougherty@stblaw.com

(ii)	If to the Stockholder, to:

Ben Holdings S.a r.l.
c/o Apax Partners, L.P.
601 Lexington Ave
New York, NY 10022
	Attention:	Mitch Truwit
	Fax:	(646) 514-7242
	Email:	mitch.truwit@apax.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Leo M. Greenberg, P.C.
Willard S. Boothby
Fax:	(212) 446-4900
Email:	leo.greenberg@kirkland.com
willard.boothby@kirkland.com

(c)    Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent and the Stockholder.

(d)    Successors and Assigns. Except as provided in Section 1(b), no party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except Parent may, without the consent of the Stockholder, assign any of its rights and delegate any of its obligations under this Agreement to a wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise.

(e)    Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Stockholder or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law or of conferring upon Parent beneficial ownership of any Shares at any time prior to the Effective Time.

(g)    Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

(h)    Capacity as Stockholder. This Agreement shall apply to the Stockholder solely in its capacity as a stockholder the Company, and it shall not apply in any manner to the Stockholder in any capacity as a director, officer or employee of the Company or its Subsidiaries or in any other capacity, and shall not limit or affect any actions taken by the Stockholder in any such other capacity.

(i)    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

(j)    Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the valid termination of this Agreement in accordance with Section 4, the parties hereto shall be entitled, in addition to any other remedy to which they are entitled under this Agreement, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5(j) shall not be required to provide any bond or other security in connection with any such order or injunction.

(k)    No Waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(l)    Governing Law. This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(m)    Submission to Jurisdiction. Each party hereto agrees that it shall bring any Action between the parties arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (1) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (2) waives any objection to laying venue in any such Action in the Chosen Courts, (3) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (4) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with
Section 5(b).

(n)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(N).

(o)    Construction. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute or Contract defined or referred to herein or in any agreement, instrument, exhibit or schedule that is referred to or defined herein means such statute or Contract as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(p)    Name, Captions, Gender. Section headings of this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(q)    Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

(r)    Definitions. Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

RED VENTURES HOLDCO, LP

By:
Name:
Title:

BEN HOLDING S.À R.L.

By:
Name:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Exhibit B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BANKRATE, INC.

FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is Bankrate, Inc.

SECOND: The name and address of the registered agent in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be common stock having a par value per share of $0.01.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any bylaws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment or modification or repeal of the foregoing sentence or of the DGCL shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DCGL.

SEVENTH:

Section 1. Nature of Indemnity. Each person who was or is made a party or is or was threatened to be made a party to or is or was otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director, officer, fiduciary, or agent of the Corporation or, while a director, officer, or fiduciary of the Corporation, is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or fiduciary or in any other capacity while serving as a director, officer, fiduciary, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL (but, in the case of an amendment of the DGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) actually and reasonably incurred or suffered by such person in connection with such proceeding and such indemnification shall continue to such person who has ceased to be a director, officer, or fiduciary and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article SEVENTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized at any time or from time to time by the Board of Directors of the Corporation. The foregoing proviso shall not apply (i) to counterclaims or affirmative defenses asserted by a person seeking indemnification in an action brought against such person or (ii) to any proceeding brought by a person seeking indemnification or payment under any directors’ and officers’ liability insurance covering such person or seeking enforcement of such person’s rights to indemnification under this Article SEVENTH. The right to indemnification conferred in this Article SEVENTH shall be a contract right and, subject to Sections 2 and 5 of this Article SEVENTH, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors of the Corporation, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Limitation of Director Liability. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct of a knowing violation of law or (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Section 3. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Nonexclusivity of this Article. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Expenses. Expenses incurred by any person described in Section 1 of this Article SEVENTH in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors of the Corporation in the specific case upon receipt of an undertaking by or on behalf of the relevant director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

Section 7. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent (50%) of whose equity interests are owned, directly or indirectly, by the Corporation, shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 8. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article SEVENTH and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

Section 9. Contract Rights. The provisions of this Article SEVENTH shall be deemed to be a contract right between the Corporation and each director, officer, or fiduciary who serves in any such capacity at any time while this Article SEVENTH and the relevant provisions of the DGCL or other applicable law are in effect, and such rights shall continue as to a director, officer, or fiduciary who has ceased to be a director, officer, or fiduciary and shall inure to the benefit of such director’s, officer’s, or fiduciary’s heirs, executors and administrators. Any repeal or modification of this Article SEVENTH or any such law that adversely affects any right of any director, officer, or fiduciary, or former director, officer, or fiduciary, shall be prospective only and shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 10. Merger or Consolidation. For purposes of this Article SEVENTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article SEVENTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

EIGHTH: To the fullest extent permitted by the DGCL, the Corporation acknowledges that: (i) each Exempted Stockholder (as defined below), director employed by an Exempted Stockholder or one of its affiliates, officer affiliated with an Exempted Stockholder or one of its affiliates and any other officer or director of the Corporation specifically designated by an Exempted Stockholder or one of its affiliates (collectively, the “Exempted Persons”) shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, including those deemed to be competing with the Corporation or any of its subsidiaries; and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, then such Exempted Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation or any of its subsidiaries, as the case may be, and shall not be liable to the Corporation or its affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation. For purposes of this Article EIGHTH, the term “Exempted Stockholder” shall mean all stockholders of the Corporation other than stockholders who are also officers or employees of the Corporation or any subsidiary of the Corporation or who are permitted transferees of any such person.

Annex B

July 2, 2017

The Board of Directors

Bankrate, Inc.

1675 Broadway, 22nd Floor

New York, NY 10019

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Bankrate, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with an indirect wholly-owned subsidiary of Red Ventures Holdco, LP (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of July 2, 2017 (the “Agreement”), among the Company, the Acquiror and an indirect wholly-owned subsidiary of the Acquiror (“Acquisition Sub”), the Company will become an indirect wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror, Acquisition Sub or any wholly-owned subsidiary of the Company and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $14.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement.

We have also assumed that the representations and warranties made by the Company, the Acquiror and Acquisition Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to the Company on its acquisition of NextAdvisor in June 2016, and as lead arranger on the Acquiror’s syndicated credit facility in April 2017. In addition, during such two-year period, we and our affiliates have provided loan syndication, financial advisory, and debt and equity underwriting services to portfolio companies of each of Apax Partners (a material shareholder of the Company), Silver Lake Partners and General Atlantic (material shareholders of the Acquiror), which portfolio companies are, in each case, unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of such portfolio companies of each of Apax Partners, Silver Lake Partners and General Atlantic, for which it receives customary compensation or other financial benefits. In addition, neither we nor our affiliates hold, on a proprietary basis, any shares of the outstanding common stock of either the Company or the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

ANNEX C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

BANKRATE, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON 9/13/17

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the day before the meeting date.

Vote by Internet:	www.proxyvote.com

Vote by Phone:	1-800-454-8683

Vote by Mail:	Mark, sign and date your voting instruction form and return it in the enclosed postage-prepaid envelope

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E32332-S62154

Bankrate, Inc.

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of July 2, 2017 (as it may be amended from time to time, the “merger agreement”), by and among Bankrate, Inc., a Delaware corporation (the “Company”), Red Ventures Holdco, LP, a North Carolina limited partnership (“Red Ventures”), and Baton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Red Ventures (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”);	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and	☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.	☐	☐	☐

Note:	If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E31944-TBD

PROXY

Special Meeting of Stockholders on September 13, 2017

This proxy is solicited on behalf of the Board of Directors of Bankrate, Inc.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement, each dated August 15, 2017, and does hereby appoint Kenneth S. Esterow, Steven D. Barnhart and James R. Gilmartin, and each of them as proxies, each with the power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote, as indicated on the reverse side, all the shares of Common Stock, par value $0.01 per share, of Bankrate, Inc. held of record by the undersigned on August 14, 2017 at the Special Meeting of Stockholders to be held on September 13, 2017, and any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure the shares held in your account are represented at the meeting by promptly returning your proxy in the enclosed envelope, or by voting via the Internet or telephone, as described on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the proxy card is signed and dated, the shares will be voted "FOR" Proposals 1, 2 and 3 as described in the Proxy Statement. The holders of the proxies are authorized to vote in accordance with their judgment upon all such other matters as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please sign, date and return this proxy card promptly using the enclosed envelope

V.1.1